Exhibit 10.15

CONFIDENTIAL TREATMENT REQUESTED

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

BETWEEN

WILLIS LEASE FINANCE CORPORATION,
as Borrower

MUFG UNION BANK, N.A.,
as Administrative Agent, Joint Lead Arranger and Joint Bookrunner

BANK OF AMERICA, N.A.,
as Co-Syndication Agent

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
as Joint Lead Arranger and Joint Bookrunner

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agent

WELLS FARGO SECURITIES, LLC,
as Joint Lead Arranger and Joint Bookrunner

U.S. BANK NATIONAL ASSOCIATION,
as Documentation Agent, Joint Lead Arranger and Joint Bookrunner

CAPITAL ONE, N.A.,
as Senior Managing Agent

and

THE HUNTINGTON NATIONAL BANK,
as Managing Agent

April 20, 2016

-i-

	2.17	Authorization to Debit Accounts	46
	2.18	Administrative Agent’s Right to Assume Funds Available for Revolving Loans	46
	2.19	Optional Increase to the Revolving Commitment.	46
3.	SECURITY		48
4.	CONDITIONS PRECEDENT		48
	4.1	Conditions Precedent to Closing	48
	4.2	Conditions to All Loans	51
	4.3	Conditions to Borrowing Base Inclusion	52
5.	REPRESENTATIONS AND WARRANTIES		54
	5.1	Corporate Existence; Compliance with Law	54
	5.2	Executive Offices; Corporate or Other Names; Conduct of Business	54
	5.3	Authority; Compliance with Other Agreements and Instruments and Government Regulations	55
	5.4	No Governmental Approvals Required	55
	5.5	Subsidiaries	55
	5.6	Financial Statements	56
	5.7	No Material Adverse Effect	56
	5.8	Title To and Location of Property	56
	5.9	Intellectual Property	57
	5.10	Litigation	57
	5.11	Binding Obligations	57
	5.12	No Default	57
	5.13	ERISA	57
	5.14	Regulation U; Investment Company Act	57
	5.15	Disclosure	57

-ii-

	5.16	Tax Liability	58
	5.17	Hazardous Materials	58
	5.18	Security Interests	58
	5.19	Leases, Engines and Equipment	58
	5.20	Cape Town Convention	59
	5.21	Depreciation Policies	59
	5.22	[Reserved]	59
	5.23	Eligible Engines and Equipment	59
	5.24	Preservation of International Interests	59
	5.25	Collateral Documents	59
	5.26	Anti-Money Laundering; Anti-Corruption Practices	60
6.	AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND REPORTING REQUIREMENTS)		60
	6.1	Payment of Taxes and Other Potential Liens	60
	6.2	Preservation of Existence	60
	6.3	Maintenance of Property	61
	6.4	Maintenance of Insurance	61
	6.5	Compliance with Applicable Laws	61
	6.6	Inspection Rights	62
	6.7	Keeping of Records and Books of Account	62
	6.8	Compliance with Agreements	62
	6.9	Use of Proceeds	62
	6.10	Hazardous Materials Laws	62
	6.11	Future Subsidiaries	62
	6.12	Conduct of Business	62
	6.13	Further Assurances; Schedule Supplements	63

-iii-

	6.14	Financial Covenants	63
	6.15	Subordination of Third Party Fees	64
	6.16	Maintenance of Borrowing Base	64
	6.17	Placards	64
	6.18	Maintenance of Current Depreciation Policies	64
	6.19	Preservation of International Interests	64
	6.20	Maintenance of WEST Management Agreement and Servicing Agreement	65
7.	NEGATIVE COVENANTS		65
	7.1	Modification of Formation Documents	65
	7.2	Modification of Debt	65
	7.3	[Reserved]	65
	7.4	Payment of Subordinated Obligations	65
	7.5	Mergers	65
	7.6	Hostile Acquisitions	66
	7.7	ERISA	66
	7.8	Change in Nature of Business	66
	7.9	Liens and Negative Pledges	66
	7.10	Indebtedness and Guaranteed Indebtedness	66
	7.11	Transactions with Affiliates	67
	7.12	Amendments to Subordinated Obligations	67
	7.13	[Reserved]	67
	7.14	Distributions	67
	7.15	Investments	68
	7.16	[Reserved]	69
	7.17	No Adverse Selection	69

-iv-

	7.18	Negative Pledge/WEST	69
	7.19	Subsidiary Operations	69
	7.20	Use of Loan Proceeds	69
8.	INFORMATION AND REPORTING REQUIREMENTS		70
	8.1	Reports and Notices	70
	8.2	Other Reports	72
9.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES		72
	9.1	Events of Default	72
	9.2	Remedies.	75
	9.3	Waivers by Borrower	75
	9.4	Proceeds	75
10.	SUCCESSORS AND ASSIGNS		75
11.	[Reserved.]		76
12.	MISCELLANEOUS		76
	12.1	Complete Agreement; Modification of Agreement	76
	12.2	Reimbursement and Expenses	76
	12.3	Indemnity.	76
	12.4	No Waiver	77
	12.5	Severability; Drafting	77
	12.6	Conflict of Terms	78
	12.7	Notices.	78
	12.8	Binding Effect; Assignment.	79
	12.9	Right of Setoff	81
	12.10	Sharing of Setoffs	81
	12.11	Section Titles	82

-v-

	12.12	Counterparts	82
	12.13	Time of the Essence	82
	12.14	GOVERNING LAW; VENUE	82
	12.15	WAIVER OF JURY TRIAL	83
	12.16	Amendments; Consents	83
	12.17	Foreign Lenders and Participants	84
	12.18	Custodial Agreement	85
	12.19	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	85
	12.20	Disclaimer of Fiduciary Obligations	86
13.	ADMINISTRATIVE AGENT		86
	13.1	Appointment and Authorization	86
	13.2	Administrative Agent and Affiliates	86
	13.3	Lenders’ Credit Decisions	87
	13.4	Action by Administrative Agent.	87
	13.5	Liability of Administrative Agent	88
	13.6	Indemnification	89
	13.7	Successor Administrative Agent	89
	13.8	No Obligations of Borrower	90
	13.9	No Other Duties, Etc	90
14.	SECURITY AGENT		90
	14.1	Appointment and Authorization	90
	14.2	Security Agent and Affiliates	91
	14.3	Proportionate Interest in any Collateral	91
	14.4	Lenders’ Credit Decisions	91
	14.5	Action by Security Agent.	91

-vi-

	14.6	Liability of Security Agent	92
	14.7	Indemnification	93
	14.8	Successor Security Agent	93
	14.9	No Obligations of Borrower	94
15.	COMMITMENT COSTS AND RELATED MATTERS.		94
	15.1	Eurodollar Costs and Related Matters.	94
	15.2	Capital Adequacy	97
	15.3	Federal Reserve System/Wire Transfers	97
	15.4	Assignment of Commitments Under Certain Circumstances; Duty to Mitigate	97

INDEX OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Borrowing Base Certificate
Exhibit B	Form of Borrowing Notice
Exhibit C	Form of Commitment Assignment and Acceptance
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Subsidiary Mortgage and Security Agreement
Exhibit F	Form of Beneficial Interest Pledge Agreement
Exhibit G	Form of Owner Trustee Mortgage and Security Agreement
Exhibit H	Form of Owner Trustee Guaranty
Exhibit I	Form of Leasing Subsidiary Security Assignment
Exhibit J	Form of Subsidiary Guaranty
Exhibit K	Form of Trust Agreement
Exhibit L	Form of Placard

Schedule 1.1d	Liens of Record
Schedule 1.1e	Schedule of Documents
Schedule 2.1	Revolving Commitment – Pro Rata Share
Schedule 5.2	Executive Offices; Corporate or Other Names; Conduct of Business
Schedule 5.5	Subsidiaries
Schedule 5.7	No Other Liabilities; No Material Adverse Changes
Schedule 5.9	Trade Names
Schedule 5.10	Litigation
Schedule 5.17	Hazardous Materials
Schedule 5.21	Depreciation Policies
Schedule 5.23	Eligible Leases and Equipment as of the Closing Date
Schedule 7.10	Indebtedness and Guaranteed Indebtedness existing on the Closing Date
Schedule 7.15	Investments Existing as of the Closing Date

-vii-

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”), is entered into as of April 20, 2016, between WILLIS LEASE FINANCE CORPORATION, a Delaware corporation (“Borrower”), MUFG UNION BANK, N.A., together with any other Lender hereunder from time to time (collectively, the “Lenders” and individually, a “Lender”) and MUFG UNION BANK, N.A., as administrative agent (in such capacity, “Administrative Agent”), as the Swing Line Lender (in such capacity, “Swing Line Lender”), Security Agent (in such capacity, “Security Agent”), and Joint Lead Arranger and Joint Bookrunner, BANK OF AMERICA, N.A., as Co-Syndication Agent (in such capacity, collectively with each other Co-Syndication Agent, “Syndication Agent”), MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED, as Joint Lead Arranger and Joint Bookrunner, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent (in such capacity, collectively with each other Co-Syndication Agent, “Syndication Agent”), WELLS FARGO SECURITIES, LLC, as Joint Lead Arranger and Joint Bookrunner, U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, “Documentation Agent”), Joint Lead Arranger and Joint Bookrunner, CAPITAL ONE, N.A., as Senior Managing Agent, and THE HUNTINGTON NATIONAL BANK, as Managing Agent, effective as of the Closing Date, with reference to the following facts:

RECITALS

ABorrower, each of the financial institutions as a lender party thereto (collectively, the “Existing Lenders”), MUFG Union Bank, N.A. (formerly known as Union Bank, N.A.) as administrative agent, joint lead arranger and sole bookrunner for the Existing Lenders, Wells Fargo Bank, National Association, as co-syndication agent, Wells Fargo Securities, LLC, as joint lead arranger and joint bookrunner, Bank of America, N.A., as co-syndication agent, Merrill Lynch Pierce, Fenner And Smith Incorporated, as joint lead arranger and joint bookrunner, U.S. Bank National Association, as documentation agent, joint lead arranger and joint bookrunner, and Deutsche Bank AG, New York Branch, as senior managing agent (collectively, the foregoing parties are referred to herein as the “Existing Parties”) are parties to that certain Second Amended and Restated Credit Agreement dated as of June 4, 2014, (as amended, supplemented, or otherwise modified from time to time, the “Existing Credit Agreement”).  Pursuant to the Existing Credit Agreement, the Existing Lenders made a revolving credit facility available to the Borrower to be used for the purchase or refinance of certain engines and equipment and for working capital and general corporate purposes.

BBorrower is in the business of purchasing and leasing aircraft and airplane engines and equipment, and has requested that Lenders and Swing Line Lender (collectively, the “Credit Facility Lenders”) provide Borrower with a revolving line of credit in an amount equal to the Revolving Commitment to be used by Borrower for among other things, refinancing the loans outstanding under the Existing Credit Agreement and for its general corporate purposes, including financing aircraft and airplane engines and equipment owned and held for lease or sale.

CCredit Facility Lenders are willing to extend such a revolving line of credit to Borrower, subject to the terms and conditions set forth herein.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

DBorrower has requested and the parties hereto agree that the Existing Credit Agreement shall be amended and restated in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.         DEFINITIONS AND ACCOUNTING TERMS

1.1Defined Terms.  As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Acceptable Airframe Class” means an aircraft or Airframe in the [**] class, the [**] class, the [**] class, [**] class or, if listed on Schedule 5.23, the [**] class.

“Acceptable Engine Manufacturer” means any of General Electric Company, Snecma, CFM International, Pratt & Whitney, Rolls-Royce, International Aero Engines and any other aircraft engine manufacturer approved by Administrative Agent in the exercise of its reasonable discretion.

“Account Debtor” means any Person who is obligated under an Account.

“Accounts” means all “accounts,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower, including (a) all accounts receivable, payments and pre-payments under Leases, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by chattel paper, documents or instruments), whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations that may be characterized as an account or contract right under the UCC), (b) all purchase orders or receipts for goods or services, (c) all rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

“Acquisition” means any transaction, or any series of related transactions, consummated after the Closing Date, by which Borrower and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person engaged in any ongoing business, whether through purchase of assets, merger or otherwise, (b) acquires control of securities of a Person engaged in an ongoing business representing more than 50% of the ordinary voting power for the election of directors or other governing position if the business affairs of such Person are managed by a board of directors or other governing body or (c) acquires control of more than 50% of the ownership interest in any partnership, joint venture, limited liability company, business trust or other Person engaged in an ongoing business that is not managed by a board of directors or other governing body.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

“Adjusted Base Value” means, with respect to an Engine, such Engine’s Base Value, adjusted for the actual maintenance status of such Engine, but without regard to any Lease, Maintenance Reserve Payments, Security Deposits or other related assets.

“Administrative Agent” means that party mentioned in the introductory paragraph hereof, when such party is acting in its capacity as Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that, directly or indirectly, Controls, or is Controlled by or is under common Control with such other Person.  For the purpose of this definition, “Control” or “Controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.  Notwithstanding the foregoing, “Affiliate” shall not include WMES or CWEL.

“Agent” means Administrative Agent and/or Security Agent, as applicable, and “Agents” means, collectively, Administrative Agent and Security Agent.

“Agreement” means this Credit Agreement, as the same may, from time to time, be amended, supplemented, modified or restated.

“Airframe” means the remaining parts of an aircraft, less its Engines.

“Applicable Base Rate” means the percentage as calculated in Section 2.4.1(a).

“Applicable Base Rate Margin” means the percentage determined by reference to Table 1 in Section 2.4.1(c) of this Agreement.

“Applicable Law” means, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it or its properties are bound.

“Applicable LIBOR Margin” means the percentage determined by reference to Table 1 in Section 2.4.1(c) of this Agreement.

“Applicable LIBOR Rate” means the percentage as calculated in Section 2.4.1(b).

“Applicable Unused Line Fee Percentage” means the percentage determined by reference to Table 1 in Section 2.4.1(c) of this Agreement.

“Appraisal” means a “desktop appraisal” (i.e., an appraisal of the value of a particular engine or equipment type, which is rendered without a physical inspection of such Engine or Equipment and its related records), or, if a Default or Event of Default exists and is continuing, such other type of appraisal as shall be required by Security Agent, including an "extended desktop appraisal" (i.e., an appraisal of the Engine or Equipment considering its maintenance status, but which is rendered without any visual inspection of such Engine or Equipment) or a "full appraisal" (which does include a visual inspection)), of an Engine or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Equipment to determine the Appraised Value of such Engine or Equipment, performed by an Appraiser retained by Security Agent on behalf of the Lenders.

“Appraisal Deficiency” means the excess, if any, of (i) the aggregate Net Book Value of all Eligible Engines, Eligible Equipment and Eligible Saleable Assets included in the Borrowing Base over (ii) the most recent Appraised Value of the foregoing (calculated in the case of both (i) and (ii) by multiplying such values times the applicable advance percentage specified in clauses (a) through (e) of the definition of Borrowing Base).

“Appraised Value” means, with respect to an Engine, the Adjusted Base Value of such Engine, and, with respect to Equipment, the Equipment Market Value or Parts Market Value, as the case may be, of such Equipment, in each case as determined in an Appraisal.

“Appraiser” means IBA Group Ltd., or any other an independent appraiser that is a member of the International Society of Transport Aircraft Trading (“ISTAT”) or, if ISTAT ceases to exist, any similar professional aircraft appraiser organization and that in each case (other than with respect to IBA Group Ltd.) is acceptable to Administrative Agent.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans or similar extensions of credit in the ordinary course of its business and that is owned by (a) a Lender or (b) an Affiliate of a Lender.

“APU” means an auxiliary power unit, capable of being installed on an aircraft, to start the main engines, usually with compressed air, and to provide electrical power and air conditioning while the aircraft is on the ground and, in certain cases, in the air.

“Authorized Party” means each Person identified in Section 2.16.

“Authorized Signatory” means (a) the chairman of the board and chief executive officer, (b) the president, (c) the senior vice president and chief financial officer (or interim chief financial officer) and (d) any executive or senior vice president, in each case of Borrower, and solely with respect to (i) Borrowing Notices, (ii) Borrowing Base Certificates and (iii) Compliance Certificates, each person listed above (a) - (d) and the treasurer of Borrower.

“Aviation Authority” means the FAA, the EASA and/or any other Governmental Authority which, from time to time, has control or supervision of civil aviation or has jurisdiction over the airworthiness, operation and/or maintenance of Eligible Equipment, Eligible Engines or Eligible Saleable Assets.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

“Bankruptcy Code” means the Bankruptcy Code (11 U.S.C. Sections 101 et seq.).

“Base Rate” shall have the meaning ascribed thereto in Section 2.4.1(a).

“Base Rate Loans” means a Revolving Loan or Swing Line Loan which Borrower requests to be made as a Base Rate Loan or a Revolving Loan which is reborrowed as, or converted to, a Base Rate Loan, in accordance with the provisions of Sections 2.1.2 and 2.1.3(c).

“Base Value” means, with respect to an Engine, an Appraiser’s opinion of the underlying economic value of an Engine in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use.” An Engine’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time for marketing.  Base Value typically assumes that an engine’s physical condition is average for an engine of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if new).

“Beneficial Interest” means a beneficial interest in a trust which owns one or more Engines or items of Equipment.

“Beneficial Interest Pledge Agreements” means, collectively, those certain Beneficial Interest Pledge Agreements, in the form attached hereto as Exhibit F,  as each may be amended, modified or supplemented from time to time, entered into by Borrower (or its Wholly‑Owned Subsidiary, if applicable), the applicable Owner Trustee, and Security Agent, whereby Borrower (or its Wholly‑Owned Subsidiary, if applicable) pledges to Security Agent all of its right, title and interest in the Beneficial Interest under each applicable Trust Agreement.

“Books and Records” means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, accounting books and records, financial statements (actual and pro forma), and filings with Governmental Authorities.

“Borrower” means Willis Lease Finance Corporation, a Delaware corporation.

“Borrowing Availability” means, at any time, the lesser of (a) the Maximum Amount, or (b) the Borrowing Base.

“Borrowing Base” means, at any time, an amount equal to the sum of the following (without duplication), as shall be determined by Administrative Agent based on the Borrowing Base Certificate most recently delivered by Borrower to Administrative Agent and on other information available to Administrative Agent:

(a)[**] percent ([**]%) of the Net Book Value of Eligible Engines that have not been Off-Lease for a period of greater than 180 days as of the date of determination; plus

(b)[**] percent ([**]%) of the Net Book Value of all other Eligible Engines; plus

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

(c)[**] percent ([**]%) of the Net Book Value of Eligible Equipment that has not been Off-Lease for a period of greater than 180 days as of the date of determination; plus

(d)[**] percent ([**]%) of the Net Book Value of all other Eligible Equipment; plus

(e)[**] percent ([**]%) of the Net Book Value of Eligible Saleable Assets;

provided that all of the following conditions shall apply to the Borrowing Base:

(x)Annual Appraisal.  The Net Book Value of all assets included in the Borrowing Base shall be adjusted annually based on an Appraisal of such assets by an Appraiser, as set forth in Section 8.1.6, and Borrower will be required, as set forth in Section 2.8.3, to pay down the Loans by the amount of any Borrowing Base Deficiency resulting from an Appraisal Deficiency; and

(y)Additional Conditions.  The aggregate Margin Value of Eligible Engines, Eligible Equipment and Eligible Saleable Assets included in the Borrowing Base (subject to the conditions and restrictions set forth in the definition of “Borrowing Base”) shall, collectively, comply with the following additional conditions:

(i)Eligible Lease Limitation.  If an Eligible Engine or an item of Eligible Equipment is subject to a Lease and to be included in the Borrowing Base under clauses (a) or (c) above, the Eligible Engine or item of Eligible Equipment will be included in the Borrowing Base only if the applicable Lease is an Eligible Lease; and

(ii)Concentration Limitations.  The following concentration limitations shall apply to the determination of the Borrowing Base:

(A)the aggregate contribution to the Borrowing Base of the Margin Values of Eligible Saleable Assets shall not exceed [**]% of the Borrowing Base;

(B)the aggregate contribution to the Borrowing Base of the Margin Values of Eligible Engines and Eligible Equipment used on a single make and model of narrow-body aircraft shall not exceed [**]% of the Borrowing Base; provided, the foregoing limitation shall not apply to the 737-600, -700, -800 and -900 model aircraft;

(C)the aggregate contribution to the Borrowing Base of the Margin Values of Eligible Engines which are Turboprop Engines shall not exceed [**]% of the Borrowing Base;

(D)the aggregate contribution to the Borrowing Base of the Margin Values of Eligible Engines and Eligible Equipment used on wide-body aircraft shall not exceed [**]% of the Borrowing Base;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

(E)the aggregate contribution to the Borrowing Base of the Margin Values of Eligible Engines and Eligible Equipment subject to Leases to the Three Primary Lessees shall not exceed [**]% of the Borrowing Base;

(F)the aggregate contribution to the Borrowing Base of the Margin Values of Eligible Engines and Eligible Equipment subject to Leases to a single Lessee shall not exceed [**]% of the Borrowing Base;

(G)The aggregate contribution to the Borrowing Base of the Margin Values of Eligible Equipment which are Airframes shall not exceed $[**]; and

(H)the aggregate contribution to the Borrowing Base of the Margin Values of Eligible Engines and Eligible Equipment (which, for the avoidance of doubt, do not include Eligible Saleable Assets) which are Off-Lease shall not exceed [**]% of the Borrowing Base.

“Borrowing Base Certificate” means a certificate in the form attached hereto as Exhibit A.

“Borrowing Base Deficiency” means, at any time, the amount, if any, by which the aggregate amount of any Loans then outstanding exceeds the Borrowing Base.

“Borrowing Notice” means a written request for a Loan substantially in the form of Exhibit B signed by an Authorized Signatory of Borrower and properly completed to provide all information required to be included therein.

“Business Day” means (i) any day that is not a Saturday, Sunday, or other day on which banks in the State of California or the State of New York are authorized or required to close, and (ii) in reference to LIBOR Loans means a Business Day that is also a day on which banks in the city of London are open for interbank or foreign exchange transactions.

“Cape Town Convention” means the official English language texts of the “Convention on International Interests in Mobile Equipment” and the “Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment”, both of which were signed in Cape Town, South Africa on November 16, 2001, and including the Regulations for the International Registry and the Procedures for the International Registry, as promulgated thereunder and as amended, restated or supplemented from time to time.

“Cape Town Eligible Lease” means those certain Leases which constitute International Interests under the Cape Town Convention.

“Capital Lease Obligations” means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

“Cash” means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with GAAP, consistently applied, including, but not limited to, cash held in ordinary demand deposit accounts.

“Cash Equivalents” means, when used in connection with any Person, that Person’s Investments in:

(a)Government Securities due within one year after the date of the making of the Investment;

(b)readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least AA by Moody’s Investors Service, Inc. or AA by Standard & Poor’s Rating Group (a division of McGraw Hill, Inc.), in each case due within one year from the making of the Investment;

(c)certificates of deposit issued by, bank deposits in, Eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by Lender or any bank incorporated under the Applicable Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

(d)certificates of deposit issued by, bank deposits in, Eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by Lender or any branch or office located in the United States of America of a bank incorporated under the Applicable Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

(e)repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within ninety (90) days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a “primary dealer” in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

(f)readily marketable commercial paper or other debt securities issued by corporations doing business in and incorporated under the Applicable Laws of the United States of America or any State thereof or of any corporation that is the holding company

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

for a bank described in clause (c) or (d) above given on the date of such Investment a credit rating of at least P 1 by Moody’s Investors Service, Inc. or A 1 by Standard & Poor’s Rating Group (a division of McGraw Hill, Inc.), in each case due within one year after the date of the making of the Investment;

(g)“money market preferred stock” issued by a corporation incorporated under the Applicable Laws of the United States of America or any State thereof (i) given on the date of such Investment a credit rating of at least AA by Moody’s Investors Service, Inc. and AA by Standard & Poor’s Rating Group (a division of McGraw Hill, Inc.), in each case having an investment period not exceeding fifty (50) days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by Lender or a bank described in clauses (c) or (d) above; provided that (y) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and (z) the aggregate amount of all such Investments does not exceed $15,000,000;

(h)a readily redeemable “money market mutual fund” sponsored by a bank described in clause (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and given on the date of such Investment a credit rating of at least AA by Moody’s Investors Service, Inc. and AA by Standard & Poor’s Rating Group (a division of McGraw Hill, Inc.); and

(i)corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the Applicable Laws of the United States of America, or a participation interest therein; provided that (i) commercial paper issued by such corporation is given on the date of such Investment a credit rating of at least AA by Moody’s Investors Service, Inc. and AA by Standard & Poor’s Rating Group (a division of McGraw Hill, Inc.), (ii) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and (iii) the aggregate amount of all such Investments does not exceed $15,000,000.

“Change in Control” means (i) (a) any transaction or series of related transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d 3(a)(1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the voting power of all of the outstanding capital stock of Borrower and (b) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new or replacement directors whose elections by the shareholders of Borrower was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower then in office; or (ii) Borrower consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its assets to any Person or any Person consolidates with or merges into Borrower, in either event pursuant to a transaction in which the ownership interests in Borrower are changed into or exchanged for cash, securities or other property, with the effect that any Unrelated Person acquires beneficial ownership, directly or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

indirectly, of more than 50% of the voting power of all the outstanding capital stock of Borrower or that the Persons who were the holders of the voting power of all the outstanding capital stock of Borrower immediately prior to the transaction hold less than 50% of the interests of the surviving entity after the transaction.  For purposes of the foregoing, the term “Unrelated Person” means any Person other than (i) an Affiliate or Subsidiary of Borrower, (ii) an employee stock ownership plan or other employee benefit plan covering the employees of Borrower and its Subsidiaries, or (iii) each of Charles F. Willis IV and Austin Willis, any member of each of their respective immediate families, and each of their Affiliates, respective trusts, family limited partnerships or heirs).

“Charges” means all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of Borrower, (d) the ownership or use of any assets by Borrower, or (e) any other aspect of Borrower’s business.

“Chattel Paper” means all “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, but excluding Leases.

“Claim” means any and all suits, actions, or proceedings in any court or forum, at law, in equity or otherwise; costs, fines, deficiencies, or penalties; asserted claims or demands by any Person; arbitration demands, proceedings or awards; damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of collection, defense or appeal); enforcement of rights and remedies; or criminal, civil or regulatory investigations.

“Closing Date” means the time and Business Day on which the conditions set forth in Section 4.1 are satisfied or waived.

“Collateral” means all right, title and interest of the Borrower and its Subsidiaries (other than the Excluded Subsidiaries) in and to all of its assets and properties, whether now existing or owned or hereafter acquired, in each case, as more specifically defined as “Collateral” in each of the Collateral Documents, and shall include [**]% of residual cash distributions from WEST), but shall exclude (i) Borrower's beneficial interest in any Special Purpose Financing Vehicle; (ii) the WEST Servicing Agreement; (iii) (a) one Canadair Ltd. Model CL-600 2412 (Challenger 601-1A) aircraft bearing MSN [**], (b) the two General Electric Model CF-34-3A aircraft engines bearing MSNs [**] and [**], (c) one Bombardier Model BD-700-1A10 (Global Express) aircraft, and (d) any other corporate use aircraft purchased from time to time and not included in the Borrowing Base; (iv) (x) One CFM56-7B aircraft engine bearing MSN [**], (y) One CFM56-7B aircraft engine bearing MSN [**], and (z) One V2500-A aircraft engine bearing MSN [**]; and (v) except to the extent pledged pursuant to a Stock Pledge Agreement, the Stock of any Subsidiary of Borrower that is incorporated or otherwise organized under the Applicable Laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

“Collateral Documents” means, collectively, that certain Security Agreement, the Mortgage and Security Agreement, the Custodial Agreement, the Stock Pledge Agreement, each Stock Power, each Owner Trustee Mortgage and Security Agreement, each Beneficial Interest Pledge Agreement, each Subsidiary Guaranty, each Owner Trustee Guaranty, each Leasing Subsidiary Security Assignment, UCC financing statements, and such other agreements, and all amendments thereto, instruments and documents as Security Agent may reasonably require pursuant to this Agreement.

“Commitment Assignment and Acceptance” means a commitment assignment and acceptance substantially in the form of Exhibit C.

“Compliance Certificate” means a Compliance Certificate in the form attached hereto as Exhibit D signed by an Authorized Signatory.

“Consolidated Interest” means with respect to Borrower and its Subsidiaries as of the last day of any fiscal period, the sum of all interest, fees, charges and related expenses (in each case as such expenses are calculated according to GAAP) paid or payable (without duplication) for that fiscal period to a lender in connection with borrowed money (including net payment obligations pursuant to Interest Rate Protection Agreements and any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered “interest expense” under GAAP; provided that “Consolidated Interest” shall not include any gains or losses resulting from changes in the fair market value of derivative instruments (within the meaning of SFAS 133).

“Contract” means, individually and collectively, all contracts, leases, undertakings, and agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Contracting State” shall have the meaning given to such term under Article 4 of the Cape Town Convention.

“Contractual Obligation” means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its property is bound.

“Credit Facility” means the Revolving Commitment and Swing Line Commitment.

“Credit Facility Lenders” means, collectively, the Lenders and the Swing Line Lender.

“Custodial Agreement” means any custodial agreement, if any, as may be approved by the Security Agent.

“Custodian” means the Security Agent, McAfee and Taft as counsel for the Security Agent or the custodian under the Custodial Agreement, if any.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

"CWEL" means CASC Willis Engine Lease Company Limited.

“Default” means any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” means (i) for all Base Rate Loans and LIBOR Loans converted into Base Rate Loans, a per annum default rate equal to the Applicable Base Rate plus two percent (2.0%), and (ii) for all then outstanding LIBOR Loans, a per annum default rate equal to the Applicable LIBOR Rate plus two percent (2.0%), which Default Rate with respect to any LIBOR Loans shall be in effect until the earlier to occur of (x) the cure of the applicable “Event of Default” and (y) the end of the LIBOR Loan Period, at which time (provided an Event of Default is then continuing) any such LIBOR Loan(s) shall automatically convert to Base Rate Loan(s) and accrue interest at the Default Rate set forth herein for Base Rate Loans.

“Defaulting Lender”  means a Lender which (i) fails to fund any amounts due from such Lender to any Agent, Lender or the Borrower under this Agreement within one (1) Business Day following written notice by the Administrative Agent of such failure to fund, provided such Lender shall cease to be a “Defaulting Lender” immediately upon the cure of such failure to fund, or (ii) becomes the subject of a Bail-In Action.

“Demand Deposit Account” means account number [**] in the name of Borrower maintained at the Administrative Agent, or such other demand deposit account as may be established by Borrower and maintained at the Administrative Agent from time to time.

“Designated Eurodollar Market” shall have the meaning set forth in Section 2.8.5 hereof.

“Distribution” shall have the meaning set forth in Section 7.14 hereof.

“Documents” means all “documents,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

“Documentation Agent” means that party mentioned in the introductory paragraph hereof, when such party is acting in its capacity as Documentation Agent under any of the Loan Documents, or any successor Documentation Agent.

“Dollars” means lawful currency of the United States.

“EASA” means the European Aviation Safety Agency.  For purposes of any Loan Document, any reference therein to the “JAA” or the “Joint Airworthiness Authorities of the European Union” shall be deemed to mean EASA, as the successor in interest to the JAA.

“EBITDA” means, with respect to any fiscal period, the sum of (a) Net Income for that period, plus (b) any extraordinary loss reflected in such Net Income, minus (c) any extraordinary gain reflected in such Net Income, plus (d) interest expense of Borrower and its Subsidiaries for that period, including net payment obligations pursuant to Interest Rate

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Protection Agreements plus (e) the aggregate amount of federal and state taxes on or measured by income of Borrower and its Subsidiaries for that period (whether or not payable during that period), minus (f) the aggregate amount of federal and state credits against taxes on or measured by income of such Borrower and its Subsidiaries for that period (whether or not usable during that period), plus (g) depreciation, amortization and Engine or Equipment write-downs of Borrower and its Subsidiaries for that period, in each case as determined in accordance with GAAP, consistently applied, plus (h) any non-recurring expenses, charges, accruals, reserves, transaction costs, fees, losses, expenses (including expenses for third party professional advisors) and intangibles (including those with respect to any amendment or waiver of loan documents governing Permitted Indebtedness or Indebtedness of any Excluded Subsidiary) payable in connection with a Permitted Change in Control; provided that “EBITDA” shall not include any gains or losses resulting from changes in the fair market value of derivative instruments (within the meaning of SFAS 133).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Asset” means, at any time, an Engine or item of Equipment that meets all of the following criteria:

(a)the purchase price of which has been paid in full and it is not subject to any other financing;

(b)as to which an Engine Owner (in the case of an Engine) or Equipment Owner (in the case of items of Equipment) has good and marketable title, on which Security Agent has a fully perfected first priority Lien, and which is not subject to any other Lien other than Permitted Liens;

(c)as to which, if owned by an Owner Trustee, (i) the Borrower (or its Wholly‑Owned Subsidiary, if applicable) shall have executed and delivered to Security Agent a Beneficial Interest Pledge Agreement covering, among other things, its Beneficial Interest in the owner trust which owns such Engine(s) or item(s) of Equipment, and (ii) the Owner Trustee shall have executed and delivered to Security Agent an (x) Owner Trustee Mortgage and Security Agreement covering, among other things, such Engine or items of Equipment, (y) a Trust Agreement and (z) an Owner Trustee Guaranty;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

(d)as to which the Engine Owner (in the case of an Engine) or Equipment Owner (in the case of items of Equipment which are Registerable Assets) shall have executed and delivered to Security Agent and/or filed (x) a Mortgage and Security Agreement covering, among other things, such Engine(s), items of Equipment and/or Lease, and (y) the other documentation required in respect of Engines as set forth in Section 4.3, or with respect to other Equipment, as to which Security Agent has a valid and perfected lien under the Security Agreement; and

(e)as to which, in the case of Engines or items of Equipment, it has not suffered an Event of Loss, it is being used solely for lawful purposes and in the ordinary course of business of the Engine Owner or Equipment Owner and, in the case of Engines and Equipment subject to Lease, the Lessee, and it is insured against loss by either the Engine Owner, Equipment Owner or the Lessee in accordance with this Agreement and industry practice.

“Eligible Assignee” means (a) another Lender, (b) with respect to any Lender, any Affiliate of that Lender, (c) an Approved Fund and (d) any commercial bank having total assets of $1,000,000,000 or more, which, in each case (A) has total assets of $1,000,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank; provided that each Eligible Assignee must either (aa) be organized under the laws of the United States of America, any State thereof or the District of Columbia or (bb) be organized under the laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development (“OECD”), or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America or in a country which is a member of the OECD and (ii) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to Section 12.17.  Notwithstanding anything in this Agreement to the contrary, in no event shall any of the following be an “Eligible Assignee”: (a) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (b) any Defaulting Lender or any of its Affiliates or Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or an Affiliate or Subsidiary thereof or (c) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

“Eligible Engine” means an Engine that is an Eligible Asset and is not an Engine that has been included in the Borrowing Base as an Eligible Saleable Asset.

“Eligible Equipment” means Equipment that satisfies each of the following requirements:

(a)it is an Airframe in an Acceptable Airframe Class held for lease and which has not been Off-Lease for a period of 180 days as of the date of determination, or Parts;

(b)it is an Eligible Asset; and

(c)in the case of Parts, it satisfies the requirements of Eligible Parts;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

provided that all of the Equipment listed on Schedule 5.23 shall constitute Eligible Equipment.

“Eligible Lease” means a Lease that satisfies each of the following requirements (provided that in respect of a Leasing Subsidiary, the requirements below (except where otherwise indicated) shall apply both to the Head Lease in respect of which the Borrower is Lessor and to the sublease and sublessee in respect of which a Leasing Subsidiary is sublessor):

(a)it is with a Lessee for the Lease of Eligible Engines and/or Eligible Equipment;

(b)it is freely assignable and transferable for security purposes, assuming satisfaction of any notice or consent conditions and, except for a Head Lease of any Engine or item of Equipment to a Leasing Subsidiary, prohibits assignment in whole or in part by the Lessee thereof, provided that such Lease may permit a Lessee to assign such Lease to a related entity in connection with a business merger or reorganization, subject to such Lessee’s satisfaction of requirements related to the preservation of the Lessor’s and the Security Agent’s rights in connection with such Engine or item of Equipment and its related Lease;

(c)it provides that the Lessee’s obligations thereunder are absolute and unconditional and which obligations are not, either pursuant to the terms of such Lease or otherwise, subject to contingencies, defense, deduction, set-off, reduction, claim or counterclaim of any kind whatsoever and as to which no defenses, deductions, set-offs, reductions, claims or counterclaims exist or have been asserted by the Lessee or anyone on its behalf and the Borrower has no material obligations thereunder, including without limitation, any service or maintenance of the related Equipment (excluding agreements to share in the costs of applicable airworthiness directives), other than the obligation to sell, lease or finance the Equipment and grant a covenant of quiet enjoyment to such lessee, whereby Lessor covenants not to repossess or to disturb the lessee’s possession or use of a leased asset so long as the lessee is in compliance with its obligations under the lease;

(d)it is a triple net contract and with respect to which the Lessee thereunder is responsible for all payments in connection therewith, including payment of all taxes (including sales and use taxes), insurance and maintenance expenses (or payment of maintenance reserves in lieu thereof) and all other expenses pertaining to the assets subject thereto;

(e)with respect to which the Borrower’s Books and Records are accurate, complete and genuine;

(f)the rent is payable in Dollars or in Euros by periodic, fixed Lease payments; provided that the Borrower will maintain Foreign Exchange Contracts covering all Leases payable in Euros in the event the aggregate amount included in the Borrowing Base in respect of Engines and/or Equipment subject to such Leases at any time exceeds five percent (5%) of the Borrowing Base;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

(g)it is the valid and binding obligation of the parties thereto, is in full force and effect and each Engine and/or item of Equipment leased thereunder has been delivered to and accepted by the Lessee;

(h)other than a Leasing Subsidiary (with respect to a Head Lease), the Lessee under which is not a Subsidiary, employee, agent or other Affiliate of the Borrower;

(i)it requires the Lessee to comply with all maintenance, return, alteration, replacement, pooling and sublease conditions as typically found in leases for similar types of engines or equipment and as necessary to maintain at all times the airworthiness certification and serviceability status of the related Engine or Equipment pursuant to all applicable governmental and regulatory requirements;

(j)it requires the Lessee to provide liability insurance, all risk ground and flight engine coverage for damage or loss of the related Engine, and war risk insurance (if applicable), and with respect to which Agents are named as additional insureds on liability insurance and Security Agent is named as a loss payee on hull insurance as set forth in Section 6.4 of this Agreement;

(k)unless Security Agent or Requisite Lenders have confirmed to the Borrower that, based on the credit quality of the Lessee, such insurance is not necessary, it requires the Lessee to provide confiscation and expropriation insurance, with deductibles that are acceptable to Agents, for Engines or Equipment operated (x) on routes with respect to which it is customary for air carriers flying comparable routes to carry such insurance or (y) in any area designated by companies providing such coverage as a recognized or threatened war zone or area of hostilities or an area where there is a substantial risk of confiscation or expropriation;

(l)the Lessee is not (A) a Person that is, or is owned or controlled by Persons that are, the subject of any United States, European Union or United Nations sanctions, and (B) not based in, and the Lease requires that the related Engine or Equipment not be operated in (i) unless appropriate insurance as determined by Security Agent is obtained, any country or any jurisdiction that would not be covered by or would void any insurance coverage required hereunder, or (ii) any country which is subject to any United States, European Union or United Nations sanctions or the lease to which would violate United States law, rule or regulation or other restrictions;

(m)the designated “Chattel Paper” original of which is in the possession of the Custodian or, with respect to chattel paper, if there shall be more than one original, then the sole counterpart which shall constitute “chattel paper” for purposes of perfection by possession under the UCC shall be in the possession of the Custodian.

(n)for which, in the case of any Head Lease under which a Leasing Subsidiary is the Lessee, (i) the Lease and Head Lease have been assigned to Security Agent pursuant to a Leasing Subsidiary Security Agreement; (ii) a charge over the Lease and Head Lease, or other similar security filing or registration, has been filed or made in the appropriate office in the jurisdiction in which the Leasing Subsidiary is registered or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

domiciled together with such other filings or recordings as are deemed reasonably necessary in such jurisdiction to protect the interests of Security Agent; and (iii) the sublessee thereunder is not domiciled or whose chief executive office is not located in a non-U.S. jurisdiction in which the ability of Security Agent to foreclose upon and receive possession or sell any related Engine or item of Equipment is unsatisfactory (in each case, as reasonably determined by Security Agent); and

(o)that, if the Lessee (other than a Leasing Subsidiary under a Head Lease) of the related Engine(s) and/or item(s) of Equipment is domiciled or whose chief executive office is located in a Non-U.S. jurisdiction, (a) such Engine(s) and item(s) of Equipment shall be owned by and leased from an Owner Trustee (acting under a Trust Agreement), (b) such Owner Trustee shall have executed and delivered to Security Agent the Owner Trustee Guaranty, (c) such Owner Trustee shall have executed and delivered to Security Agent an Owner Trustee Mortgage and Security Agreement covering, among other things, such Engine(s), such item(s) of Equipment and such Lease, and (d) the Borrower shall have executed and delivered to Security Agent the Beneficial Interest Pledge Agreement covering, among other things, the Borrower’s Beneficial Interest in the owner trust which owns such Engine(s) or item(s) of Equipment.

“Eligible Parts” means Parts that in each case (a) are for, or ancillary to the service of, an Eligible Engine, an aircraft supported by an Eligible Engine, or an Airframe that is Eligible Equipment, (b) are not unmerchantable or obsolete, (c) are physically tagged or identifiable by part or serial numbers, (d) are not subject to a consignment or held on the premises of an air carrier certificated under 49 U.S.C. 44705, and (e) comply with all applicable Aviation Authority requirements.

“Eligible Saleable Assets” means an Engine or any Equipment that (a) is an Eligible Asset, (b) is held for sale, consignment or in inventory and is not subject to a Lease, (c) is not unmerchantable or obsolete, (d) is physically tagged or identifiable by part or serial numbers and (e) complies with all applicable Aviation Authority requirements.

“Engine” means any Stage III compliant jet propulsion engine manufactured by an Acceptable Manufacturer, APU or Turboprop Engine, in each case owned by an Engine Owner and designed or suitable for use to propel an aircraft, whether or not subject to a Lease.

“Engine Owner” means the Borrower, any Owner Trustee or any Wholly-Owned Subsidiary of Borrower that complies with the requirements of Section 6.13.2.

“Environmental Liabilities and Costs” means all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages, costs and expenses that relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release, threatened Release, or the presence of any Hazardous Material.

“Equipment” means all Airframes and Parts owned by the Equipment Owner, whether or not such items are subject to a Lease.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

“Equipment Market Value” means, with respect to an item of Equipment other than Parts, an amount as determined by the Appraiser to be the amount that would be obtained in an arm’s length cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable time period available for marketing, adjusted to account for the maintenance status of such item of Equipment, but without taking into account any existing maintenance reserves, any value attributed to Lease payments or any security deposits under the related Lease.

“Equipment Owner” means the Borrower, any Owner Trustee or any Wholly-Owned Subsidiary of Borrower that complies with the requirements of Section 6.13.2.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is a member of a “controlled group of corporations,” a group of trades or businesses under “common control,” or an “affiliated service group,” which includes Borrower within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

 “Euro” means the single official currency of the participating member states of the European Monetary Union.

“Event of Default” means any of the events specified in Section 9.1.

“Event of Loss” means (i) if an Engine or item of Equipment is not subject to a Lease, any of the following events: (x) the actual or constructive total loss of such Engine or item of Equipment or the agreed or compromised total loss of such Engine or item of Equipment; (y) its destruction, damage beyond economic repair or being rendered permanently unfit for normal use for any reason whatsoever and (z) any capture, condemnation, confiscation, requisition, purchase, seizure or forfeiture of, or any taking for use or of title to, such Engine or item of Equipment, in each case, that shall have resulted in the loss of possession or title of such Engine or item of Equipment by the Lessor (other than a requisition for use for not more than one hundred eighty (180) days by the United States Government) and (ii) in addition, if an Engine or item of Equipment is subject to a Lease, any events defined as an “Event of Loss,” “Casualty Occurrence” or similar term in such Lease.  An Event of Loss shall be deemed to have occurred on the earlier to occur of (a) the Borrower’s or Administrative Agent’s (as applicable) receipt of insurance proceeds in respect of such Engine or Equipment and (b) the date that is forty-five (45) days after the date of such loss, damage or destruction.

“Excluded Subsidiary” means, collectively and each individually, (i) each of WEST, the WEST Subsidiaries and any other Special Purpose Financing Vehicle, (ii) WLFC Funding (Ireland) Limited, (iii) Willis Lease France, (iv) Willis Aviation Finance Limited, (v) Willis Lease (China) Limited, or any other Wholly-Owned Subsidiary of the Borrower formed solely for the purpose of owning the equity of Willis Lease (China) Limited, (vi) any Wholly-Owned Subsidiary of the Borrower

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

formed for the purpose of owning or leasing any aircraft listed in clause (iii) of the exclusions to the definition of “Collateral”, and (vii) any Person (x) in which the Borrower (or any Wholly-Owned Subsidiary of Borrower) holds an ownership interest, (y) that is unconsolidated with the Borrower and (z) whose Indebtedness is Non-Recourse Debt (including, without limitation, CWEL, WMES and Willis Singapore PTE Ltd); provided that any Excluded Subsidiary that is a Wholly-Owned Subsidiary and becomes an Engine Owner or an Equipment Owner which pledges Collateral to Security Agent subject to the requirements of Section 6.13.2 shall immediately be deemed a Subsidiary and shall no longer be an Excluded Subsidiary hereunder.

“FAA” means the Federal Aviation Administration or any Governmental Authority succeeding to the functions thereof.

“FAR” means the Federal Aviation Regulations issued by the FAA as in effect from time to time.

“Federal Funds Rate” means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such date opposite the caption “Federal Funds (Effective)“.  If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotation”) for such date under the caption “Federal Funds Effective Rate“.  If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by Administrative Agent.  For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

“Financial Statements” means the income statement, balance sheet and statement of cash flows of Borrower and its Subsidiaries, internally prepared for each Fiscal Quarter, and audited for each Fiscal Year, in each case prepared in accordance with GAAP including the notes and schedules thereto.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrower, specifically ending March 31, June 30, September 30, and December 31 of each year.

“Fiscal Year” means the twelve month fiscal period of Borrower ending December 31 of each year.  Subsequent changes of the Fiscal Year of Borrower shall not change the term “Fiscal Year” unless Administrative Agent shall consent in writing to such change.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

“Foreign Exchange Contract” means any foreign exchange contract, currency exchange contract or other contractual arrangement protecting a Person against fluctuations in the exchange rate of different currencies.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied, subject to Section 1.2 below.

“Governmental Authority” means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body or (c) any court or administrative tribunal of competent jurisdiction.

“Government Securities” means readily marketable direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America.

“Guaranteed Indebtedness” means, with respect to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof (other than ordinary course indemnities or guaranties included in leases, purchase and sale agreements, repair and maintenance agreements, servicing and other consulting agreements, or ordinary course trade payables or liabilities).  The amount of any “Guaranteed Indebtedness” at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made, and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Hazardous Material” means any substance, material or waste, the generation, handling, storage, treatment or disposal of which is regulated by any Governmental Authority, or forms the bases of liability now or hereafter under, any Environmental Law in any jurisdiction in which Borrower has owned, leased, or operated real property or disposed of hazardous materials other than cleaning, maintenance or office supplies used in the ordinary course of business and in compliance with Environmental Laws.

“Head Lease” means a lease between an Engine Owner or Equipment Owner and a Leasing Subsidiary substantially in the form of the sublease between the Leasing Subsidiary and the operator.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

“Indebtedness” means as to any Person at any time (without duplication) and, for the Borrower, determined on a consolidated basis: (a) all indebtedness for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured); (b) all obligations evidenced by notes, bonds, debentures or similar instruments; (c) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by Borrower (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (d) all Capital Lease Obligations; (e) all Guaranteed Indebtedness; (f) all Indebtedness referred to in clauses (a), (b), (c), (d) or (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (g) with respect to Borrower, the Obligations; (h) all liabilities under Title IV of ERISA; and (i) the net present value of the non-cancelable payments owed under any Lease which is qualified as an operating lease in accordance with GAAP for engines, aircraft and aircraft and engine parts, using a 10% discount rate; provided, however, that the term Indebtedness shall not include ordinary course trade accounts payable or any Permitted Preferred Stock.

“Indemnified Person” means Administrative Agent, Security Agent, Swing Line Lender, and each Lender and each of the foregoing parties’ respective Affiliates, employees, attorneys and agents.

“Instruments” means all “instruments,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower, wherever located, including all certificated securities and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means all of the following now owned or hereafter acquired by Borrower:  (a) patents, trademarks, trade dress, trade names, service marks, copyrights, trade secrets and all other intellectual property or Licenses thereof; and (b) all Proceeds of the foregoing.

“Interest Rate Protection Agreement” means a written agreement providing for “swap”, “cap”, “collar” or other interest rate protection with respect to any Indebtedness.

“International Interest” shall have the meaning given to such term in the Cape Town Convention.

“International Registry” shall have the meaning given to such term in the Cape Town Convention.

“Investment” means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person.  The amount of any

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Investment shall be the amount actually invested (minus any return of capital with respect to such Investment which has actually been received in Cash or has been converted into Cash), without adjustment for subsequent increases or decreases in the value of such Investment.

“Joint Lead Arranger” means a Lender in charge of arranging the Credit Facility.

“Lease” means, with respect to an Engine or an item of Equipment, any written lease agreement, general terms agreement or other similar arrangement, as may be in effect with respect to such Engine or item of Equipment between a Lessor, including an Engine Owner, an Equipment Owner or a Leasing Subsidiary, and a Lessee, as such agreement or arrangement may be amended, modified, extended, supplemented, assigned or novated from time to time in accordance with the terms thereof and the Loan Documents.

“Leasing Subsidiary” means each of Willis Lease (Ireland) Limited, WLFC (Ireland) Limited and, subject to satisfaction of the conditions for a Subsidiary set forth in Section 7.15.5, any other Subsidiary of Borrower to which an Engine Owner or Equipment Owner may lease one or more Engines or items of Equipment pursuant to a Head Lease and which are Lessors under Leases of such Engines or Equipment to Lessees.

“Leasing Subsidiary Security Assignment” means, collectively, those certain Leasing Subsidiary Security Assignments substantially in the form attached hereto as Exhibit I, each as amended, modified or supplemented from time to time, made by each Leasing Subsidiary in favor of Security Agent, whereby each Leasing Subsidiary assigns to Security Agent all of such Leasing Subsidiary’s rights under subleases of Engines and Equipment.

“Lender” means each Lender named in Schedule 2.1 and each other party that may be named a “Lender” under this Agreement.

“Lessee” means the lessee of Engines or Equipment subject to a Lease (including a Leasing Subsidiary in its capacity as lessee under a Head Lease).

“Lessor” means (i) any Engine Owner or Equipment Owner party to a Lease as lessor and (ii) a Leasing Subsidiary as sublessor under a Lease.

“Leverage Ratio” means the ratio set forth in Section 6.14.2.

“LIBOR” means, for any LIBOR Loan Period, the greater of (a) zero percent (0.0%) and (b) the rate determined by Administrative Agent to be the per annum rate (rounded upward to the nearest one‑hundredth of one percent (1/100%)) at which deposits in immediately available funds and in lawful money of the United States would be offered to Administrative Agent by reference to the British Bankers’ Association Interest Settlement Rates (or a successor rate thereof) for deposits in dollars (as set forth by any service selected by Administrative Agent that has been nominated by the British Banker’s Association (or a successor thereof) as an authorized information vendor for the purpose of displaying such rates) at approximately 11:00 a.m. (London time) two (2) Business Days before the first day of such LIBOR Loan Period, in an amount equal to the principal amount of, and for a length of time equal to the LIBOR Loan Period for, the LIBOR Loan sought by Borrower.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

“LIBOR Basis” means a per annum interest rate equal to the quotient of (a) LIBOR divided by (b) one minus the LIBOR Reserve Percentage, stated as a decimal.  The LIBOR Basis shall be rounded upward to the nearest one thirty second of one percent (1/32%) and, once determined, shall remain unchanged during the applicable LIBOR Loan Period, except for changes to reflect adjustments in the LIBOR Reserve Percentage.

“LIBOR Loan” means a Revolving Loan that Borrower requests to be made as a LIBOR Loan or that is reborrowed as, or converted to, a LIBOR Loan, in each case in accordance with the provisions of Section 2.1.3.

“LIBOR Loan Period” means, for each LIBOR Loan, each one (1), two (2), three (3) or six (6) month period (or such other longer or shorter period as approved by Lenders), as selected by Borrower pursuant to Section 2.1.3, during which LIBOR applicable to such LIBOR Loan shall remain unchanged; provided that (a) any applicable LIBOR Loan Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such LIBOR Loan Period shall end on the immediately preceding Business Day, (b) any applicable LIBOR Loan Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such LIBOR Loan Period is to end shall (subject to clause (a) above) end on the last day of such calendar month, and (c) no LIBOR Loan Period shall extend beyond the Maturity Date.

“LIBOR Reserve Percentage” means the percentage in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Lender has any Eurocurrency Liabilities subject to such reserve requirement at that time.  The LIBOR Basis for any LIBOR Loan shall be adjusted as of the effective date of any change in the LIBOR Reserve Percentage.

“License” means any license under any written agreement now owned or hereafter acquired by Borrower granting the right to use any Intellectual Property or other license of rights or interests now held or hereafter acquired by Borrower.

“Lien” means, with respect to any property, any security deed, mortgage, deed to secure debt, deed of trust, lien, pledge, assignment, charge, security interest, title retention agreement, negative pledge, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not perfected.

“Loan Documents” means collectively, this Agreement, the Notes, the Collateral Documents, and any and all other agreements, documents, or instruments (including financing statements) entered into in connection with the transactions contemplated by this Agreement, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

“Loans” means all loans and advances made by Lenders to or for the benefit of Borrower under this Agreement or under any of the Loan Documents, including the Revolving Loans extended to Borrower under the Revolving Commitment and any Swing Line Loan(s).

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

“Maintenance Reserve Payments” means any payment (including any use fee or utilization payment) that is based on the usage of an Engine or which is based on, or in respect of which, the Lessor under a Lease may be obligated to reimburse the Lessee under such Lease for specified maintenance activities with respect to the Engine subject to such Lease.

“Margin Value” means:

(i)in the case of Eligible Engines, the value of the sum of (A) [**]% multiplied by the aggregate Net Book Value of all Eligible Engines that have not been Off-Lease for a period of greater than 180 days as of the date of determination plus (B) [**]% multiplied by the aggregate Net Book Value of all other Eligible Engines not described in clause (i)(A) of this definition;

(ii)in the case of Eligible Equipment, the value of the sum of (A) [**]% multiplied by the aggregate Net Book Value of all Eligible Equipment that have not been Off-Lease for a period of greater than 180 days as of the date of determination plus (B) [**]% multiplied by the aggregate Net Book Value of all other Eligible Equipment not described in clause (ii)(A) of this definition; and

(iii)in the case of Eligible Saleable Assets, the value of [**]% multiplied by the aggregate Net Book Value of all Eligible Saleable Assets.

“Material Adverse Effect” means a material adverse effect on (a) the business, property, assets, operations or condition (financial or otherwise) of Borrower, (b) the ability of Borrower to pay or perform in accordance with the terms of any of the Loan Documents taken as a whole, or (c) the rights and remedies of any Credit Facility Lender under any of the Loan Documents.

“Maturity Date” means the earliest of (a) five years after the Closing Date (April 20, 2021), (b) the date Credit Facility Lenders’ obligation to make Loans is terminated and the Obligations are declared to be due and payable pursuant to Section 9.2, or (c) the date of prepayment in full by Borrower of the Obligations in accordance with the provisions of Section 2.10.

“Maximum Amount” means $890,000,000.00, or such other increased or decreased amount as provided for under Section 2.10 and 2.19 of this Agreement.

“Mortgage and Security Agreement” means that certain Mortgage and Security Agreement dated as of November 18, 2009, as amended, modified or supplemented from time to time, or each such other security instrument required by Applicable Law, made by Borrower in favor of Security Agent, whereby Borrower granted to Security Agent a security interest in the “Collateral” as defined therein, and any Mortgage and Security Agreement in the form attached hereto as Exhibit E that may be executed by any Wholly-Owned Subsidiary that has satisfied the requirements of Section 6.13.2.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

“Negative Pledge” means a Contractual Obligation which contains a covenant binding on Borrower or any of its Subsidiaries that prohibits Liens on any of its Property, other than (a) any such covenant contained in a Contractual Obligation granting or relating to a particular Lien which affects only the Property that is the subject of such Lien; (b) any such covenant that does not apply to Liens securing the Obligations; and (c) permitted junior Liens under Section 7.9.

“Net Book Value” of an Engine or an item of Equipment shall be calculated as the lesser of: (i) the book value of such Engine or item of Equipment determined in accordance with GAAP as set forth on Borrower and its Subsidiaries financial statements or (ii) such Engine’s Adjusted Base Value or item of Equipment’s Equipment Market Value or Parts Market Value, as the case may be, in each case reduced utilizing depreciation methods consistent with current practice and GAAP.

“Net Cash Proceeds” shall mean the aggregate Cash payments received by Borrower net of (i) the ordinary and customary direct costs, fees and expense incurred in connection with an applicable transaction or to prepare for such transaction, or that are incidental to such transaction, such as legal, accounting and investment banking fees, sales commissions, and other third party charges related thereto, (ii) property taxes, transfer taxes and any other taxes paid or payable by Borrower in respect of such transaction, (iii) any portion of such proceeds deposited in an escrow account (if any) pursuant to the documentation relating to such transaction (provided that such amounts shall be treated as Net Cash Proceeds upon their release from such escrow account to Borrower), (iv) amounts required to be applied to the repayment of any Indebtedness secured by a Lien that has priority over the Lien of Agent on the assets being disposed of or transferred in such transaction and (v) any reserves taken in accordance with GAAP for so long as such reserves are required by GAAP.

“Net Income” means, with respect to any fiscal period, the consolidated net income (or loss) of Borrower and its Subsidiaries attributable to common shareholders for that period (after taxes), determined in accordance with GAAP, consistently applied, provided that “Net Income” shall not take into account gains or losses resulting from changes in the fair market value of derivative instruments (within the meaning of Statement of Financial Accounting Standards No. 133).

“Non-Consolidated Interest” means with respect to Borrower only as of the last day of any fiscal period, the sum of all interest, fees, charges and related expenses (in each case as such expenses are calculated according to GAAP) paid or payable directly by Borrower on an unconsolidated basis (without taking into account the Subsidiaries of Borrower) (without duplication) for that fiscal period to a lender in connection with borrowed money (including net payment obligations pursuant to Interest Rate Protection Agreements and any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered “interest expense” under GAAP; provided that “Non-Consolidated Interest” shall not include any gains or losses resulting from changes in the fair market value of derivative instruments (within the meaning of SFAS 133).

“Non-Defaulting Lender” means any Lender which is not a Defaulting Lender.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

“Non-Recourse Debt” shall mean Indebtedness for which the remedy for nonpayment or non-performance of any obligation or any default (other than for breach of standard representations and warranties or misapplication of funds) in respect thereof is limited to (i) specified collateral securing such indebtedness or (ii) to the Special Purpose Financing Vehicle or Excluded Subsidiary obligated thereunder or (iii) both (i) and (ii) and in respect of which the Borrower is not subject to any personal liability.

“Note” means any note, including any Revolving Note or Swing Line Note, executed and delivered by Borrower to any Credit Facility Lender under this Agreement, and “Notes” means collectively all such notes executed and delivered by Borrower to each Lender under this Agreement.

“Obligations” means all loans, advances, debts, expenses reimbursements, fees, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower to any Lender or Swing Line Lender of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under this Agreement or in connection with any of the other Loan Documents (including an Interest Rate Protection Agreement entered into in connection with this Agreement and Foreign Exchange Contracts), and all covenants and duties regarding such amounts.  This term includes all principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of Borrower), fees, Charges, expenses, reasonable attorneys’ fees and any other sum chargeable to Borrower under this Agreement or any of the other Loan Documents or any Interest Rate Protection Agreement entered into in connection with this Agreement or Foreign Exchange Contract, and all principal and interest due in respect of the Loans.

“Off-Lease” means, with respect to an Engine or item of Equipment, at the time of determination or for any specified period, not subject to a Lease (or, in respect of an Engine or item of Equipment subject to a Head Lease, not subject to a Lease with a sublessee).

“Overadvance” means the amount by which the aggregate amount of all Loans then outstanding exceeds the Maximum Amount.

“Owner Trust” means an owner trust created under a Trust Agreement.

“Owner Trustee” means Wells Fargo Bank Northwest, National Association or another bank or trust company reasonably satisfactory to the Administrative Agent and the Security Agent acting as trustee under a Trust Agreement.

“Owner Trustee Guaranty” means each and collectively those certain Owner Trustee Guaranties, in the form attached hereto as Exhibit H,  as amended, modified or supplemented from time to time, made by Owner Trustee in favor of Security Agent, whereby Owner Trustee guaranties performance of the Obligations under the Loan Documents.

“Owner Trustee Mortgage and Security Agreement” means, each and collectively, those certain Owner Trustee Mortgage and Security Agreements, in the form attached hereto as

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Exhibit G,  as amended, modified or supplemented from time to time, made by Borrower in favor of Security Agent, whereby Owner Trustee grants to Security Agent a first priority security interest in that certain Equipment or other collateral as defined therein.

“Partial Recourse Debt” shall mean Indebtedness of any Person a portion of which (but in no event less than eighty-five (85%) percent of the principal amount thereof) shall constitute Non-Recourse Debt.

“Parts” means components of an aircraft or an Engine, any systems within an aircraft or an Engine that have either been removed from an aircraft or an Engine or have not yet been incorporated into an aircraft or an Engine and any other fixed assets ancillary to the service of an aircraft or Engine.

“Parts Market Value” means, with respect to any Parts, the “current market value” (as such term is defined by the International Society of Transport Aircraft Trading (ISTAT)) as determined by the Appraiser.  The current market value shall take into consideration of, maintenance status of such assets, current trading history and other methodologies as are consistent with the methodologies utilized in current industry practices, but without taking into account any existing maintenance reserves.

“Payment Date” means the last day of each LIBOR Loan Period for a LIBOR Loan.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Permitted Change in Control” means any transaction which, but for the involvement of a Permitted Holder or an Affiliate of a Permitted Holder, would otherwise be a Change in Control.

“Permitted Holder” means each of Charles F. Willis IV and Austin Willis, any member of each of their respective immediate families, and each of their respective trusts, family limited partnerships or heirs.

“Permitted Indebtedness” means, as applied to Borrower, (i) all Indebtedness in existence on the Closing Date, (ii) all Indebtedness other than the Obligations hereunder, whether such other Indebtedness is secured or unsecured, in an aggregate amount of up to (x) $300,000,000.00 incurred after the Closing Date, provided such $300,000,000.00 maximum shall exclude any Indebtedness of any Excluded Subsidiary, and (iii) all Guaranteed Indebtedness of the Borrower in respect of (x) the Willis Aviation Finance Limited Financing Facility and (y) the Willis Lease (China) Limited Financing Facility.

 “Permitted Liens” means, as applied to any Property:  (a) Liens securing taxes, assessments, and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA that would result in an Material Adverse Effect) or the claims of materialmen, mechanics, carriers, repairmen, warehousemen, or landlords or other like Liens, but which (1) are for amounts not yet due, or (2) which are being contested in good faith by appropriate proceedings and for which Borrower shall have set aside on its books adequate

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

reserves with respect thereto in accordance with GAAP, provided that such contested claims shall not exceed an aggregate amount of $5,000,000.00; (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, or similar legislation; (c) Liens constituting encumbrances in the nature of zoning restrictions, easements, and rights of way or restrictions of record on use of real property which do not materially detract from the value of such property or impair the use thereof in the business of Borrower; (d) Liens of record set forth in Schedule 1.1d; (e) Liens created under the Loan Documents; (f) the rights of any Lessee or sublessee under any Lease to utilize any Collateral pursuant to the terms of a Lease; (g) Liens arising in connection with legal or equitable proceedings against Borrower, which Borrower is contesting with diligence and good faith and which Liens do not have a Material Adverse Effect; (h) liens in respect of personal property leases that do not affect any assets included in the Borrowing Base, which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower so as to cause a Material Adverse Effect; (i) any Lien on any asset not included in the Borrowing Base to secure Indebtedness permitted hereunder; (j) Liens securing Indebtedness that has since been repaid in full, which filings Borrower cannot independently terminate; (k) Liens arising out of judgments that do not constitute an Event of Default under this Agreement; (l) any Lien arising by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution in the ordinary course of business; (m) Liens securing Capital Lease Obligations on assets subject to such leases provided that such capitalized leases are otherwise permitted under this Agreement; (n) Liens arising from the following types of liabilities of a lessee or any other operator of an Engine or item of Equipment, so long as such liabilities are either not yet due or are being contested in good faith through appropriate proceedings that do not give rise to any reasonable likelihood of the sale, forfeiture or other loss of such Engine or item of Equipment, title thereto or Security Agent’s security interest therein or of criminal or unindemnified civil liability on the part of the Borrower, any Bank or any Agent and with respect to which the lessee maintains adequate reserves (in the reasonable judgment of the Borrower):  (A) fees or charges of any airport or air navigation authority, (B) judgments that do not constitute an Event of Default under this Agreement, or (C) salvage or other rights of insurers; (o) Liens on assets not included in the Borrowing Base evidenced by UCC financing statements which are expressly permitted under the terms of the Loan Documents; and (p) Liens on assets which are not Collateral securing Permitted Indebtedness after the date hereof in an amount not in excess of the sum of Indebtedness existing as of the Closing Date and $300,000,000.00.

“Permitted Preferred Stock” means up to $100,000,000.00 of preferred Stock of Borrower issued at any time or from time to time during the term of this Agreement which shall not be mandatorily redeemable earlier than two (2) years after the Maturity Date.

“Person” means any individual or entity, including a trustee, sole proprietorship, partnership, limited partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

“Placard” shall have the meaning set forth in Section 6.17.

“Plan” means, with respect to Borrower or any of its Affiliates, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower or any of its Affiliates maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Pro Rata Share” means, with respect to each Lender, the percentage of the Revolving Commitment set forth opposite the name of that Lender on Schedule 2.1, as such percentage may be increased or decreased pursuant to a Commitment Assignment and Acceptance executed in accordance with Section 12.8.

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include:  (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of Governmental Authority); (c) any claim of Borrower against third parties for past, present or future infringement or dilution of any Intellectual Property or for injury to the goodwill associated with any Intellectual Property; (d) any recoveries by Borrower against third parties with respect to any litigation or dispute concerning any Collateral; and (e) any and all other amounts from time to time paid or payable under or in connection with any Collateral, upon disposition or otherwise.

“Property” means any real property, personal property, or Intellectual Property owned, leased or operated by the Borrower, any Owner Trustee, or any Subsidiary of the Borrower.

“Prospective International Interest” shall have the meaning given to such term in the Cape Town Convention.

“Reference Rate” means the variable per annum rate of interest most recently announced by Administrative Agent at its corporate headquarters as the “MUFG Union Bank, N.A. Reference Rate,” with the understanding that the “MUFG Union Bank, N.A. Reference Rate” is one of Administrative Agent’s index rates and merely serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest or best rate at which Administrative Agent calculates interest or extends credit.  The Reference Rate shall be adjusted on the last Business Day of the calendar month of any change in the “MUFG Union Bank, N.A. Reference Rate.”  The Reference Rate, as adjusted, shall constitute the Reference Rate on the date when such adjustment is made and shall continue as the applicable Reference Rate until further adjustment.

“Registerable Asset” means any Eligible Engine or Eligible Equipment with respect to which ownership thereof, a contract of sale in respect of, a lease of, and/or a security interest therein may be filed with the FAA or registered on the International Registry.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

“Release” means, as to Borrower, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by Borrower, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

“Reportable Event” has the meaning set forth in Title IV of ERISA.

“Requisite Lenders” means (a) all Non-Defaulting Lenders, with respect to those decisions requiring unanimous consent of all Lenders as set forth in Section 12.16 and (b) those Non-Defaulting Lenders holding Notes evidencing in the aggregate 50.1% or more of the aggregate Indebtedness then evidenced by the Notes held by Non-Defaulting Lenders, with respect to all other decisions required of the Lenders hereunder; provided that any Defaulting Lender or Indebtedness under Notes held by such Defaulting Lender shall not be included under the foregoing items (a) and (b) or have voting, waiver or consent rights with respect to any decision.

“Revolving Commitment” means, subject to Section 2.10 and 2.19, $890,000,000.00.  The respective Pro Rata Shares of the Lenders with respect to the Revolving Commitment are set forth in Schedule 2.1.

“Revolving Loan” means a loan(s) made by the Lenders to Borrower pursuant to Section 2.1.

“Revolving Note” means each revolving note executed and delivered by Borrower to each Lender in accordance with its Pro Rata Share of the Revolving Commitment, dated as of the Closing Date, in the original aggregate principal amount of the Revolving Commitment, together with any other notes executed and delivered by Borrower to any Lender evidencing at any time any portion of the Loans.

“Schedule of Documents” means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with this Agreement and the other Loan Documents and the transactions contemplated hereunder and thereunder, substantially in the form of Schedule 1.1e.

“Security Agent” means that party mentioned in the introductory paragraph hereof, when such party is acting in its capacity as Security Agent under any of the Loan Documents, or any successor Security Agent.

“Security Agreement” means that certain Security Agreement dated as of November 18, 2009, as amended, modified or supplemented from time to time, made by Borrower in favor of Security Agent.

“Security Deposit” means any cash deposits and other collateral provided by, or on behalf of, a Lessee to secure the obligations of such Lessee under a Lease.

“SEC” means the United States Securities Exchange Commission.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

“Special Eurodollar Circumstance” means the application or adoption after the Closing Date of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by Lender or its LIBOR lending office with any request or directive (whether or not having the force of Law) of any such Governmental Authority, central bank or comparable authority.

“Special Purpose Financing Vehicle” means a bankruptcy remote Subsidiary or Affiliate (including without limitation, any Subsidiary of such Person, WEST and the WEST Subsidiaries) of Borrower or other Person owned by or at the request of Borrower (excluding any Owner Trustee which shall have executed and delivered an Owner Trustee Mortgage and Security Agreement) for the sole purpose of holding and/or assigning Engines or Equipment received directly or indirectly from Borrower or any of its Subsidiaries and issuing notes or other Indebtedness which are secured by such Engines or Equipment or other securities representing interests in such Engines or Equipment, and which Subsidiary or Affiliate or other Person is prohibited by its articles of incorporation or (if it is not a corporation) other organizational documents from engaging in any other business; provided that any Indebtedness of such Special Purpose Financing Vehicle shall be Non-Recourse Debt.

“Stage III” means, with respect to any aircraft or engine, any aircraft or engine which, at the time of its manufacture, was compliant with the noise regulations set forth in FAR Part 36.

“Stock” means all certificated and uncertificated shares, options, warrants, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11‑1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stock Pledge Agreement” means collectively, and each individually, (i) that certain Stock Pledge Agreement dated as of November 18, 2009, as amended, modified or supplemented from time to time, made by Borrower in favor of Security Agent, whereby Borrower pledged to Security Agent sixty-five percent (65%) of the issued and outstanding shares of capital stock of WLFC (Ireland) Limited, (ii) that certain Share Mortgage and Security Agreement dated as of June 28, 2011, as amended, modified or supplemented from time to time, made by Borrower in favor of Security Agent, whereby Borrower pledged to Security Agent fifty percent (50%) of the issued and outstanding shares of share capital of WMES, (iii) the Membership Interest Pledge Agreement dated as of September 28, 2012, as amended, modified or supplemented from time to time, made by Borrower in favor of Security Agent, whereby Borrower pledged to Security Agent all of its membership interests in WEST Engine Funding LLC, (iv) the Stock Pledge Agreement dated as of November 5, 2013, as amended, modified or supplemented from time to time, made by Borrower in favor of Security Agent, whereby Borrower pledged to Security Agent all of the outstanding shares of share capital of Willis Aeronautical Services, Inc., and (v) that certain Stock Pledge Agreement dated of even date herewith, as amended, modified or supplemented from time to time, provided by Borrower in

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

favor of Security Agent whereby Borrower pledged to Security Agent sixty five percent (65%) of the issued and outstanding shares of Willis Lease (China) Limited.

“Stock Power” means collectively, and each individually, those certain Stock Powers executed by Borrower in favor of Security Agent in connection with each Stock Pledge Agreement.

“Subordinated Obligation” means any Indebtedness of Borrower that (a) does not have any scheduled principal payment, mandatory principal prepayment or sinking fund payment due prior to the date that is one year after the Maturity Date, (b) is not secured by any Lien on any Property of Borrower or any of its Subsidiaries, (c) is not guaranteed by any Subsidiary of Borrower, (d) is subordinated by its terms in right of payment to the Obligations pursuant to provisions acceptable to Agents and the Requisite Lenders, (e) is subject to such financial and other covenants and events of defaults as may be acceptable to Agents and the Requisite Lenders, and (f) is subject to customary interest blockage and delayed acceleration provisions as may be acceptable to Agents and Credit Facility Lenders.

“Subsidiary” means, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in any case, characterized as such or as a “joint venture”), trust or other legal entity, whether now existing or hereafter organized or acquired:  (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership or other ownership interests, of which (i) a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries or (ii) a Subsidiary is the general partner.  Notwithstanding the foregoing, the Excluded Subsidiaries shall only be considered Subsidiaries hereunder with respect to Section 6.14 and the definitions related thereto.  In addition, any Excluded Subsidiary shall be considered a Subsidiary for all purposes hereunder when it complies with the requirements of Section 6.13.2.

“Subsidiary Guaranty” means, collectively and each individually, those certain Subsidiary Guaranties dated as of November 18, 2009 or thereafter, as amended, modified or supplemented from time to time, made by each Subsidiary (but excluding the Excluded Subsidiaries) in favor of Security Agent, whereby such Subsidiary guaranties performance of the Obligations under the Loan Documents.

“Swing Line Commitment” means the commitment of the Swing Line Lender to make Swing Line Loans in an aggregate maximum principal amount at any one time outstanding of Fifteen Million Dollars ($15,000,000.00) or such lesser amount as shall be agreed to by the Swing Line Lender and Borrower pursuant to Section 2.2 of this Agreement.

“Swing Line Lender” means that party mentioned in the introductory paragraph hereof or any successor Swing Line Lender.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

“Swing Line Loans” means loans made by the Swing Line Lender to Borrower pursuant to Section 2.2.

“Swing Line Note” means the swing line note executed and delivered by Borrower to Swing Line Lender, dated as of the Closing Date, in the original aggregate principal amount of the Swing Line Commitment, together with any other notes executed and delivered by Borrower to any Lender evidencing at any time any portion of the Swing Line Loans.

“Syndication Agent” means that party mentioned in the introductory paragraph hereof, when such party is acting in its capacity as Syndication Agent under any of the Loan Documents, or any successor Syndication Agent.

“Tangible Net Worth” means on any date of determination, the following with respect to Borrower and its Subsidiaries on a consolidated basis:  (a) the sum of the total assets less the total liabilities minus (b) intangibles (excluding (i) gains and losses from fair value of derivatives charges whether or not included in other comprehensive income or net income on such date, all as determined in accordance with GAAP, consistently applied and (ii) any intangibles arising under clause (h) of the definition of EBITDA).  Notwithstanding the foregoing, to the extent constituting a liability on Borrower’s balance sheet as determined in accordance with GAAP, consistently applied, the Permitted Preferred Stock shall be excluded as a liability in the calculation of Tangible Net Worth.

“Termination Date” means the date on which the Loans and all other Obligations under this Agreement and the other Loan Documents are indefeasibly paid in full, in cash, and Borrower shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations under this Agreement.

“Three Primary Lessees” means the three Lessees under Leases which, at the time of determination, have leased (whether under one or more Leases) the highest percentages of the Engines and Equipment described in clause (y)(ii)(E) of the definition of Borrowing Base, based on Net Book Value, of all Eligible Engines and Eligible Equipment.

“Total Debt” means all Indebtedness of Borrower and its consolidated Subsidiaries, including, without limitation, Partial Recourse Debt and Subordinated Obligations but excluding Non-Recourse Debt.

“Transactional User Entity” is defined in the Regulations for the International Registry.

“Trust Agreement” means, each and collectively, those certain Trust Agreements entered into prior to the date hereof and any Trust Agreements entered into after the date hereof, each of which Trust Agreements shall be substantially in the form attached hereto as Exhibit K, by and between Owner Trustee, as owner trustee, and Borrower or a Wholly-Owned Subsidiary, as the sole beneficiary, as each such Trust Agreement is amended, supplemented or otherwise modified from time to time, whereby the parties agreed, among other things, that Owner Trustee shall act as trustee with respect to the “Equipment” and “Lease Agreement” as defined therein and by and between Owner Trustee, as owner trustee, and Borrower or a Wholly-Owned

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Subsidiary, as the sole beneficiary, as each Trust Agreement is amended, supplemented or otherwise modified from time to time, whereby the parties agreed, among other things, that Owner Trustee shall act as trustee with respect to the “Equipment” and “Lease Agreement” as defined therein.

“Turboprop Engine” means a gas turbine engine used in aircraft with at least 550 rated shaft horsepower.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Delaware; provided that in the event by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Security Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Delaware, the term “UCC” means the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Unused Line Fee” means that fee set forth in Section 2.6.1.

“WEST” means (i) WEST II, or (ii) WEST III, in each case in its capacity as the issuer of the indebtedness referenced under either clause (i) or clause (ii) of the definition of “WEST Funding Facility”.

“WEST II” means Willis Engine Securitization Trust II, a Delaware statutory trust which is a Wholly-Owned Subsidiary of Borrower.

“WEST III” means, if and when formed, Willis Engine Securitization Trust III, a Delaware statutory trust which is a Wholly-Owned Subsidiary of Borrower.

“WEST Administrative Agency Agreement” means (i) that certain Administrative Agency Agreement dated September 17, 2012 among WEST II, Borrower, Deutsche Bank Trust Company Americas and the entities listed on Appendix A thereto, or (ii) that certain Administrative Agency Agreement among WEST III, Borrower, the indenture trustee and the entities listed on Appendix A thereto to be entered into in connection with a refinancing permitted pursuant to clause (ii) of the definition of WEST Funding Facility, as amended, waived, restated, supplemented or otherwise modified from time to time.

“WEST Funding Facility” means (i) the transactions contemplated by that certain Indenture dated as of September 14, 2012, by and between WEST II and Deutsche Bank Trust Company Americas, as indenture trustee, as amended, waived, restated, supplemented, or otherwise modified from time to time, or (ii) any refinancing, decrease or increase of the indebtedness referenced in (i) above pursuant to an indenture dated as of the WEST Refinancing Closing Date by and between WEST III and the indenture trustee, as amended, waived, restated, supplemented or otherwise modified from time to time in an amount not to exceed $600,000,000.00 and with a weighted average interest rate not to exceed seven percent (7%).

“WEST Owner Trusts” means the owner trusts in which WEST or a WEST Subsidiary holds 100% of the beneficial interest.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

“WEST Refinancing Closing Date” means the date on which the indenture referred to in subclause (i) of the definition of WEST Funding Facility is terminated and all notes issued thereunder have been paid in full.

“WEST Servicing Agreement” means (i) that certain Servicing Agreement dated as of September 17, 2012, among Borrower, as servicer and administrative agent, WEST II, and the entities listed on Appendix A to the Servicing Agreement, as amended, waived, restated, supplemented, or otherwise modified from time to time, or (ii) that certain Servicing Agreement among Borrower, as servicer and administrative agent, WEST III, and the entities listed on Appendix A to the Servicing Agreement, to be entered into in connection with a refinancing permitted pursuant to clause (ii) of the definition of WEST Funding Facility, as amended, waived, restated, supplemented, or otherwise modified from time to time.

“WEST Subsidiaries” means:

i.with respect to WEST II, (A) Willis Engine Securitization (Ireland) Limited, a limited liability company existing under the laws of Ireland and a wholly-owned Subsidiary of WEST II, (B) Facility Engine Acquisition LLC, a Delaware limited liability company and a wholly-owned Subsidiary of WEST II, (C) WEST Engine Acquisition LLC, a Delaware limited liability company and a wholly-owned Subsidiary of WEST II, and (D) each other legal entity owned by WEST II or in respect of which WEST II or a Subsidiary of WEST II holds 100% of the beneficial interest, including the WEST Owner Trusts beneficially owned by WEST II or a Subsidiary of WEST II; and

ii.with respect to WEST III, the subsidiaries designated by Borrower in a notice to the Administrative Agent prior to the WEST Refinancing Closing Date and each other legal entity owned by WEST III or in respect of which WEST III or a Subsidiary of WEST III holds 100% of the beneficial interest, including the WEST Owner Trusts beneficially owned by WEST III or a Subsidiary of WEST III.

“Wholly-Owned Subsidiary” means a Subsidiary of Borrower, 100% of the capital stock or other equity interest of which is owned, directly or indirectly, by Borrower, except for director’s qualifying shares required by Applicable Laws.

“Willis Aviation Finance Limited Financing Facility” means one or more financing arrangements entered into by WLFC (Ireland) Limited in an amount not to exceed Two Hundred Million and 00/100 Dollars ($200,000,000.00) for general corporate purposes, including financing spare aircraft engines and equipment.

“Willis Lease (China) Limited” means Willis Lease (China) Limited, a limited liability company formed under the laws of the People’s Republic of China.

“Willis Lease (China) Limited Financing Facility” means one or more financing arrangements entered into by Willis Lease (China) Limited in an amount not to exceed Two Hundred Million and 00/100 Dollars ($200,000,000.00) for general corporate purposes, including financing spare aircraft engines and equipment.

“WMES” means Willis Mitsui & Co Engine Support Limited.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2Accounting Terms.  All accounting terms used, but not specifically defined, in this Agreement shall be construed and defined in accordance with GAAP, provided that if GAAP shall change from the basis used in preparing the Financial Statements delivered to the Administrative Agent on or before the date of this Agreement, the Compliance Certificates delivered pursuant to this Agreement demonstrating compliance with the covenants contained in Section 6.14 shall include calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants based upon GAAP as in effect on the date of this Agreement.

1.3UCC.  Any terms that are defined in the UCC and used, but not specifically defined, in this Agreement shall be construed and defined in accordance with the UCC.

1.4Construction.  For purposes of this Agreement and the other Loan Documents, the following rules of construction shall apply, unless specifically indicated to the contrary:  (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term “or” is not exclusive; (c) the term “including” (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments thereof and any successor statutes and regulations; (e) the words “herein,” “hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement; (f) all references in this Agreement or in the schedules to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement; and (g) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

1.5USA Patriot Act Notice.  Each Lender is subject to the USA Patriot Act and hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended and supplemented from time to time, the “Patriot Act”), each Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow each Lender to identify Borrower in accordance with the Patriot Act.

2.         REVOLVING COMMITMENT

2.1Revolving Loans.  Subject to the terms and conditions of this Agreement, Lenders severally shall, pro rata according to that Lender’s Pro Rata Share of the Revolving Commitment, extend Revolving Loans to Borrower from time to time until the Maturity Date.  Subject to Section 2.8.2, the aggregate amount of Loans outstanding shall not exceed at any time

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

the Borrowing Availability.  Prior to the Maturity Date, Borrower may repay at any time any outstanding Loans and any amounts so repaid may be reborrowed, up to Borrowing Availability.  Loans shall be evidenced by and repayable in accordance with the terms of the Revolving Note and this Agreement.

2.1.1               Choice of Interest Rate.  Any Revolving Loan shall, at the option of Borrower, be made either as a Base Rate Loan or as a LIBOR Loan; provided that if a Default or Event of Default has occurred and is continuing, all Loans shall be made as Base Rate Loans.  If Borrower fails to give notice to Administrative Agent specifying whether any LIBOR Loan is to be repaid or reborrowed on a Payment Date, such LIBOR Loan shall be repaid and then reborrowed as a Base Rate Loan on the Payment Date.  Each request for a Revolving Loan shall, among other things, specify (1) the date of the proposed Revolving Loan, which shall be a Business Day, (2) the amount of the Revolving Loan, (3) whether it is to be a Base Rate Loan or a LIBOR Loan, and (4) the LIBOR Loan Period, if applicable.

2.1.2               Request for Base Rate Loans.  Except as otherwise specified herein, Borrower shall give to Administrative Agent, irrevocable notice of a request for each Loan by telephone or facsimile transmission not later than 11:00 a.m. (California time) at least one (1) Business Day prior to the proposed Base Rate Loan.  Any notice in connection with a requested Revolving Loan under this Agreement that is received by Administrative Agent after 11:00 a.m. (California time) on any Business Day, or at any time on a day that is not a Business Day, shall be deemed received by Administrative Agent on the next Business Day.

2.1.3               Request for LIBOR Loans.

(a)Borrower shall give to Administrative Agent irrevocable notice of a request for a LIBOR Loan by telephone or facsimile transmission not later than three (3) Business Days prior to the date of the proposed LIBOR Loan.  Administrative Agent shall determine the applicable LIBOR Basis as of the Business Day prior to the date of the requested LIBOR Loan.  Each determination by Administrative Agent of a LIBOR Basis shall, absent manifest error, be deemed final, binding and conclusive upon Borrower.  The LIBOR Loan Period for each LIBOR Loan shall be fixed at one (1), two (2), three (3) or six (6) months.

(b)(i) Each LIBOR Loan shall be in a principal amount of not less than Five Million and 0/100 Dollars ($5,000,000.00) and in an integral multiple of $100,000, (ii) at no time shall there be more than ten (10) tranches of LIBOR Loans outstanding, and (iii) subject to Section 2.8.2,  the total aggregate principal amount of all LIBOR Loans outstanding at any one time shall not exceed Borrowing Availability.

(c)At least three (3) Business Days prior to each Payment Date for a LIBOR Loan, Borrower shall give irrevocable written notice to Lender specifying whether all or a portion of such LIBOR Loan outstanding on the Payment Date (i) is to be repaid and then reborrowed in whole or in part as a new LIBOR Loan, in which case such notice shall also specify the LIBOR Loan Period that Borrower shall have selected for such new LIBOR Loan; (provided that in the case of any such reborrowing as a new LIBOR Loan, if a Default or Event of Default has occurred and is continuing, Borrower shall not have the option to repay and then reborrow such LIBOR Loan as a new LIBOR Loan, but instead shall only be able to convert

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

such LIBOR Loan to a Base Rate Loan), (ii) is to be repaid and then reborrowed in whole or in part as a Base Rate Loan, or (iii) is to be repaid and not reborrowed; provided that any such reborrowings described in clauses (i) and (ii) above shall be in a principal amount of not less than $5,000,000.00 and in an integral multiple of $100,000.  Upon such Payment Date such LIBOR Loan will, subject to the provisions of this Agreement, be so repaid and, as applicable, reborrowed.

2.1.4               Request and Disbursement.  Administrative Agent shall, upon the reasonable request of Borrower from time to time, provide to Borrower such information with regard to the LIBOR Basis as Borrower may request.  Promptly following receipt of a request for a Loan, Administrative Agent shall notify each Lender by telephone or telecopier or electronic mail (and if by telephone, promptly confirmed by telecopier or electronic mail) of the date and type of Loan, the applicable LIBOR Loan Period, and that Lender’s Pro Rata Share of the Loan.  Not later than 10:00 a.m., California time, on the date specified for any Loan (which must be a Business Day), each Lender shall make its Pro Rata Share of the Loan in immediately available funds available to Administrative Agent at Administrative Agent’s office.  Prior to 11:00 a.m. (California time) on the date of a Revolving Loan, Administrative Agent shall, subject to the satisfaction of the conditions set forth in Section 2.2, disburse the amount of the requested Revolving Loan by deposit into the Demand Deposit Account or by wire transfer pursuant to Borrower’s written instructions.

2.2Swing Line Loans.

2.2.1               Swing Line Commitment.  The Swing Line Lender shall from time to time from the Closing Date through the day prior to the Maturity Date make loans to Borrower in such amounts as Borrower may request, up to an aggregate maximum amount of $15,000,000.00 (each, a “Swing Line Loan”), provided that (a) if after giving effect to such Swing Line Loan, the sum of the aggregate principal amount of all then outstanding Loans does not exceed the Borrowing Availability at such time; and (b) without the consent of all of the Lenders, no Swing Line Loan may be made during the continuation of an Event of Default, provided written notice of such Event of Default shall have been provided to Swing Line Lender by Administrative Agent or a Lender sufficiently in advance of the making of such Swing Line Loan.

2.2.2               Request for Swing Line Loan.  Borrower may borrow, repay and reborrow under the Swing Line Commitment, subject to the remaining availability under the Swing Line Commitment and subject to availability under the Revolving Commitment, upon telephonic request by an Authorized Signatory of Borrower made to Administrative Agent not later than 2:00 p.m., California time, on the Business Day of the requested borrowing (which telephonic request shall be promptly confirmed in writing by telecopier or electronic mail).  Promptly after receipt of such a request for borrowing, Administrative Agent shall provide telephonic verification to the Swing Line Lender that, after giving effect to such request, availability under the Swing Line Commitment and the Revolving Commitment will exist (and such verification shall be promptly confirmed in writing by telecopier or electronic mail).  Borrower shall notify the Swing Line Lender of its intention to make a repayment of a Swing Line Loan not later than 1:00 p.m. California time on the date of repayment.  If Borrower instructs the Swing Line Lender to debit its Demand Deposit Account in the

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

amount of any payment with respect to a Swing Line Loan, or the Swing Line Lender otherwise receives repayment, after 3:00 p.m., California time, on a Business Day, such payment shall be deemed received on the next Business Day.  The Swing Line Lender shall promptly notify Administrative Agent of the Swing Line Loan outstanding each time there is a change therein.

2.2.3               Swing Line Interest Rate.  Swing Line Loans shall bear interest at a fluctuating all-in rate (commensurate with a market rate of interest at the time of funding) per annum as quoted by Swing Line Lender to Borrower at the time a Swing Line Loan is requested by Borrower.  Interest shall be payable monthly on such dates as may be specified by the Swing Line Lender and in any event on the Maturity Date.  The Swing Line Lender shall be responsible for invoicing Borrower for such interest.  The interest payable on Swing Line Loans is solely for the account of the Swing Line Lender (subject to Section 2.2.5 below).

2.2.4               Swing Line Maturity Date.  Subject to Section 2.2.6 below, the principal amount of all Swing Line Loans shall be due and payable on the earlier of (i) the maturity date agreed to by the Swing Line Lender and Borrower with respect to such loan or (ii) the Maturity Date.

2.2.5               Swing Line Participation.  Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from the Swing Line Lender a participation therein in an amount equal to that Lender’s Pro Rata Share times the amount of the Swing Line Loan.  Upon demand made by the Swing Line Lender, which shall occur not more than once per week, each Lender shall, according to its Pro Rata Share, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its participation therein.  The obligation of each Lender to so provide its purchase price to the Swing Line Lender shall be absolute and unconditional (except for modifications or demand made by the Swing Line Lender) and shall not be affected by the existence of an uncured Event of Default; provided that no Lender shall be obligated to purchase its Pro Rata Share of (i) the Swing Line Loans to the extent that, after giving effect to such Swing Line Loan, advances under the Revolving Commitment exceed the Borrowing Availability, (ii) Swing Line Loans to the extent that, after giving effect to such Swing Line Loan, the aggregate amount of Swing Line Loans outstanding exceed $15,000,000.00, or (iii) any Swing Line Loan made (absent the consent of all of the Lenders) during the continuation of an Event of Default if written notice of such Event of Default shall have been provided to Swing Line Lender by Administrative Agent or a Lender sufficiently in advance of the making of such Swing Line Loan.  Each Lender that has provided to the Swing Line Lender the purchase price due for its participation in Swing Line Loans shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Lender against Borrower for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Lender paid the Swing Line Lender its purchase price) with respect to such claim.

2.2.6               Swing Line Repayment; Revolving Loans.  The Swing Line Lender may, at any time, in its sole discretion, by not less than two Business Days’ prior written

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

notice to Borrower and Lenders, demand payment of the Swing Line Loans by way of a Revolving Loan in the full amount or any portion of the outstanding amount of Swing Line Loans.  In each case, Administrative Agent shall automatically provide the advances made by each Lender to the Swing Line Lender (which the Swing Line Lender shall then apply to the outstanding amount of the Swing Line Loans).  In the event that Borrower fails to request a Revolving Loan within the time specified by this Section 2.2.6 on any such date, Administrative Agent may, but is not required to, without notice to or the consent of Borrower, cause Base Rate Loans to be made by the Lenders under the Revolving Commitment in amounts which are sufficient to reduce the outstanding amount of the Swing Line Loans as required above.  The proceeds of such advances shall be paid directly to the Swing Line Lender for application to the outstanding amount of the Swing Line Loans.

2.3[Reserved].

2.4Payment of Interest; Interest Rate.

2.4.1               Loans.  Interest on Revolving Loans and Swing Line Loans shall be payable as follows:

(a)Base Rate Loans.  Interest on each outstanding Base Rate Loan shall be computed for the actual number of days elapsed on the basis of a year of 360 days and shall be payable to Administrative Agent for the ratable benefit of Lenders, in arrears (i) on the first Business Day of each month, (ii) on the Maturity Date, and (iii) if any interest accrues or remains payable after the Maturity Date or during the continuance of an Event of Default, upon demand by Administrative Agent.  Interest shall accrue and be payable on each Base Rate Loan at a per annum interest rate equal to the Base Rate plus the Applicable Base Rate Margin (“Applicable Base Rate”).  The Base Rate shall be equal to the highest of (i) the rate of interest most recently announced by Administrative Agent as to its U.S. dollar “Reference Rate”, (ii) the Federal Funds Rate plus one-half of one percent (0.50%) or (iii) one month LIBOR plus one and one half percent (1.50%).

(b)LIBOR Loans.  Interest on each outstanding LIBOR Loan shall be computed for the actual number of days elapsed on the basis of a year of 360 days and shall be payable to Administrative Agent, for the ratable benefit of Lenders, in arrears (i) on the last day of the applicable LIBOR Loan Period in the case of any LIBOR Loan with a LIBOR Loan Period of one, two or three months, (ii) on the 90th day and the last day of the applicable LIBOR Loan Period in the case of any LIBOR Loan with a LIBOR Loan Period greater than three months, (iii) on the Maturity Date, and (iv) if any interest accrues or remains payable after the Maturity Date or during the continuance of an Event of Default, upon demand by Administrative Agent.  Interest shall accrue and be payable on each LIBOR Loan at a per annum interest rate equal to the LIBOR Basis applicable to such LIBOR Loan plus the Applicable LIBOR Margin (“Applicable LIBOR Rate”).

(c) Applicable Margins and Fees.  The Applicable Base Rate Margin, the Applicable LIBOR Margin, and Applicable Unused Line Fee Percentage shall be determined based on the Leverage Ratio as reported in the most recent Compliance Certificate (delivered to Administrative Agent pursuant to Section 8) by reference to Table 1 below:

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Table 1
Level	Leverage Ratio	Applicable Base Rate Margin	Applicable LIBOR Margin	Applicable Unused Line Fee Percentage
I	>3.75	1.75%	3.00%	0.625%
II	≤3.75	1.50%	2.75%	0.50%
III	≤2.50	1.25%	2.50%	0.375%
IV	≤2.00	0.75%	2.00%	0.250%
V	≤1.50	0.25%	1.50%	0.250%

2.4.2               Default Rate.  Upon the occurrence and during the continuance of an Event of Default, interest on all outstanding Obligations shall, upon the election of Administrative Agent (acting at the direction of the Requisite Lenders), confirmed by written notice from Administrative Agent to Borrower, accrue and be payable at the Default Rate.  Interest accruing at the Default Rate shall be payable to Administrative Agent, for the ratable benefit of Lenders, on demand and in any event on the Maturity Date.  Administrative Agent shall not be required to (1) accelerate the maturity of the Loans or (2) exercise any other rights or remedies under the Loan Documents, in order to charge the Default Rate.  Upon the occurrence and during the continuance of an Event of Default specified in Sections 9.1.5, 9.1.6, or 9.1.7, the interest rate shall be increased automatically to the Default Rate without the necessity of any action by Administrative Agent.

2.5Maximum Rate of Interest.  In no event shall the aggregate of all interest on the Obligations charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.  In the event that such a court determines that a Lender has charged or received interest under this Agreement or the Notes in excess of the highest applicable rate, the rate in effect under this Agreement and the Notes shall automatically be reduced to the maximum rate permitted by Applicable Law and Lender shall promptly apply such excess to reduce the principal balance of the Obligations, or if the principal balance of the Obligations owing have been paid in full, Lender shall promptly apply such excess to reduce any other Obligations, and if all Obligations have been paid in full, then Lender shall refund to Borrower any interest received by Lender in excess of the maximum lawful rate; provided that if at any time thereafter the rate of interest payable hereunder is less than the highest applicable rate, Borrower shall continue to pay interest hereunder at the highest applicable rate, until such time as the total interest received by Lender from the making of Loans hereunder is equal to the total interest that Lender would have received had the interest rate payable hereunder been (but for the operation of this Section 2.5) the interest rate payable since the Closing Date as otherwise provided in this Agreement.  It is the intent of this Agreement that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly, interest in excess of that which may be paid by Borrower under Applicable Law.

2.6Fees.  Borrower shall pay to Administrative Agent:

2.6.1               Unused Line Fee.  The Unused Line Fee for the ratable benefit of Lenders commencing as of the Closing Date, payable quarterly in arrears, commencing on

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

the first Business Day of the Fiscal Quarter beginning July 1, 2016 and ending on the Maturity Date.  The Unused Line Fee shall be, for each day after the Closing Date through the Maturity Date, an amount equal to (a) the difference between (1) the Maximum Amount, and (2) the closing balance of the Loans for such day, multiplied by (b) the Applicable Unused Line Fee Percentage, the product of which is then divided by (c) 360.  Notwithstanding the foregoing, no Unused Line Fee shall be paid by Borrower for the benefit of any Defaulting Lender for each day that such Lender remains a Defaulting Lender; provided that an Unused Line Fee shall continue to accrue for the ratable benefit of all Non-Defaulting Lenders for such time period and an Unused Line Fee shall accrue as to the previously Defaulting Lender upon the date that such Lender becomes a Non-Defaulting Lender.

2.6.2               [Reserved].

2.6.3               Fees to Administrative Agent.  On the Closing Date and on each other date upon which a fee is payable, Borrower shall pay to Administrative Agent such fees as heretofore agreed upon by letter agreement dated as of January 6, 2016, between Borrower and MUFG Union Bank, N.A., as Administrative Agent, which fees shall be solely for its own account and are nonrefundable.

2.7Late Payments.  If any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to any Lender, or Swing Line Lender is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate, to the fullest extent permitted by Applicable Laws.

2.8Repayment and Prepayment.

2.8.1               Repayment and Voluntary Prepayment.  Borrower shall pay the principal balance of the Loans and all other Obligations in full on the Maturity Date.  The principal amount of any Base Rate Loan may be prepaid prior to the Maturity Date at any time; provided, that any such prepayments shall be in minimum amounts to be agreed upon by Administrative Agent and Borrower.  The principal amount of any LIBOR Loan together with all accrued and unpaid interest thereon may be prepaid prior to the applicable Payment Date, together with any breakage fees as set forth in Section 2.8.5, upon three (3) Business Days’ prior notice to Lender.  Each notice of prepayment shall be irrevocable.

2.8.2               Overadvances.  Borrower shall immediately repay to Administrative Agent, for the ratable benefit of Lenders, any Overadvance.  Overadvances constitute Obligations that are evidenced by the Revolving Note, secured by the Collateral, and entitled to all of the benefits of the Loan Documents.

2.8.3               Mandatory Prepayment.

(a)Within three (3) Business Days of receiving written notice from Administrative Agent of the occurrence of any Borrowing Base Deficiency or Appraisal Deficiency, Borrower shall repay all or such portion of the Loans in an amount equal to such deficiency, together with any breakage fees as set forth in Section 2.8.5; provided  that with

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

respect to an Appraisal Deficiency which is the result of a new or updated appraisal, the foregoing cure period shall be extended to be ninety (90) days.

(b)In addition, within thirty (30) days of the consummation of any sale by Borrower of any of its Stock in any Special Purpose Financing Vehicle to a Person that is not an Affiliate of Borrower, Borrower shall apply the Net Cash Proceeds of any such sale to the Loans pro rata, together with any breakage fees as set forth in Section 2.8.5.

2.8.4               Mandatory Repayment.  Upon the occurrence of a Change in Control, the Revolving Commitment shall be terminated, and all outstanding Loans shall be repaid in full, together with any breakage fees as set forth in Section 2.8.5 and for the avoidance of doubt a Permitted Change in Control shall not constitute a Change in Control.

2.8.5               Breakage Fees.  Upon payment or prepayment of any LIBOR Loan (other than as the result of a conversion required under Section 15.1.3) on a day other than the last day in the applicable LIBOR Loan Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower (for a reason other than the breach by a Lender of its obligation to make a LIBOR Loan pursuant to this Agreement) to borrow on the date or in the amount specified for a LIBOR Loan in any Notice of Borrowing, Borrower shall pay to Lender within five (5) Business Days after demand a prepayment fee or failure to borrow fee, as the case may be (determined based on 100% of the LIBOR Loan actually funded in the London Eurodollar Market (the “Designated Eurodollar Market”)) equal to the sum of:

(a)$250; plus

(b)the amount, if any, by which (i) the additional interest would have accrued on the amount prepaid or not borrowed at the LIBOR Basis exceeds (ii) the interest Lenders could recover by placing such amount on deposit in the Designated Eurodollar Market for a period beginning on the date of the prepayment or failure to borrow and ending on the last day of the applicable LIBOR Loan Period (or, if no deposit rate quotation is available for such period, for the most comparable period for which a deposit rate quotation may be obtained); plus

(c)all out-of-pocket expenses incurred by Lenders directly attributable to such payment, prepayment or failure to borrow.

Each Lender making a claim under this Section shall submit to the Borrower an itemized and substantiated statement setting forth such Lender’s accounting of the amount of any prepayment fee payable under this Section, which calculation shall, absent manifest error, be deemed final, binding and conclusive upon Borrower, unless Borrower, within thirty (30) days after the date any such accounting is rendered, provides such Lender with written notice of any objection which Borrower may have to such accounting.

2.9Term.  The Credit Facilities shall be in effect until the Maturity Date.  The Credit Facilities and all other Obligations related thereto shall be automatically due and payable in full on the Maturity Date, unless earlier due and payable or terminated as provided in this Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

2.10Early Termination.  The Credit Facilities may be terminated, in whole or in increments of $10,000,000.00, by Borrower prior to the Maturity Date upon five (5) Business Days’ prior written notice to Administrative Agent; provided that at such time Borrower shall (a) prepay all amounts outstanding under the Credit Facilities which exceed the reduced Revolving Commitment amount elected by Borrower, (b) pay all accrued interest thereon and fees and charges incurred in connection therewith, and (c) reimburse Lenders for those costs and expenses incurred by Lenders in connection with such prepayment and termination, as set forth in Section 2.8.5.

2.11Note and Accounting.  Administrative Agent shall provide a quarterly accounting to Borrower of the Loans and other transactions under this Agreement, including Administrative Agent’s calculation of principal and interest.  Each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive upon Borrower, unless Borrower, within thirty (30) days after the date any such accounting is rendered, provides Administrative Agent with written notice of any objection which Borrower may have to any item in such accounting, describing the basis for such objection with specificity.  In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower, and in the event the parties cannot resolve their dispute, such dispute shall be resolved in accordance with the terms and conditions set forth in Sections 12.14 and 12.15 of this Agreement.

2.12Manner of Payment.

2.12.1               When Payments Due.

(a)Except as expressly set forth in this Agreement, each payment (including any prepayment) by Borrower on account of the principal of or interest on the Loans and any other amount owed to Lenders on account of the Obligations shall be made not later than 11:00 a.m. (California time) on the date specified for payment under this Agreement to Administrative Agent in lawful money of the United States and in immediately available funds.  Any payment received by Administrative Agent on a day that is not a Business Day or after 11:00 a.m. (California time) on a Business Day, shall be deemed received on the next Business Day.  The amount of all payments received by Administrative Agent for the account of each Lender shall be immediately paid by Administrative Agent to the applicable Non-Defaulting Lender in immediately available funds and, if such payment was received by Administrative Agent by 11:00 a.m., California time, on a Business Day and not so made available to the account of a Lender on that Business Day, Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate.  The amount of all payments received by the Administrative Agent for the account of any Defaulting Lender shall be held in trust by the Administrative Agent for the benefit of such Defaulting Lender until such time as such Defaulting Lender shall cease to be a Defaulting Lender under this Agreement, at which time, the Administrative Agent shall pay over such amounts (without interest) to such Lender.  All payments shall be made in lawful money of the United States of America.

(b)If any payment on any Obligation is specified to be made upon a day that is not a Business Day, it shall (subject to the provisions of the LIBOR Loan Period which may require payment by one (1) earlier Business Day) be deemed to be specified to be

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

made on the next succeeding day that is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

2.12.2             No Deductions.  Subject to Section 2.12.1(a) above, Borrower shall pay principal, interest, fees, and all other amounts due on the Obligations without set-off or counterclaim or any deduction whatsoever.

2.12.3             Inadequate Payments.  If, on the date on which any amount (including any payment of principal, interest or other costs and expenses) shall be due and payable by Borrower to Credit Facility Lenders, the amount received by any such Lenders from Borrower shall not be adequate to pay the entire amount then due and payable, then Administrative Agent shall be authorized, but shall not be obligated, to make a Base Rate Loan to Borrower in the amount of the deficiency.

2.13Application of Payments.  Borrower irrevocably waives the right to direct the application of any and all payments received at any time by any Credit Facility Lender from or on behalf of Borrower and specifically waives any provisions of the law of the State of New York or any other Applicable Law giving Borrower the right to designate application of payments.  All amounts received by Administrative Agent for application to the Obligations shall be applied by Administrative Agent in the following order of priority:  (i) to the payment of any fees then due and payable, (ii) to the payments of all other amounts not otherwise referred to in this Section 2.13 then due and payable hereunder or under the other Loan Documents (including any costs and expenses incurred by Administrative Agent as a result of a Default or an Event of Default), (iii) to the payment of interest then due and payable on the Loans, and (iv) to the payment of principal then due and payable on the Loans.  Notwithstanding the foregoing, Borrower irrevocably agrees that, during the occurrence of an Event of Default, Credit Facility Lenders shall each individually have the continuing exclusive right to determine the order and method of the application of payments against the then due and payable Obligations of Borrower owing to each Credit Facility Lender in each of the Credit Facility Lenders’ sole discretion and to revise such application prospectively or retroactively in each Credit Facility Lenders’ sole discretion, provided that all proceeds of Collateral shall be distributed pari passu on a pro rata and ratable distribution basis to the Credit Facility Lenders based on the Obligations then owing to such Credit Facility Lender.

2.14Use of Proceeds.  The proceeds of the Loans shall be used by Borrower for general corporate purposes, including financing aircraft engines owned and held for lease and the purchase of Parts.

2.15All Obligations to Constitute One Obligation.  All Obligations related to the Credit Facilities constitute one general obligation of Borrower and shall be secured by Security Agent’s Liens upon all of the Collateral, and by all other Liens previously, now or at any time in the future granted by Borrower to Security Agent, Administrative Agent or any Credit Facility Lender to the extent provided in the Collateral Documents and permitted by this Agreement.

2.16Authorization to Make Loans.  Administrative Agent, each Lender and Swing Line Lender (each, an “Authorized Party”) are authorized to make the Loans based on telephonic or other oral or written instructions received from any Person that an Authorized Party believes

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

in good faith to be an authorized representative of Borrower, or at the discretion of such Authorized Party, if such Loans are necessary to satisfy any of the Obligations.  Borrower consents to the recordation of any telephonic or other communications between an Authorized Party and Borrower for the purpose of maintaining such party’s business records of such transactions.

2.17Authorization to Debit Accounts.  Borrower authorizes each Authorized Party, upon prior notice to Borrower, to debit any of Borrower’s bank accounts with such party for the purpose of Borrower’s payment of principal, interest or other costs and expenses due and payable by Borrower to Lenders under this Agreement.

2.18Administrative Agent’s Right to Assume Funds Available for Revolving Loans.  Unless Administrative Agent shall have been notified by any Lender no later than 10:00 a.m. on the Business Day of the proposed funding by Administrative Agent of any Revolving Loan that such Lender does not intend to make available to Administrative Agent such Lender’s portion of the total amount of such Revolving Loan, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on the date of the Revolving Loan and Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount.  If Administrative Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender.  If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent promptly shall notify Borrower and Borrower shall either (i) pay such corresponding amount to Administrative Agent or (ii) arrange for another Lender or Lenders to assume the Defaulting Lender’s commitment to pay such corresponding amount and such assuming Lender(s) shall pay the corresponding amount to Administrative Agent (upon which payment the Defaulting Lender’s and any such assuming Lender’s Pro Rata Share shall be adjusted accordingly).  Administrative Agent also shall be entitled to recover from such Defaulting Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its share of the Revolving Commitment or to prejudice any rights which Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.19Optional Increase to the Revolving Commitment.

2.19.1            Provided that no Default or Event of Default then exists, Borrower may elect, from time to time, on or after the Closing Date, in writing, that the then effective Revolving Commitment be increased up to an aggregate amount which is not in excess of One Billion and 00/100 Dollars ($1,000,000,000.00).  Any request under this Section 2.19 shall be submitted by Borrower to Lenders through Administrative Agent not less than thirty (30) days prior to the proposed increase, specify the proposed effective date and amount of such increase, and be accompanied by a certificate signed by an Authorized Signatory, stating that no Default or Event of Default exists as of the date of the request or will result from the requested increase.  Any such request shall be approved by Administrative Agent if

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Borrower provides the foregoing items and Administrative Agent receives sufficient commitments from Lenders pursuant to Sections 2.19.2 through 2.19.4 to fund the requested increase.

2.19.2            Borrower shall be solely responsible for requesting a commitment from each Lender to assume a portion of the proposed increase to the Revolving Commitment, and Borrower shall copy Administrative Agent on all such requests.  Each Lender may approve or reject such request in its sole and absolute discretion, and any Lender who fails to send an affirmative written response to Borrower, with a copy to Administrative Agent, within ten (10) Business Days after receipt of such request, shall be deemed to have rejected Borrower’s request.

2.19.3            In responding to a request under this Section, each Lender which is willing to assume a portion of the proposed increase to the Revolving Commitment shall specify the amount of the proposed increase that it is willing to assume.  Each consenting Lender shall be entitled to participate ratably (based on its Pro Rata Share of the Revolving Commitment before such increase) in any resulting increase in the Revolving Commitment, subject to the right of Administrative Agent to adjust allocations of the increased Revolving Commitment so as to result in the amounts of the Pro Rata Shares of the Lenders being in integral multiples of $100,000.00.

2.19.4            If the aggregate principal amount offered to be assumed by the consenting Lenders is less than the amount requested, Borrower may (i) reject the proposed increase in its entirety, (ii) accept the offered amounts, or (iii) designate new lenders who qualify as Eligible Assignees as additional Lenders hereunder (each, a “New Lender”), which New Lenders may assume the amount of the increase in the Revolving Commitment that has not been assumed by the consenting Lenders.

2.19.5            After completion of the foregoing, Administrative Agent shall give written notification to the Lenders and any New Lenders of the increase to the Revolving Commitment which shall thereupon become effective, and in connection with such notification Administrative Agent will distribute to the Borrower and the Lenders a revised Schedule 2.1 reflecting the then applicable Pro Rata Shares of the Lenders.

2.19.6            Each New Lender shall become an additional party hereto as a Lender concurrently with the effectiveness of the proposed increase in the Revolving Commitment upon its execution of an instrument of joinder to this Agreement, which is in form and substance reasonably acceptable to Administrative Agent and which, in any event, contains the representations, warranties, indemnities and other protections afforded to Administrative Agent and the other Lenders which would be granted or made by an Eligible Assignee by means of the execution of a Commitment Assignment and Acceptance.  Only Lenders who agree to increase their Revolving Commitment and New Lenders shall be entitled to receive fees in connection with such increase to the Revolving Commitment.

2.19.7            Subject to the foregoing, any increase to the Revolving Commitment requested under this Section shall be effective upon the date agreed to by Administrative Agent and Borrower and shall be in the principal amount equal to (i) the amount which

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

consenting Lenders are willing to assume as increases to their respective Revolving Commitment plus (ii) the amount assumed by New Lenders.  Only the consent of such consenting Lenders and New Lenders shall be required for an increase in the Revolving Commitment pursuant to this Section 2.19.  Upon the effectiveness of any such increase, each Revolving Loan outstanding shall be refinanced with new Loans reflecting the adjusted Pro Rata Share of each Lender in the Revolving Commitment if there is any change thereto and Borrower shall:

(a)issue a replacement Revolving Note to each affected Lender and a new Revolving Note to each New Lender, and the Pro Rata Share of each Lender will be adjusted to give effect to the increase in the Revolving Commitment;

(b)execute and deliver to Administrative Agent such amendments to the Loan Documents as Administrative Agent may reasonably request relating to such increase to, among other things, assure the continued priority and perfection the Lien granted by Borrower to Security Agent, for the ratable benefit of Lenders, upon all of Borrower’s right, title and interest in the Collateral; and

(c)pay to the existing Lenders any breakage costs as set forth in Section 2.8.5, which are payable in connection with the refinancing of any LIBOR Loans.

2.19.8             Notwithstanding the foregoing or anything in this Agreement to the contrary, any increase in the Revolving Commitment pursuant to this Section 2.19 shall not increase the maximum amount of the Swing Line Commitment unless consented to in writing by Swing Line Lender.

3.         SECURITY

To secure the prompt payment and performance of all Obligations, for the ratable benefit of Credit Facility Lenders, Borrower, each Engine Owner, each Equipment Owner and each Leasing Subsidiary, as applicable, shall enter into the Collateral Documents creating security interests in the Collateral.

4.         CONDITIONS PRECEDENT

4.1Conditions Precedent to Closing.  Credit Facility Lenders shall not be obligated to make any Loan, or to take, fulfill, or perform any other action under this Agreement, until the following conditions have been satisfied to their reasonable satisfaction or waived in writing by each such lender:

4.1.1               Administrative Agent shall have received:

(a)originals of the documents set forth on Schedule 1.1e (Schedule of Documents), each duly executed by the appropriate parties, together with such other assurances, certificates, documents or consents related to the foregoing as Administrative Agent  reasonably may require, all in form and substance satisfactory to Administrative Agent;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

(b)such documentation as Administrative Agent may reasonably require to establish the due organization, valid existence and good standing of Borrower, each Leasing Subsidiary, and as to each, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform the Loan Documents to which it is a party, the identity, authority and capacity of each Authorized Signatory thereof authorized to act on its behalf, including certified copies of articles of organization and amendments thereto, bylaws and operating agreements and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, certificates of Authorized Signatory, and the like;

(c)(i) a list of all current insurance of any nature maintained by Borrower, as well as a summary of the terms of such insurance, including insurance for Engines and Equipment leased pursuant to an Eligible Lease and (ii) a copy of all insurance certificates or other evidence of insurance for the Collateral, as requested by Agent;

(d)originals of favorable written opinions, dated as of the date hereof, of independent and internal counsel to the Borrower, Leasing Subsidiary, and the Owner Trustee, in each case acceptable to Administrative Agent, addressed to Agents and Credit Facility Lenders (and their respective participants and assigns) and otherwise in form and substance satisfactory to Administrative Agent as to such matters as Administrative Agent shall determine;

(e)a Compliance Certificate dated as of the Closing Date;

(f)copies of all consents and authorizations of, permits from or filings with, any Governmental Authority or other Person required in connection with the execution, delivery, performance or enforceability of the Loan Documents or any provision thereof and no material changes in governmental regulations affecting the Borrower, Agents or the Lenders shall have occurred;

(g)a certified lien search for the State of Delaware with respect to the Borrower and each of its Subsidiaries, and (ii) a Federal tax lien search with respect to the Borrower and each of its Subsidiaries, and any other searches as may be required by Administrative Agent or Security Agent; and

(h)with respect to Willis Lease (China) Limited, the articles of association for such Subsidiary, and the approval letter issued by the PRC’s ministry of commerce for the incorporation of such Subsidiary.

4.1.2               All of the financing statements and other documentation described in the Security Agreement shall have been filed with the appropriate Governmental Agencies, and, subject to the first sentence of Section 4.3, Security Agent shall hold a first priority perfected Lien in the Collateral, for the ratable benefit of Credit Facility Lenders, subject only to Permitted Liens.

4.1.3               The following statements shall be true, and Administrative Agent shall have received evidence reasonably satisfactory to it (including, with respect to each

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Registerable Asset which is eligible for registration with the International Registry, a printout of the “priority search certificate” from the International Registry or other valid evidence of such ownership reasonably acceptable to the Security Agent showing the Engine Owners’ or Equipment Owners’ ownership interest with respect to such Registerable Asset under a contract of sale) with respect to each Registerable Asset and any related Lease included in the Borrowing Base to the effect that:

(a)the applicable Engine Owner or Equipment Owner owns such Registerable Asset and the related Lease, free and clear of Liens other than (i) Permitted Liens and (ii) the Lien, the International Interests and assignment of International Interests created by the Mortgage and Security Agreement; and

(b)with respect to each Registerable Asset, the Borrower is in compliance with the applicable requirements of the Security Agreement and the Mortgage and Security Agreement or the Owner Trustee Mortgage and Security Agreement, as applicable.

4.1.4               Borrower shall have paid to Administrative Agent all fees, costs, and expenses of closing (including reasonable fees of legal counsel to Administrative Agent presented as of the Closing Date).

4.1.5               Borrower shall have paid to each Lender such upfront fees, if any, payable on or prior to the Closing Date as heretofore agreed upon by separate letter agreement between Borrower and any such Lender.

4.1.6               There shall be no action, proceeding, investigation, regulation or legislation which shall have been instituted, threatened or proposed before any court, Governmental Authority or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby or thereby and which, in any Lender’s sole judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any other Loan Document.

4.1.7               Administrative Agent shall have completed its independent business and legal due diligence, including but not limited to financial, legal and insurance reviews, with results satisfactory to Administrative Agent.

4.1.8               All of the representations and warranties of Borrower under this Agreement shall be true and correct as of the Closing Date.

4.1.9               Credit Facility Lenders, Administrative Agent, and Security Agent each shall have obtained satisfactory credit or other required internal approval(s) in connection with the transactions contemplated by this Agreement and the Loan Documents.

4.1.10             The Closing Date shall occur on or before April 20, 2016.

4.1.11             No circumstance or event shall have occurred, including but not limited to any litigation, actions, suits, proceedings or investigations pending as to Borrower, that constitutes a Material Adverse Effect as of the Closing Date.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

4.1.12             Borrower shall be in compliance with all the terms and provisions of the Loan Documents, and no Default or Event of Default shall have occurred and be continuing.

4.1.13             Borrower shall have established the Demand Deposit Account with Administrative Agent.

If any other term of any Loan Document should conflict, or appear to conflict, with this Section 4.1, the terms of this Section 4.1 shall control, and Borrower shall have no rights under this Agreement or any other Loan Document until each of the conditions of this Section 4.1 has been complied with to Administrative Agent’s and Lenders’ satisfaction or specifically waived in a writing by Lenders.

4.2Conditions to All Loans.  It shall be a condition to the funding of any Loan that the following statements be true on the date of each such funding or advance, as the case may be:

4.2.1               Administrative Agent shall have timely received a Borrowing Notice or telephonic request, as applicable, together with a Borrowing Base Certificate dated as of the date of such Borrowing Notice.

4.2.2               Administrative Agent shall determine that, after giving effect to the requested Revolving Loan, no Overadvance will exist and that the conditions of Section 2.1 have been satisfied.

4.2.3               All of the representations and warranties of Borrower under this Agreement and the other Loan Documents shall be true and correct at such date, except to the extent any such representations and warranties relate to an earlier date, both before and after giving effect to the funding or issuance of such Loan, and Administrative Agent shall have received, if it so elects, a certification to that effect signed by an Authorized Signatory.

4.2.4               Borrower shall be in compliance with all the terms and provisions of the Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Loan.

4.2.5               No circumstance or event shall have occurred since the Closing Date, or would result from the funding, advance or incurrence of any Loan, that constitutes a Material Adverse Effect.

4.2.6               Subject to the first sentence of Section 4.3, Security Agent shall hold a perfected, first priority Lien on all Collateral, for the ratable benefit of Credit Facility Lenders, subject only to Permitted Liens.

4.2.7               Each Lender shall have received such information from Borrower and its Affiliates as required by such Lender to confirm that Borrower and its Affiliates are in compliance with the Patriot Act and similar laws.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

4.3Conditions to Borrowing Base Inclusion.  As of the Closing Date, and thereafter, with respect to each new Engine or item of Equipment the following conditions shall be satisfied within five (5) Business Days following an advance of the Loan related thereto:

4.3.1               With respect to each Engine or item of Equipment which is owned by an Owner Trustee, Security Agent (or the Custodian) shall have received the documentation (including, without limitation, the Owner Trustee Guaranties, Owner Trustee Mortgage and Security Agreements, Trust Agreements, Beneficial Interest Pledge Agreements, Leasing Subsidiary Security Assignment, as applicable) set forth in the definitions of “Eligible Asset” and “Eligible Lease.”

4.3.2               In respect of any Owner Trustee which shall not have previously provided such documents to Administrative Agent, Administrative Agent shall have received (i) a copy of the resolutions of the Board of Directors of the Owner Trustee, in its individual capacity, certified by the Secretary or an Assistant Secretary of the Owner Trustee, duly authorizing the execution, delivery and performance by the Owner Trustee of each of the Loan Documents to which the Owner Trustee is or will be a party and (ii) an incumbency certificate of Owner Trustee, as to the persons authorized to execute and deliver the Loan Documents to which it is or will be a party and the signatures of such person or persons.

4.3.3               In the case of any Registerable Asset, the Borrower or any Wholly-Owned Subsidiary that has satisfied the requirements of Section 6.13.2 (in either case, for itself or Owner Trustee) will have caused a Prospective International Interest (or International Interest) in such Registerable Asset listing Security Agent as creditor to be registered with the International Registry with respect to the Mortgage and Security Agreement for such Registerable Asset and shall have caused to be filed with the FAA the Mortgage and Security Agreement or Owner Trustee Mortgage and Security Agreement with respect thereto and delivered the same to Security Agent.

4.3.4               In the case of any Registerable Asset, Administrative Agent shall have received evidence reasonably satisfactory to it (including, with respect to each Registerable Asset which is eligible for registration with the International Registry, a printout of the “priority search certificate” (as defined in the Regulations for the International Registry) from the International Registry or other valid evidence of such ownership acceptable to the Security Agent relating to Security Agent’s International Interest with respect to such Registerable Asset) with respect to such Registerable Asset to the effect that:

(a)the applicable Engine Owner or Equipment Owner owns such Registerable Asset, free and clear of Liens other than Permitted Liens, and the Lien and International Interests and assignment of International Interests created by the Mortgage and Security Agreement or Owner Trustee Mortgage and Security Agreement, as the case may be;

(b)the Lien and International Interest (or Prospective International Interest) of the Mortgage and Security Agreement created (or to be created) with respect to such Registerable Asset shall have been registered with the International Registry and the FAA, and, other than any Lease in effect prior to either (x) the date of the Existing Credit Agreement, or (y) the acquisition of such Registerable Asset by the Borrower, no Lien or International Interest shall

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

have been registered on the International Registry or with the FAA prior to such International Interest (or Prospective International Interest) with respect to such Registerable Asset; and

(c)with respect to such Registerable Asset and any related Lease, the Borrower (or any Wholly-Owned Subsidiary that has satisfied the requirements of Section 6.13.2) is in compliance with the applicable provisions of the Security Agreement and the Mortgage and Security Agreement;

4.3.5               If any Registerable Asset is subject to a Lease, then the following statements shall be true, and Administrative Agent shall have received evidence reasonably satisfactory to it (including, with respect to each Cape Town Eligible Lease, a printout of the “priority search certificate” (as defined in the Regulations for the International Registry) from the International Registry or other valid evidence of such ownership acceptable to the Security Agent relating to the Lessor’s interest in and International Interest with respect to such Registerable Asset under such Lease) with respect to such Registerable Asset and the related Lease to the effect that:

(a)the applicable Engine Owner or Equipment Owner owns such Registerable Asset and Lease, free and clear of Liens other than Permitted Liens and the Lien, the International Interests and the assignment of International Interests created by the Mortgage and Security Agreement and/or Owner Trustee Mortgage and Security Agreement;

(b)if the Lessee under such Lease is situated in a Contracting State, (x) the International Interest created by such Lease shall have been registered with the International Registry, and no International Interest shall have been registered on the International Registry prior to the registration of such International Interest (or Prospective International Interest) with respect to such Lease, (y) with respect to any Lease entered into after the date of the Existing Credit Agreement, the registration of the International Interest created by such Lease shall be subordinate to the International Interest of Security Agent in the related Registerable Asset, and (z) the assignment (or prospective assignment) of such International Interest by the Lessor to Security Agent shall have been registered with the International Registry; and

(c)the applicable Engine Owner or Equipment Owner shall have caused executed originals of the Mortgage and Security Agreement or Owner Trustee Mortgage and Security Agreement with respect to such Registerable Asset and/or Lease to be filed with the FAA.

Notwithstanding the foregoing, but subject to clause (a) of this Section 4.3.5 if the Mortgage and Security Agreement or Owner Trustee Mortgage and Security Agreement and/or Lease for any Registerable Asset is not available on any Borrowing Date, but provided that in the case of a Lease of any Registerable Asset, the Lessee thereunder is situated in a Contracting State, the parties hereto agree nevertheless to close on the financing of such Registerable Asset so long as a Prospective International Interest or International Interest in such Registerable Asset and such Mortgage and Security Agreement or Owner Trustee Mortgage and Security Agreement and/or Lease has been duly registered in favor of Security Agent at the International Registry (with no prior International Interest in such Registerable Asset or Lease having been registered at the

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

International Registry prior to the registration of such Prospective International Interest or International Interest in favor of Security Agent), in which case the Borrower shall cause the Mortgage and Security Agreement or Owner Trustee Mortgage and Security Agreement and/or Lease to be filed with the FAA within three (3) days of such registration of Prospective International Interest or International Interest.

4.3.6               The Borrower (or any Wholly-Owned Subsidiary that has satisfied the requirements of Section 6.13.2) shall have caused its legal counsel to deliver to the Administrative Agent and the Borrower a memorandum as to the filing with the FAA for recordation and registration of an International Interest on the International Registry with respect to, the Mortgage and Security Agreement or Owner Trustee Mortgage and Security Agreement and/or Lease and the lack of filing with the FAA of any intervening documents, and the lack of registration with the International Registry of any intervening interests, with respect to such Registerable Asset and/or Lease, as applicable.

The request and acceptance by Borrower of the proceeds of the Loan shall be deemed to constitute, as of the date of such Loan, (1) a representation and warranty by Borrower that the conditions in Sections 4.2 and 4.3, as applicable, have been satisfied, and (2) a confirmation by Borrower of the granting and continuance of Security Agent’s Liens pursuant to the Collateral Documents.

5.         REPRESENTATIONS AND WARRANTIES

Borrower represents, warrants and agrees that from and after the Closing Date and until the Termination Date:

5.1Corporate Existence; Compliance with Law.  Borrower is a corporation duly formed, validly existing and in good standing under the Applicable Laws of Delaware.  Borrower is duly qualified or registered to transact business and is in good standing in Delaware, New York, California and in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Property makes such qualification or registration necessary and in which the failure to be so qualified or registered could have a Material Adverse Effect.  Borrower has all requisite power and authority to conduct its business, to own, pledge, mortgage or otherwise encumber and operate its Property, to lease the Property it operates under lease, to conduct its business as now or proposed to be conducted, to execute and deliver each Loan Document to which it is a party and to perform its Obligations. Borrower is in compliance with all Applicable Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Authority that are necessary for the transaction of its business.

5.2Executive Offices; Corporate or Other Names; Conduct of Business.  The locations of Borrower’s executive offices and principal place of business, and locations where all of Borrower’s records with respect to Collateral are kept are as set forth in Schedule 5.2, which schedule Borrower may update at any time without consent of, but with notice to, Agent.  Notwithstanding the foregoing, Borrower shall not change its (a) name, (b) chief executive office, (c) principal place of business or jurisdiction of formation, or (d) location of its records

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

concerning the Collateral, without, in each instance, giving thirty (30) days’ subsequent written notice thereof to Administrative Agent and Security Agent and taking all actions deemed necessary or appropriate by Administrative Agent to protect and perfect Security Agent’s Liens continuously upon the Collateral.   Notwithstanding the foregoing, Borrower shall not change its principal place of business to a location outside the United States.

5.3Authority; Compliance with Other Agreements and Instruments and Government Regulations.  The execution, delivery and performance by Borrower, any Owner Trustee, any Leasing Subsidiary, and any Subsidiary of the Loan Documents to which each is a party have been duly authorized by all necessary corporate action, and do not and will not:

5.3.1                Require any consent or approval not heretofore obtained of any member, partner, director, stockholder, security holder or creditor of such party;

5.3.2                Violate or conflict with any provision of such party’s operating agreement, charter, articles of incorporation or bylaws, as applicable;

5.3.3                Result in or require the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon or with respect to any Property now owned or leased or hereafter acquired or leased by such party;

5.3.4                Violate any Applicable Law; or

5.3.5                Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such party is a party or by which such party or any of its property is bound or affected; and such party is not in violation of, or default under, any Applicable Law or Contractual Obligation, or any indenture, loan or credit agreement, in any respect.

5.4No Governmental Approvals Required.  Except as previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Authority is or will be required to authorize or permit under Applicable Laws the execution, delivery and performance by Borrower, any Owner Trustee, any Leasing Subsidiary, and any Subsidiary of the Loan Documents to which it is a party.

5.5Subsidiaries

5.5.1                As of the Closing Date, Schedule 5.5 hereto correctly sets forth the names, form of legal entity, membership interests or stock of Borrower or a Subsidiary of Borrower (specifying such owner) and jurisdictions of organization of all Subsidiaries of Borrower.  Except as described in Schedule 5.5, Borrower does not own any capital stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interest in any Person.  Unless otherwise indicated in Schedule 5.5, all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Subsidiary are owned of record and beneficially by Borrower, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

such shares or equity interests so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities and other Applicable Laws, and are free and clear of all Liens, except for Permitted Liens.

5.5.2                Each Subsidiary is a legal entity of the type described in Schedule 5.5 duly formed, validly existing and in good standing under the Applicable Laws of its jurisdiction of organization and is duly qualified to do business as a foreign organization and in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its property makes such qualification necessary and in which the failure to be so qualified or registered could adversely affect the Borrower in any material respect, and has all requisite power and authority to conduct its business and to own and lease its property.

5.5.3                Each Subsidiary is in compliance with all Applicable Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Authority that are necessary for the transaction of its business.

5.5.4                Borrower shall update Schedule 5.5, as necessary and without the consent of, but with notice to, Agent, to maintain the accuracy and correctness of such schedule at all times from the Closing Date through the Termination Date.

5.5.5                WLFC Funding (Ireland) Limited is a Wholly-Owned Subsidiary which is not currently operating as a business and which has no assets or operating income.

5.5.6                Willis Lease France is a Subsidiary whose operations are limited to the employment of persons resident in France and which has no material assets or material operating income.

5.6Financial Statements.  Borrower has furnished to Lender the audited financial statements of Borrower and its Subsidiaries (on a consolidated basis) as of the fiscal year ending December 31, 2014 (including balance sheets and income statements) and the unaudited financial statements of Borrower and its Subsidiaries (on a consolidated basis) as of the Fiscal Quarter ending December 31, 2015.  The financial information contained therein fairly presents in all material respects the financial condition, results of operations and changes in financial position of Borrower and its Subsidiaries (on a consolidated basis) as of such dates and for such periods.

5.7No Material Adverse Effect.  Except as set forth on Schedule 5.7, as of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect.

5.8Title To and Location of Property.  Borrower and its Subsidiaries have valid title, to, or leasehold interests in, the Property, including all Engines and Equipment, as reflected in the balance sheet(s) described in Section 5.6, other than items of Property or exceptions to title which are in each case immaterial and Property subsequently sold or disposed of in the ordinary

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

course of business.  Such Property is free and clear of all Liens, other than those described in Schedule 5.8 and Permitted Liens.

5.9Intellectual Property.  Borrower and its Subsidiaries own, or possess the right to use to the extent necessary in their respective businesses, all Intellectual Property, and no such Intellectual Property conflicts with the valid Intellectual Property of any other Person.  Except as set forth in Schedule 5.9, which schedule shall be accurate as of the Closing Date only and which Borrower shall not be required to update, Borrower has not used any trade name, trade style or “dba” during the five-year period ending on the Closing Date.

5.10Litigation.  Except for matters set forth in Schedule 5.10, there are no actions, suits, proceedings or investigations pending as to which Borrower or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them, the Collateral, or any other transactions contemplated by this Agreement, in each case, which if determined adversely, could reasonably have a Material Adverse Effect.

5.11Binding Obligations.  Each of the Loan Documents to which Borrower, any Owner Trustee, any Leasing Subsidiary, and any Subsidiary is a party will, when executed and delivered by such party, constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforcement may be limited by (i) the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally, or (ii) equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

5.12No Default.  No event has occurred and is continuing that is a Default or Event of Default.

5.13ERISA.  Neither Borrower nor any of its Subsidiaries has any Pension Plans (as defined in this Section 5.13).  Neither Borrower nor any of its Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan (as defined in this Section 5.13).  As used in this Agreement, “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA)) and “Multiemployer Plan” means any employee benefit plan of the type described in Section 001(a)(3) of ERISA to which Borrower or any of its ERISA affiliates contributes or is obligated to contribute.

5.14Regulation U; Investment Company Act.  No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any margin stock in violation of Regulation U.  Neither Borrower nor any of its Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15Disclosure.  None of the representations or warranties made by the Borrower in the Loan Documents as of the date such representations and warranties are made, and none of the

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

statements contained in any exhibit, report, or certificate furnished by the Borrower in connection with the Loan Documents, contained any untrue statement of a material fact (when taken as a whole) or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made; provided that with respect to information relating to the Borrower’s business generally and not to Borrower specifically, the Borrower represents and warrants only that such information was derived from sources the Borrower believes to be reliable and the Borrower has no reason to believe at the time such information was furnished or provided to the Administrative Agent or any Lender that such information was misleading; and provided further that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule (it being understood that forecasts and projections by their nature involve approximations and uncertainties).

5.16Tax Liability.  Borrower and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained.

5.17Hazardous Materials.  Except as described in Schedule 5.17, as of the Closing Date (a) neither Borrower nor any of its Subsidiaries at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials in violation of any Hazardous Materials Law, (b) to the best knowledge of Borrower, no condition exists that violates any Hazardous Material Law affecting any real property owned by Borrower or any of its Subsidiaries, (c) no real property or any portion thereof is or has been utilized by Borrower or any of its Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrower or any of its Subsidiaries on any real property, or transported to or from such real property by Borrower or any of its Subsidiaries, such use, generation, storage and transportation are in compliance with all Hazardous Materials Laws.

5.18Security Interests.  Upon the execution and delivery of all of the Collateral Documents and the completion of all actions to perfect the security interests so created, the Security Agreement will create a valid first priority security interest in the Collateral described therein securing the Obligations, subject only to Permitted Liens.

5.19Leases, Engines and Equipment.  Each of the following is true and correct with respect to each Lease for an Engine and item of Equipment included in the Borrowing Base:

5.19.1              The amounts of rent and other amounts due under each Lease, as shown on the Borrower’s books and records and on any statement or schedule delivered to Administrative Agent in connection therewith, are the true and correct amounts actually owed to the Borrower and the other Lessors;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

5.19.2              The Lessor delivered to the Custodian an original counterpart of such Lease;

5.19.3              All rentals, fees, costs, expenses and charges paid or payable by the Lessee under any Lease, including without limitation, any brokerage and other fees paid to the Borrower do not violate any Applicable Law relating to the maximum fees, costs, expenses or charges that can be charged in any jurisdiction in which any Engine or Equipment is located or in which the corresponding Lessee is located, or in which a transaction was consummated, or in any other jurisdiction which may have jurisdiction with respect to any such Engine, Equipment, Lease or Lessee.

5.20Cape Town Convention  The Borrower is (a) a “Transactional User Entity” (as such term is defined in the Regulations for the International Registry); (b) “situated”, for the purposes of the Cape Town Convention, in the United States; and (c) has the “power to dispose” (as such term is used in the Cape Town Convention) of the Airframe, Engines or Turboprop Engines;

5.20.1              The Registerable Assets are “aircraft objects” (as such term is defined in the Cape Town Convention); and

5.20.2              The payment of principal of and interest on the Notes, and the performance by the Borrower of the Lender

5.20.3              Obligations, are “associated rights” (as such term is defined in the Cape Town Convention) with respect to each Registerable Asset.

5.21Depreciation Policies.  The Borrower’s depreciation policies in effect as of the Closing Date with respect to the Engines and the Equipment are as set forth on Schedule 5.21.

5.22[Reserved].

5.23Eligible Engines and Equipment.  A list of all Eligible Engines and/or items of Eligible Equipment (other than Eligible Parts), and indicating whether such Eligible Engine or Eligible Equipment is subject to a Lease in effect as of the Closing Date is set forth in Schedule 5.23.

5.24Preservation of International Interests.  The Lien, International Interest and assignment of International Interest of each Mortgage and Security Agreement and Owner Trustee Mortgage and Security Agreement and the International Interest of each Cape Town Eligible Lease shall be registered with the FAA and/or International Registry, and such rights, International Interests and assignments of International Interest of the Engine Owner, Equipment Owner and Security Agent in each Registerable Asset are at all times maintained as against any third parties under the applicable laws of any jurisdiction within the United States and as against any third parties in any Contracting State under the Cape Town Convention.

5.25Collateral Documents.  As of the Closing Date, Borrower hereby reaffirms all of the agreements and obligations as set forth in the Collateral Documents executed prior to the date

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

of this Agreement and to which Borrower is a party and such Collateral Documents remain in full force and effect and continue to secure Borrower's Obligations under this Credit Agreement.

5.26Anti-Money Laundering; Anti-Corruption Practices.

5.26.1              To the knowledge of the Borrower, neither the Borrower nor any director, officer, agent, employee, Affiliate or other Person acting on behalf of the Borrower or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 (the “UK Bribery Act”) and the U.S. Foreign Corrupt Practices Act of 1977 (the "FCPA").  Furthermore, to the knowledge of the Borrower, both the Borrower and its Affiliates have conducted their businesses in compliance with the UK Bribery Act, the FCPA and other applicable anti-corruption laws, rules or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

5.26.2              Neither the Borrower, nor its Subsidiaries, directors, officers, employees, or agents thereof, is a Person that is, or is owned or controlled by Persons that are, (i) the target of any sanctions administered or enforced by the United States, European Union, or United Nations (collectively, “Sanctions”), or (ii) located, organized or resident in a country that is, or whose government is, the target of Sanctions, including, currently, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria, and as may be updated from time to time, excepting as may be authorized by the United States, European Union, or the United Nations (if applicable), general licenses, specific licenses, license exceptions or to the extent permitted under, or otherwise not be in violation of, the applicable Sanctions.

6.         AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND REPORTING REQUIREMENTS)

So long as any portion of the Loan remains in force and/or any Obligation remains unpaid, Borrower shall, and shall cause its Subsidiaries to:

6.1Payment of Taxes and Other Potential Liens.  Pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon any of them, upon its respective Property or any part thereof and upon its respective income or profits or any part thereof, except that Borrower and its Subsidiaries shall not be required to pay or cause to be paid any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same and provided that such contested amounts shall not exceed in the aggregate $5,000,000.00.

6.2Preservation of Existence.  Except as permitted under Sections 7.1 and 7.5, preserve and maintain its respective existence in the jurisdiction of its formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Authority that are necessary for the transaction of its respective business and qualify and remain qualified to transact business in each jurisdiction in

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

which such qualification is necessary in view of its respective business or the ownership or leasing of its respective Property, unless failing to do so would not have a Material Adverse Effect.

6.3Maintenance of Property.  Maintain, or, with respect to Property subject to Leases, require the Lessees to maintain, in good working order and condition consistent with industry practices and standards (taking into consideration ordinary wear and tear), all of its Property and not permit any waste thereof, and, in the ordinary course of business, make all needful and proper repairs, replacements, additions and improvements thereto as are necessary for the conduct of its business, except that the failure to maintain, preserve and protect a particular item of Property shall not constitute a violation of this covenant if such failure shall not cause a Material Adverse Effect or if such item is at the end of its useful life or otherwise is not of significant value, either intrinsically or to the operations of Borrower.

6.4Maintenance of Insurance.  Maintain or cause Lessee(s), as applicable, liability, casualty and other insurance (subject to customary deductibles and retentions) on all Property with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and its Subsidiaries operate and shall furnish to Lenders statements of its insurance coverage and shall promptly, upon Administrative Agent’s request, furnish other or additional insurance deemed reasonably necessary by Administrative Agent to the extent that such insurance may be commercially available.  Borrower shall take all actions required to maintain the foregoing insurance and/or to comply with all requirements of such insurance coverage.  Prior to any Loan disbursement, Agents shall be named as additional insureds on all liability insurance, all risk ground and flight engine coverage for damage or loss of the related Engine or Engines, and war risk insurance (if applicable) and Agents shall be named as a loss payee under all hull insurance policies insuring the Collateral.  Borrower shall deliver to Administrative Agent endorsements to all of its (a) “All Risk” and business interruption insurance policies naming Administrative Agent as loss payee, and (b) general liability and other liability policies naming Administrative Agent as an additional insured.  All policies of insurance on real and personal property will include an endorsement, in form and substance acceptable to Administrative Agent, showing loss payable to Administrative Agent (Form 438 BFU or equivalent) and extra expense and business interruption endorsements.  Such endorsement, or an independent instrument furnished to Administrative Agent, will provide that the insurer will give at least thirty (30) days’ prior written notice to Administrative Agent before any such policy or policies of insurance shall be canceled.  Upon the occurrence and continuation of a Default or Event of Default, Borrower hereby directs all present and future insurers under its and its Subsidiaries’ “All Risk” policies of insurance to pay all proceeds payable thereunder directly to Administrative Agent for the ratable benefit of Lenders.  Administrative Agent reserves the right at any time, upon review of Borrower’s risk profile, to require additional forms and limits of insurance to adequately protect Lenders’ interests in accordance with Administrative Agent’s normal practices for similarly situated borrowers, and if the circumstances are unusual, in Administrative Agent’s sole opinion.

6.5Compliance with Applicable Laws.  Comply with all Applicable Laws, except that Borrower and its Subsidiaries need not comply with an Applicable Law then being contested

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

by any of them in good faith by appropriate proceedings or when failure to comply would not have a Material Adverse Effect.

6.6Inspection Rights.  Upon reasonable notice, at any time during regular business hours (but not so as to materially interfere with the business of Borrower or any of its Subsidiaries) and up to two times per Fiscal Year if no Event of Default has occurred and is then continuing and as often as requested after the occurrence and during the continuation of an Event of Default, permit Agent, or any authorized employee or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Property of, Borrower and its Subsidiaries and to discuss the affairs, finances, accounts and validate Placard affixation to Eligible Equipment of Borrower and its Subsidiaries with any of its officers, key employees or accountants.  Borrower shall reimburse Agent for up to $25,000.00 of inspection-related expenses per year; provided that Borrower shall reimburse Agent for all inspection-related expenses incurred while Event of Default has occurred and is then continuing.

6.7Keeping of Records and Books of Account.  Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower and its Subsidiaries.

6.8Compliance with Agreements.  Promptly and fully comply in all material respects with all Contractual Obligations to which any one or more of them is a party, except for any such Contractual Obligations then being contested by any of them in good faith by appropriate proceedings.

6.9Use of Proceeds.  Use the proceeds of the Loans only for the purposes set forth in this Agreement.

6.10Hazardous Materials Laws.  Keep and maintain all real property used and/or owned by Borrower and any of its Subsidiaries and each portion thereof in compliance in all material respects with all applicable Hazardous Materials Laws and promptly notify Lender in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Authority pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrower relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any senior officer of any of Borrower of any material occurrence or condition on any real property adjoining or in the vicinity of such real property that could reasonably be expected to cause such real property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such real property under any applicable Hazardous Materials Laws.

6.11Future Subsidiaries.  Notify Lender of the existence of any Subsidiary not disclosed on Schedule 5.5.

6.12Conduct of Business.  Conduct its business substantially as now conducted or as otherwise permitted hereunder.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

6.13Further Assurances; Schedule Supplements.

6.13.1              At any time and from time to time, upon the written request of Administrative Agent or Security Agent and at the sole expense of Borrower, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as such Agent may reasonably request to obtain the full benefits of this Agreement and to protect, preserve and maintain all respective parties’ rights in the Collateral and under this Agreement.  Upon the occurrence and continuation of a Default or Event of Default and as often as Agent may thereafter require, Borrower will supplement each Schedule to this Agreement with respect to any matter hereafter arising that, if existing or occurring as of the Closing Date, would have been required to be set forth or described in such Schedule; provided that except for Schedules 5.2, 5.5 and 5.9,  such supplement shall not be deemed to be an amendment thereof unless expressly consented to in writing by Administrative Agent.

6.13.2              Any Wholly-Owned Subsidiary of Borrower that owns or acquires any engine or equipment may become an Engine Owner or an Equipment Owner upon the delivery of: (i) notice to the Administrative Agent of such Wholly-Owned Subsidiary’s intention to include such an engine or equipment in the Borrowing Base, subject to the delivery of each of the documents required by Section 4.3, (ii) an executed Mortgage and Security Agreement and such other Collateral Documents as may be reasonably requested by the Security Agent in order to grant in favor of the Security Agent a Lien on such engine or equipment, which Lien shall be a fully perfected first priority Lien which is not subject to any other Lien other than Permitted Liens; and (iii) such other documentation as the Administrative Agent may reasonably require, which documentation shall be no more onerous than the documentation required in respect of the Borrower pursuant to Sections 4.1.1,  4.1.2 and 4.1.3 of this Agreement.

6.14Financial Covenants.  Maintain the following financial covenants on a consolidated basis, each of which shall be calculated in accordance with GAAP consistently applied:

6.14.1              Minimum Pre-Tax Income.  For each Fiscal Year, the sum of (a) Net Income for that Fiscal Year (without giving effect to any reduction thereto on account of dividends or other Distributions paid or payable with respect to such Fiscal Year) plus (b) the aggregate amount of federal and state taxes on or measured by income of Borrower and its Subsidiaries for that period (whether or not payable during that period), minus (c) the aggregate amount of federal and state credits against taxes on or measured by income of such Borrower and its Subsidiaries for that period (whether or not usable during that period) plus (d) any amounts arising under clause (h) of the definition of EBITDA, shall be no less than $5,000,000.00.

6.14.2              Leverage Ratio. A ratio of Total Debt on that date to Tangible Net Worth of not more than 4.25 : 1.00, calculated as of the end of each Fiscal Quarter.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

6.14.3              Minimum Ratio of EBITDA to Consolidated Interest.  A ratio of EBITDA to Consolidated Interest of at least 2.25 : 1.00, calculated as of the end of each Fiscal Quarter, on a rolling four (4) quarter basis.

6.14.4              Minimum Ratio of EBITDA to Non-Consolidated Interest.  A ratio of EBITDA (excluding EBITDA of Special Purpose Financing Vehicles and any Investments in any Person that is not a Subsidiary (whether or not such Person is deemed to be an Excluded Subsidiary hereunder) but including dividends from Special Purpose Financing Vehicles included in Net Income) to Non-Consolidated Interest of at least 2.25 : 1.00, calculated as of the end of each Fiscal Quarter, on a rolling four (4) quarter basis.

6.15Subordination of Third Party Fees.  Agree to subordinate, on terms satisfactory to Administrative Agent, any fees paid to any Subsidiaries or Affiliates of Borrower pursuant to ongoing contractual arrangements for services provided to Borrower, including without limitation, licensing, management and marketing fees.

6.16Maintenance of Borrowing Base.  Subject to Borrower’s right to cure set forth in Section 2.8.3, maintain the value of the Borrowing Base at all times such that no Borrowing Base Deficiency occurs.

6.17Placards.  Affix and maintain or use its best efforts to cause each Lessee under a Lease to affix to and maintain on all Eligible Engine(s) or item(s) of Eligible Equipment (other than Eligible Parts) a placard bearing an inscription substantially in the form attached hereto as Exhibit L or such other inscription as Security Agent from time to time may reasonably request (a “Placard”).  The Borrower shall, upon request, provide to Administrative Agent and Security Agent a list of all Eligible Engines or items of Eligible Equipment (other than Eligible Parts) subject to a Lease indicating, to the best knowledge of the Borrower, which Engines have Placards affixed and on which no such Placard is affixed.

6.18Maintenance of Current Depreciation Policies.  Maintain its method of depreciating its assets substantially consistent with past practices as set forth in Schedule 5.22 and promptly notify the Banks of any deviation from such practices.

6.19Preservation of International Interests.  Cause, or shall cause any other Party, as applicable, at Borrower’s expense, to (i) register with the FAA and/or International Registry, and thereafter maintain, the Lien, International Interest and assignment of International Interest of each Mortgage and Security Agreement and Owner Trustee Mortgage and Security Agreement and the International Interest of each Cape Town Eligible Lease; and (ii) maintain the rights and International Interests and assignment of International Interest of the Engine Owner, Equipment Owner and Security Agent in each Registerable Asset, as against any third parties under the applicable laws of any jurisdiction within the United States and as against any third parties in any Contracting State under the Cape Town Convention.  The Borrower agrees to furnish Security Agent with copies of all documents relating to the foregoing and with recording and registration data as promptly as practicable following the issuance of the same by the FAA and the International Registry.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

6.20Maintenance of WEST Management Agreement and Servicing Agreement.  Maintain substantially consistent with past practices and not terminate Borrower’s interest and/or role under the WEST Administrative Agency Agreement and Borrower’s management fee arrangement under the WEST Servicing Agreement and promptly notify the Banks of any deviation from such practices.

7.         NEGATIVE COVENANTS

Borrower covenants and agrees that Borrower and its Subsidiaries shall not, directly or indirectly, by operation of law or otherwise:

7.1Modification of Formation Documents.  Amend its certificate of incorporation or formation documents in such a way that could reasonably be expected to have a Material Adverse Effect.

7.2Modification of Debt.  Cancel or modify any Indebtedness owing to it, except for reasonable consideration in the ordinary course of its business or to the extent that it would not have a Material Adverse Effect on Borrower’s financial condition.

7.3[Reserved]

7.4Payment of Subordinated Obligations.  Pay any (a) principal (including sinking fund payments) or any other amount (other than scheduled interest payments) with respect to any Subordinated Obligation, or purchase or redeem (or offer to purchase or redeem) any Subordinated Obligation, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligation will be paid when due or otherwise to provide for the defeasance of any Subordinated Obligation or (b) scheduled interest on any Subordinated Obligation unless the payment thereof is then permitted pursuant to the terms of the indenture or other agreement governing such Subordinated Obligation; provided that Borrower and its Subsidiaries shall be permitted to pay regularly scheduled payments of principal and interest on Subordinated Obligations so long as no Event of Default is then continuing.

7.5Mergers.  Merge or consolidate with or into any Person, except (a) mergers and consolidations of a Subsidiary of Borrower into Borrower or a Wholly-Owned Subsidiary or of Subsidiaries with each other and (b) a merger or consolidation of a Person into Borrower or with or into a Wholly-Owned Subsidiary of Borrower that is not prohibited by Section 7.6;  provided that (i) Borrower is the surviving entity, (ii) no Change in Control results therefrom, (iii) no Default or Event of Default then exists or would result therefrom, (iv) Borrower executes such amendments to the Loan Documents as Administrative Agent may reasonably determine are appropriate as a result of such merger, (v) the aggregate consideration paid or to be paid (whether cash, notes, stock, or assumption of debt or otherwise) by the Borrower and/or its Subsidiaries in any one such merger or consolidation does not exceed $25,000,000.00, and (vi) such aggregate consideration with respect to all such mergers or consolidations shall not exceed $50,000,000.00 in any Fiscal Year.  Without limitation, no such merger or consolidation shall result in a violation of the terms of Section 6.2 or Section 6.14 based on pro forma financials.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

7.6Hostile Acquisitions.  Directly or indirectly use the proceeds of any Loan in connection with the Acquisition of a public corporation if such Acquisition is opposed by the board of directors of such corporation or business entity.

7.7ERISA.  Create or maintain any Pension Plans or incur any withdrawal liability to any Multiemployer Plan (as defined in Section 5.13).

7.8Change in Nature of Business.  Make any material change in the nature of the business of Borrower and its Subsidiaries, taken as a whole.

7.9Liens and Negative Pledges.  Create, incur, assume or suffer to exist any Lien or Negative Pledge of any nature upon or with respect to any of its respective Property or any Collateral or engage in any sale and leaseback transaction with respect to any of its respective Property or any Collateral, whether now owned or hereafter acquired, except:

7.9.1                Liens and Negative Pledges under the Loan Documents and as permitted in Section 7.18;

7.9.2                Permitted Liens; or

7.9.3                Liens on Property acquired by Borrower or any of its Subsidiaries that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition; or

7.9.4                Liens securing (i) purchase money Indebtedness permitted by Section 7.10.8 and (ii) Indebtedness that directly or indirectly refinances purchase money Indebtedness referred to in clause (i) and that is otherwise permitted by Section 7.10, solely to the extent such Liens are on and limited to the capital assets acquired, constructed or financed with the proceeds of the Indebtedness referred to in clause (i);

7.9.5                Sale and leaseback transactions with respect to Engines or Equipment not included in the Borrowing Base; or

7.9.6                Negative Pledges on the stock of any Excluded Subsidiary granted by Borrower in favor of a lender in connection with any financing thereof, in each case where such financing otherwise complies with the requirements of this Agreement.

7.10Indebtedness and Guaranteed Indebtedness.  Create, incur or assume any Indebtedness or Guaranty Indebtedness except:

7.10.1              Indebtedness and Guaranteed Indebtedness existing on the Closing Date and disclosed in Schedule 7.10, and refinancings, renewals, extensions or amendments that do not increase the amount thereof;

7.10.2              Indebtedness and Guaranteed Indebtedness under the Loan Documents;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

7.10.3              In addition to Indebtedness permitted in Section 7.10.7 below, intercompany Indebtedness and intercompany Guaranteed Indebtedness of Borrower or any of its Subsidiaries not to exceed $5,000,000.00 outstanding at any one time;

7.10.4              Indebtedness consisting of Capital Lease Obligations not to exceed $5,000,000.00 outstanding at any one time;

7.10.5              Subordinated Obligations in such amount as may be approved in writing by Agents and Credit Facility Lenders;

7.10.6              Indebtedness consisting of Interest Rate Protection Agreements solely to the extent entered into in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments, investments, assets or property and not for the purpose of speculation or taking a market risk;

7.10.7              Guaranteed Indebtedness in support of the obligations of a Wholly-Owned Subsidiary, provided that such primary obligations of the Wholly-Owned Subsidiary are not prohibited by this Agreement; and

7.10.8              In addition to the foregoing, Permitted Indebtedness.

7.11Transactions with Affiliates.  Make, or suffer to exist, any loan or advance or extend any credit to any Person, including, without limitation, any Affiliate of the Borrower other than:

7.11.1              advances to employees in the ordinary course of business not to exceed $100,000.00 in the aggregate outstanding at any time;

7.11.2              trade credit advanced in the ordinary course of business;

7.11.3              transactions between or among Borrower and its Subsidiaries; and

7.11.4              transactions on overall terms at least as favorable to Borrower or its Subsidiaries as would be the case in an arm’s length transaction between unrelated parties of equal bargaining power.

7.12Amendments to Subordinated Obligations.  Amend or modify any term or provision of any indenture, agreement or instrument evidencing or governing any Subordinated Obligation in any respect that will or may adversely affect the interests of Lenders.

7.13[Reserved]

7.14Distributions.  Purchase, redeem, retire or otherwise acquire, directly or indirectly, or make any sinking fund payments with respect to, any shares of its Stock now or hereafter outstanding (each and collectively a “Distribution”); provided that the Borrower may declare and pay dividends and repurchase Stock if no Default or Event of Default exists prior to or after giving effect to such declaration or payment, including on the Permitted Preferred Stock.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

7.15Investments.  Make or suffer to exist any Investment, other than:

7.15.1              Investments in existence on the Closing Date and disclosed on Schedule 7.15;

7.15.2              Investments consisting of Cash Equivalents or Cash, which may be held in ordinary demand deposit accounts;

7.15.3              Investments in a Person that is the subject of an Acquisition not prohibited by Section 7.6;

7.15.4              Investments consisting of advances to officers, directors and employees of Borrower and its Subsidiaries for travel, entertainment, relocation, anticipated bonus and analogous ordinary business purposes;

7.15.5              Investments in a Subsidiary that is a Wholly-Owned Subsidiary but that is not an Excluded Subsidiary; provided that Borrower shall not (a) create, acquire or allow to exist any Subsidiary other than Excluded Subsidiaries, unless such Subsidiary shall have executed and delivered to the Security Agent and the Administrative Agent a Subsidiary Guaranty and a joinder agreement to the Security Agreement in form acceptable to the Security Agent creating in favor of the Security Agent a first priority perfected Lien on its assets, provided that such Lien shall be subject and subordinate to any Lien on assets permitted by Section 7.9 securing Indebtedness permitted by Section 7.10 unless the Borrower, despite the exercise of reasonable efforts, shall be unable to close such financing with the Security Agent's subordinate Lien thereon (in which event, assuming no Default exists or would exist after giving effect to such financing, the Security Agent shall not be required to have a Lien on the assets securing such Permitted Indebtedness; provided, however, in such instance, Borrower shall have executed and delivered to the Security Agent and the Administrative Agent a Stock Pledge Agreement in form acceptable to the Security Agent pledging all issued and outstanding shares of stock held by Borrower in such Subsidiary to Security Agent), or (b) purchase or otherwise acquire (unless no Default exists or would exist immediately thereafter) including, without limitation, by way of share exchange, any part or amount of the capital stock or assets of, or make any Investments in any other Person, except for stock, obligations or securities received in settlement of debts owing to it created in the ordinary course of business and Investments otherwise expressly permitted under this Agreement;

7.15.6              Investments consisting of the extension of credit to customers or suppliers of Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

7.15.7              Investments received in connection with the settlement of a bona fide dispute with another Person;

7.15.8              Investments: (i) up to $100,000,000.00 in the aggregate from the Closing Date to the Maturity Date and (ii) in excess of $100,000,000.00 or more in the aggregate, provided such Investments are approved in writing by the Requisite Lenders;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

7.15.9              Notes receivable in an aggregate up to $10,000,000.00; or

7.15.10            Interest Rate Protection Agreements.

7.16[Reserved].

7.17No Adverse Selection.  Allow any adverse selection procedures to be used by the Borrower as between the credit facility established by this Agreement and any other credit facility to which the Borrower is a party (including, without limitation, the WEST Funding Facility) in selecting any Engine or item of Equipment for inclusion in the Borrowing Base.

7.18Negative Pledge/WEST.  Not (i) cause or create Liens or Negative Pledges on Borrower’s interest in the WEST Subsidiaries or the WEST Administrative Agency Agreement and/or management fee arrangement with WEST under the Servicing Agreement (including, without limitation, any rights to payment thereunder) or (ii) permit any Lien on Borrower’s interest in the WEST Subsidiaries or the WEST Administrative Agency Agreement and/or management fee arrangement with WEST under the Servicing Agreement, other than Liens or Negative Pledges currently existing under the WEST Funding Facility provided such Liens or Negative Pledges shall not adversely affect such management agreement or Borrower’s interest therein.

7.19Subsidiary Operations.  Borrower (i) shall not permit WLFC Funding (Ireland) Limited to maintain operations or assets or earn any income and (ii) shall not permit Willis Lease France to maintain any operations other than employment of persons resident in France or hold material assets or earn material operating income unless, in each case, such Subsidiary shall have executed a Subsidiary Guaranty and Security Agreement as required under this Agreement (or if a Subsidiary Guaranty and Security Agreement cannot feasibly be delivered under Applicable Law, Borrower shall have pledged its equity ownership interest in such entity to Security Agent as Collateral).

7.20Use of Loan Proceeds.  The Borrower will not, directly or indirectly, (b) use the proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person that, at the time of such funding, is the target of Sanctions, or located, organized or resident in a country that is, or whose government is, the target of Sanctions, including, currently, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria and as may be updated from time to time, excepting activities or business which may be authorized by United States, European Union, or United Nations (if applicable) general licenses, specific licenses, license exceptions, or to the extent permitted under, or otherwise not be in violation of, the applicable Sanctions or (ii) in any other manner that would result in a violation of applicable Sanctions rules by any Person (including any Persons participating in the Loans, whether as underwriter, adviser, investor or otherwise).

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

8.         INFORMATION AND REPORTING REQUIREMENTS

8.1Reports and Notices.  Borrower represents, warrants and agrees that, from and after the Closing Date until the Termination Date, Borrower shall deliver to Administrative Agent:

8.1.1                within forty-five (45) days following the end of each of the first three Fiscal Quarters of each Fiscal Year (unless an extension is approved by the Securities Exchange Commission), (1) SEC Form 10-Q of Borrower (if required by Applicable Law) for such Fiscal Quarter, (2) a Compliance Certificate and (3) a company prepared financial statement for Borrower on a non-consolidated basis.

8.1.2                within ninety (90) days following the end of each Fiscal Year (unless an extension is approved by the Securities Exchange Commission) or, in any event, within fifteen (15) days of a timely filing with the SEC, (1) the Financial Statements of Borrower for such Fiscal Year accompanied by an unqualified report and opinion by an independent certified public accounting firm acceptable to Administrative Agent certified by an Authorized Signatory, and (2) a Compliance Certificate.

8.1.3                on or before May 31 of each calendar year, the audited financial statements of WEST II (unconsolidated) and WMES.

8.1.4                as soon as practicable and in any event within 15 days after the end of each calendar month, a report listing the Leases of Engines and Equipment in the Borrowing Base (in form and substance reasonably satisfactory to the Administrative Agent).

8.1.5                as soon as available, but in any event within fifteen (15) days after the end of the immediately preceding calendar month, a Borrowing Base Certificate of the Borrower showing, as of the end of such calendar month setting forth, among other things, the Eligible Engines and Eligible Equipment that are subject to an Eligible Lease.  The Borrowing Base Certificate shall also include a list of all Engines and Equipment acquired by the Borrower since the date of the last Borrowing Base Certificate delivered to Administrative Agent.

8.1.6                within twenty (20) days following the receipt by Administrative Agent of the Borrowing Base Certificate covering the last month of a Fiscal Quarter, an Appraisal with respect to Eligible Engines, Eligible Equipment and/or Eligible Saleable Assets added to the Borrowing Base during the Fiscal Quarter just ended.  In addition, (a) at least once per each Fiscal Year, the Borrower shall permit the Security Agent to retain an Appraiser (at Borrower’s expense) to conduct an appraisal with respect to all Eligible Engines, Eligible Equipment and/or Eligible Saleable Assets included in the Borrowing Base and (b) at any time that the Net Book Value of Eligible Saleable Assets exceeds $75,000,000.00 as reported on Borrower’s Financial Statements, Borrower shall cooperate with Agent in obtaining an updated Appraisal of the Eligible Saleable Assets, provided that the cost of such updated Appraisal shall be for the account of the Agent.  Each Appraisal shall assign specific values for the Engines covered thereby.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

8.1.7                promptly, notice in writing of (i) any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts, individually or in the aggregate, in excess of $5,000,000, affecting the Borrower or any Subsidiary as a defendant, whether or not fully covered by insurance, and regardless of the subject matter thereof, or, if no monetary amounts are claimed in connection therewith, which proceeding or dispute, if determined or resolved against the Borrower or any Subsidiary is reasonably likely to have a Material Adverse Effect on the Borrower or any Subsidiary or (ii) any cancellation or threatened cancellation by any insurance carrier of any insurance policy or policies carried by the Borrower or by any of its Subsidiaries on the assets and properties of the Borrower or any Subsidiary.

8.1.8                promptly, and in any event within two (2) Business Days of when the Borrower becomes aware or, in the exercise of reasonable due diligence should have become aware of the same, notice in writing in the event that at any time a Borrowing Base Deficiency exists, and promptly, and in any event within five (5) Business Days, notify in writing the Administrative Agent of any material damage to or other Event of Loss with respect to any Eligible Engine or Eligible Equipment.

8.1.9                promptly upon the earlier of the date on which the Borrower becomes aware or, in the exercise of reasonable due diligence should have become aware of the same, notify the Administrative Agent (or, in the case of (f) below, the Security Agent) by telephone (to be confirmed within three calendar days in writing from the Borrower to each Bank) of the occurrence of any of the following:

(a)any Default or Event of Default;

(b)any breach under any contract or contracts and breach involves payments by the Borrower in an aggregate amount equal to or in excess of $5,000,000;

(c)a default or event of default under or as defined in any evidence of or agreements for any Indebtedness for borrowed money under which the Borrower’s liability is equal to or in excess of $5,000,000, individually or in the aggregate, whether or not an event of default thereunder has been declared by any party to such agreement or any event which, upon the lapse of time or the giving of notice or both, would become an event of default under any such agreement or instrument or would permit any party to any such instrument or agreement to terminate or suspend any commitment to lend to the Borrower or to declare or to cause any such indebtedness to be accelerated or payable before it would otherwise be due;

(d)any change in any Regulation, including, without limitation, changes in tax laws and regulations, which would have a Material Adverse Effect on the Borrower or any Subsidiary;

(e) any litigation, administrative proceeding or investigation which could reasonably have a Material Adverse Effect on the Borrower or any Subsidiary;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

(f)any instance in which Engines or Equipment are operated (x) on routes with respect to which it is customary for air carriers flying comparable routes to carry confiscation or expropriation insurance for which such insurance has not been obtained or (y) in any area designated by companies providing such coverage as a recognized or threatened war zone or area of hostilities or an area where there is a substantial risk of confiscation or expropriation; and

(g)any “Early Amortization Event,” Event of Default or “Servicer Termination Event” (as such terms are defined in the WEST Funding Facility) under the WEST Funding Facility.

8.1.10              promptly upon the filing thereof with the SEC one copy of each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally, and, a copy of each regular or periodic report, and any registration statement, or prospectus in respect thereof, filed by the Borrower with any securities exchange or with federal or state securities and exchange commissions or any successor agency.

8.1.11              subject to the prohibitions set forth in Section 7.1 hereof, promptly deliver to the Administrative Agent copies of any material amendments, modifications or supplements to (i) certificate of incorporation or by-laws, and (ii) the WEST Funding Facility, certified, with respect to the certificate of incorporation, by the appropriate state officials, and, with respect to the other foregoing documents, by the secretary or assistant secretary of the Borrower as a true and correct copy thereof.

8.1.12              promptly, notice in writing of any merger or consolidation involving the Borrower.

8.2Other Reports.  Borrower shall, upon the request of any Agent, furnish to Administrative Agent and/or Security Agent such other reports in connection with the affairs, business, financial condition, operations, prospects or management of Borrower or the Collateral, all in reasonable detail in each case as the Administrative Agent shall reasonably request.

9.         EVENTS OF DEFAULT; RIGHTS AND REMEDIES

9.1Events of Default.  The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” under this Agreement:

9.1.1                Borrower shall fail to make any required payment in respect of any Obligations within three (3) Business Days after the same shall become due and payable or is declared due and payable (provided that no grace period shall apply to principal payments required under this Agreement or to nonpayment of the Obligations on the Maturity Date); or

9.1.2                Borrower shall fail or neglect to, or shall fail to cause the applicable Owner Trustee and/or Wholly-Owned Subsidiary that has satisfied the requirements of Section 6.13.2 to, perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms, Obligations (other than under Section 9.1.1) or provisions contained in this Agreement or any of the other Loan Documents and such default shall have continued for a period of thirty (30) days after Agent’s or any Lender’s notice to

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Borrower, of such default hereunder; provided,  that there shall be no grace period for Borrower’s failure to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in Section 6.14 and Section 7 (except for Section 7.9); or

9.1.3                an event of default shall occur under any Indebtedness to which Borrower, any Subsidiary or Excluded Subsidiaries other than a Special Purpose Financing Vehicle is a party, or by which any such Person or its property is bound, and such event of default (1) involves the failure to make any payment, whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding $5,000,000, or (2) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate amount exceeding $5,000,000 to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

9.1.4                any representation or warranty in this Agreement or any other Loan Document, or in any written statement, report or certificate pursuant hereto or thereto, shall be untrue or incorrect in any material respect as of the date when made or deemed to be made by the Borrower or any Subsidiaries; or

9.1.5                any of the assets of Borrower or any Subsidiary having a value of $5,000,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of such Person, and any of the foregoing shall remain unstayed or undismissed for sixty (60) consecutive days; or any Person other than Borrower or any Subsidiary shall apply for the appointment of a receiver, trustee or custodian for the assets of Borrower or any Subsidiary and the order appointing such receiver, trustee or custodian shall remain unstayed or undismissed for sixty (60) consecutive days; or Borrower or any Subsidiary shall have concealed, removed or permitted to be concealed or removed, any part of its Property with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

9.1.6                a case or proceeding shall have been commenced involuntarily against Borrower or any Subsidiary in a court having competent jurisdiction seeking a decree or order:  (1) under the Bankruptcy Code or any other applicable Federal, state or foreign Bankruptcy or other similar law, and seeking either (i) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Person or of any substantial part of its properties, or (ii) the reorganization or winding up or liquidation of the affairs of any such Person and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (2) invalidating or denying (i) any Person’s right, power, or competence to enter into or perform any of its obligations under any Loan Document, or (ii) the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

9.1.7                Borrower or any Subsidiary shall (1) file a petition under the Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, (2) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any such Person or of any substantial part of its properties, (3) fail generally to pay (or admit in writing its inability to pay) its debts as such debts become due, or (4) take any corporate action in furtherance of any such action; or

9.1.8                final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against Borrower or any Subsidiary, unless the same shall be (i) fully covered by insurance (subject to any contractual deductibles) and the issuer(s) of the applicable policies shall have acknowledged substantial coverage in writing within thirty (30) days of judgment, or (ii) vacated, stayed, bonded, paid or discharged within a period of thirty (30) days from the date of such judgment; or

9.1.9                Borrower or any Subsidiary voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated, provided that (i) the Borrower may terminate any Owner Trust in connection with a sale or consignment of the Collateral owned by such Owner Trust and (ii) the Borrower may, with the prior approval of the Administrative Agent, dissolve, terminate or otherwise liquidate any Subsidiary so long as (A) the aggregate total assets of the Subsidiary dissolved, terminated or liquidated immediately prior to such event does not represent more than five percent (5%) of the consolidated total assets of Borrower and its Subsidiaries, and (B) with respect to any such Subsidiary that has or is required to execute a Subsidiary Guaranty, following the dissolution, termination or liquidation of such Person, substantially all of the assets of such Person are transferred to Borrower or another Person that then guaranties the Obligations pursuant to a Subsidiary Guaranty; or

9.1.10              Borrower or any Subsidiary is enjoined, restrained, or in any way prevented by the order of any court or other Governmental Authority, the effect of which order restricts such Person from conducting all or any material part of its business; or

9.1.11              the loss, suspension, revocation or failure to renew any License or permit now held or hereafter acquired by Borrower or any Subsidiary, which loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

9.1.12              any Lien or any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to Security Agent shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral covered or purported to be covered thereby; or

9.1.13              any Change in Control of Borrower shall have occurred (for the avoidance of doubt, a Permitted Change in Control shall not constitute a Change in Control); or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

9.1.14                The occurrence of any Event of Default or Servicer Termination (as such terms are defined in the WEST Funding Facility) under the WEST Funding Facility.

9.2Remedies.  If any Default or Event of Default has occurred and is continuing, then, subject to Section 13.4.4 hereof, Administrative Agent will be entitled to, with the prior written approval of Requisite Lenders, exercise one or more of the following remedies:  (1) upon notice to Borrower from Administrative Agent, increase the rate of interest applicable to the Loans to the Default Rate effective as of the date of the initial Default; or (2) terminate or suspend Lenders’ obligation to make further Loans.  In addition, if any Event of Default shall have occurred and be continuing, Agent may (upon prior written approval of Requisite Lenders), without notice, take any one or more of the following actions:  (i) declare all or any portion of the Obligations to be forthwith due and payable, whereupon such Obligations shall become and be due and payable; or (ii) exercise any rights and remedies provided to Agents under the Loan Documents or at law or equity, including all remedies provided under the UCC; provided, that upon the occurrence of an Event of Default specified in Sections 9.1.5, 9.1.6 or 9.1.7, the Obligations shall become immediately due and payable (and any obligation of Lenders to make further Loans, if not previously terminated, shall immediately be terminated) without declaration, notice or demand by Agent.

9.3Waivers by Borrower.  Except for notices that Administrative Agent or Lender has otherwise agreed to give in this Agreement (whether under notice and cure provisions or otherwise) and to the fullest extent permitted by Applicable Law, Borrower waives:  (a) presentment, demand, protest, notice of maturity, intent to accelerate, acceleration, default, and release of any or all Loan Documents or the Notes; (b) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevin, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.  Borrower acknowledges that it has been advised by counsel with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

9.4Proceeds. The Proceeds of any sale, disposition or other realization upon any Collateral shall be applied by any Lender upon receipt as set forth in Section 2.13.

10.       SUCCESSORS AND ASSIGNS

Subject to the limitations on assignment and the grants of participations set forth in Section 12.8, each Loan Document shall be binding on and shall inure to the benefit of Borrower, Credit Facility Lenders, Security Agent and their respective successors and assigns, except as otherwise provided herein or therein.  Borrower shall not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior written consent of all of the Lenders, and any such purported assignment, transfer, hypothecation or other conveyance by Borrower without the prior express written consent of all Lenders shall be void.  The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of Borrower and Lenders with respect to the transactions contemplated hereby and thereby, and there shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

11.       [Reserved.]

12.       MISCELLANEOUS

12.1Complete Agreement; Modification of Agreement.  This Agreement and the other Loan Documents constitute the complete agreement among the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied), and may not be modified, altered or amended except by a written agreement signed by Administrative Agent, Security Agent, Credit Facility Lenders, Borrower and each other Person executing this Agreement or any other Loan Document, as applicable, and in accordance with Section 12.16 hereof.

12.2Reimbursement and Expenses.  Borrower will promptly pay:

12.2.1              without regard for whether any Loans are made, all reasonable out-of-pocket expenses of Agents in connection with the preparation, negotiation, execution, and delivery of this Agreement, the Notes and the other Loan Documents, including all due diligence, all post-closing matters, syndication, and the transactions contemplated hereunder and thereunder and the making of the Loans, including, recording and filing fees, and the reasonable fees and disbursements of counsel for Agents;

12.2.2              subject to the limitations set forth in Section 6.6, all reasonable out-of-pocket expenses of Agents in connection with the administration or monitoring of the Loans, the Collateral, this Agreement and the other Loan Documents in accordance with the provisions thereof, the restructuring and refinancing of the transaction herein contemplated, and in connection with the preparation, negotiation, execution, and delivery of any waiver, amendment, or consent by Agents relating to this Agreement or the other Loan Documents, including, auditing costs and expenses with respect to the Collateral and the reasonable attorneys’ fees and expenses of counsel;

12.2.3              all of Agents’ out-of-pocket costs and expenses of obtaining performance, or enforcing its rights (in each case) under this Agreement or the other Loan Documents, of collection of the Obligations, in any arbitration, mediation, legal action or proceeding (including any case under the Bankruptcy Code or similar laws), which, in each case, shall include reasonable fees and expenses of counsel for Agents;

12.2.4              all Charges levied on, or assessed, placed or made against any Collateral, the Notes or the other Loan Documents or the Obligations.

12.3Indemnity.

12.3.1              Borrower shall indemnify and hold each Indemnified Person harmless from and against any Claim which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended or not extended under this Agreement and the other Loan Documents or otherwise in connection with or arising out of the transactions contemplated hereunder or thereunder, including any Claim for Environmental Liabilities and Costs and legal costs and expenses of disputes between the parties to this Agreement; provided, that Borrower shall not be liable for indemnification of

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

an Indemnified Person to the extent that (a) such Claim is brought by any Indemnified Person against Borrower and Borrower is the prevailing party thereunder or (b) any such Claim is finally determined by a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct.  NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED OR NOT EXTENDED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

12.3.2              In any suit, proceeding or action brought by Agent or any Credit Facility Lender relating to any item of Collateral or any amount owing hereunder, or to enforce any provision of any item of Collateral, Borrower shall save, indemnify and keep Agent and each Credit Facility Lender harmless from and against all expense, loss or damage suffered by reason of such action or any defense, setoff, or counterclaim asserted for any reason by the other party or parties to such litigation and however arising unless (a) such suit, proceeding or action is brought by Agent or any Credit Facility Lender against Borrower and Borrower is the prevailing party thereunder, or (b) any such suit, proceeding or action is finally determined by a court of competent jurisdiction to have resulted from Agent’s or any Credit Facility Lender’s gross negligence or willful misconduct.  All obligations of Borrower with respect to any item of Collateral shall be and remain enforceable against, and only against, Borrower and shall not be enforceable against Agent or any Credit Facility Lender.  This Section 12.3.2 shall survive the Termination Date.

12.4No Waiver.  Neither Agent’s nor any Credit Facility Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of any Loan Document, nor Agent’s or any Credit Facility Lender’s failure to exercise, nor any delay in exercising, any right, power or privilege under this Agreement, (a) shall waive, affect or diminish any right of such Agent or any Credit Facility Lender thereafter to demand strict compliance and performance therewith, or (b) shall operate as a waiver thereof.  Subject to Section 12.16, any suspension or waiver of a Default, Event of Default, or other provision under the Loan Documents must be in writing signed by an authorized employee of Administrative Agent and each applicable Credit Facility Lender to be effective and shall not suspend, waive or affect any other Default or Event of Default, whether the same is prior or subsequent thereto and whether of the same or of a different type, and shall not be construed as a bar to any right or remedy which Agent and each applicable Credit Facility Lender would otherwise have had on any future occasion.

12.5Severability; Drafting.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of any Loan Document shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Loan Document.  Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Borrower and all rights

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

of Agents and Credit Facility Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided that the reimbursement and expense provisions of Section 12.2, the indemnity provisions of Section 12.3, and the governing law and venue provisions of Section 12.14 shall all survive the Termination Date.  In the event of a dispute between any of the parties hereto over the meaning of this Agreement, all parties shall be deemed to have been the drafter hereof, and any Applicable Law that states that contracts are construed against the drafter shall not apply.

12.6Conflict of Terms.  Except as otherwise provided in any Loan Document by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any other Loan Document, the provision contained in this Agreement shall govern and control.

12.7Notices.

12.7.1              All notices and other communications under this Agreement and the other Loan Documents shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, first class mail, postage prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when sent out by facsimile transmission or by electronic mail delivery addressed to the party to which such notice is directed at its address determined as provided in this Section 12.7 (provided that for electronic mail delivery of notices other than pursuant to Sections 8.1.1-8.1.5, an identical notice is also sent simultaneously by mail, overnight courier, or as otherwise provided in this Section 12.7).  All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

(a)        If to Borrower:

Willis Lease Finance Corporation

773 San Marin Drive, Suite 2215

Novato, CA 94998

Attn:  General Counsel

Telephone No.:  (415) 408-4732

Facsimile No.:  (415) 408-4701

Email: dpoulakidas@willislease.com

(b)         If to Administrative Agent and/or Security Agent:

MUFG Union Bank, N.A.

Northern California Commercial Banking Division

350 California Street

San Francisco, CA 94104

Attn:  Commercial Finance Division

Telephone No.:  (415) 705-7385

Facsimile No.:  (415) 705-7111

Email: Kevin.Sullivan@unionbank.com

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

with a copy to:

Sheppard Mullin Richter & Hampton LLP

Four Embarcadero Center, 17th Floor

San Francisco, CA 94111-4106

Attn:  Juliette M. Ebert, Esq.

Telephone No.:  (415) 434-9100

Facsimile No.:  (415) 434-3947

Email: jebert@sheppardmullin.com

12.7.2              Any party to this Agreement may change the address to which notices shall be directed under this Section 12.7 by giving ten (10) days’ written notice of such change to the other parties in the manner specified in this Section 12.7.

12.8Binding Effect; Assignment.

12.8.1              This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, Agents, each of Credit Facility Lenders, and their respective permitted successors and assigns, except that Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all Lenders.  Each Credit Facility Lender represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Lender).  Any Credit Facility Lender may at any time pledge its Note or any other instrument evidencing its rights as a lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Credit Facility Lender hereunder absent foreclosure of such pledge.

12.8.2              From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share of the Revolving Commitment; provided that (i) such Eligible Assignee, if not then a Lender or an Affiliate or Approved Fund of the assigning Lender, shall be approved by Administrative Agent and, provided no Default or Event of Default then exists, Borrower, which approval(s) shall not be unreasonably withheld, conditioned or delayed; (ii) such assignment shall be evidenced by a Commitment Assignment and Acceptance, a copy of which shall be furnished to Administrative Agent as hereinbelow provided; (iii) except in the case of an assignment (a) to an Affiliate of the assigning Lender or to another Lender or (b) of the entire remaining Revolving Commitment of the assigning Lender, the assignment shall not assign a Pro Rata Share of the Revolving Commitment that is equivalent to less than $5,000,000.00; and (iv) the effective date of any such assignment shall be as specified in the Commitment Assignment and Acceptance, but not earlier than the date which is five (5) Business Days after the date Administrative Agent has received the Commitment Assignment and Acceptance.  Upon the effective date of such Commitment Assignment and Acceptance, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share of the Revolving Commitment therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Agreement.  Borrower agrees that it shall execute and deliver (against delivery by the assigning Lender to Borrower of its Note(s)) to such assignee Lender, Note(s) evidencing that assignee Lender’s Pro Rata Share of the Revolving Commitment, and to the assigning Lender, Note(s) evidencing the Pro Rata Share retained by the assigning Lender.

12.8.3              By executing and delivering a Commitment Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that:  (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share of the Revolving Commitment being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Assignment and Acceptance; (iv) it will, independently and without reliance upon Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

12.8.4              Administrative Agent shall maintain at Administrative Agent’s Office a copy of each Commitment Assignment and Acceptance delivered to it and a register (the “Register”) of the names and address of each of the Lenders and the Pro Rata Share of the Commitments held by each Lender, giving effect to each Commitment Assignment and Acceptance.  The Register shall be available during normal business hours for inspection by Borrower or any Lender upon reasonable prior notice to Administrative Agent.  After receipt of a completed Commitment Assignment and Acceptance executed by any Lender and an Eligible Assignee, and receipt of a non-refundable assignment fee of Three Thousand Five Hundred Dollars ($3,500.00) from such Lender or Eligible Assignee, Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and the Lenders a revised Schedule 2.1 giving effect thereto.  Borrower, Administrative Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the Pro Rata Share of the Revolving Commitment listed therein for all purposes hereof, and no assignment or transfer of any such Pro Rata Share of the Revolving Commitment shall be effective, in each case unless and until a Commitment Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided above.  Prior to such recordation, all amounts owed with respect to the applicable Pro Rata Share of the Revolving Commitment shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Pro Rata Share of the Revolving Commitment.

12.8.5              Each Lender may from time to time grant participations to one or more banks or other financial institutions in a portion of its Pro Rata Share of the Revolving Commitment; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Section 12.3 but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation; (iv) Borrower, Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; (v) the participation interest shall be expressed as a percentage of the granting Lender’s Pro Rata Share of the Revolving Commitment as it then exists and shall not restrict an increase in the Revolving Commitment, or in the granting Lender’s Pro Rata Share of the Revolving Commitment, so long as the amount of the participation interest is not affected thereby; and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents and the Lender granting such participation shall be empowered to bind such participant for the purpose of all consents, waiver and amendments other than those which (A) extend the Maturity Date or any other date upon which any payment of money is due to the Lenders, (B) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Lenders, (C) reduce the amount of any installment of principal due under the Notes, or (D) release all or a substantial portion of the Collateral from the Lien of the Collateral Documents if the effect thereof is to cause the outstanding principal amount of the Loans to exceed the amount of the Borrowing Base, except if such release of Collateral occurs in connection with a disposition permitted under this Agreement in which case such release shall not require the consent of any of the Lenders or of any holder of a participation interest in the Revolving Commitment.

12.9Right of Setoff.  If an Event of Default has occurred and is continuing, Agent or any Lender (but in each case only with the consent of the Requisite Lenders) may exercise its rights under Article 9 of the UCC and other Applicable Laws and, to the extent permitted by Applicable Laws, apply any funds in any deposit account maintained with it by Borrower and/or any Property of Borrower in its possession against the Obligations.

12.10Sharing of Setoffs.  Each Lender severally agrees that if it, through the exercise of any right of setoff, banker’s lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to Applicable Laws:  (a) the Lender exercising the right of setoff, banker’s lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from each of the other Lenders a participation in the Obligations held by the other Lenders and shall pay to the other Lenders a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker’s lien or counterclaim or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker’s lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender’s share of the Obligations immediately prior to, and without taking into account, the payment; provided that if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker’s lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest.  Each Lender that purchases a participation in the Obligations pursuant to this Section 12.10 shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.  Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased pursuant to this Section 12.10 may exercise any and all rights of setoff, banker’s lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

12.11Section Titles.  The Section titles and Table of Contents contained in this Agreement and any other Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

12.12Counterparts.  Each Loan Document may be executed in any number of identical counterparts, which shall constitute an original and collectively and separately constitute a single instrument or agreement.  Execution of any such counterpart may be evidenced by a facsimile transmission or electronic delivery of the signature of such party.  The execution of this Agreement or any other Loan Document by any Party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

12.13Time of the Essence.  Time is of the essence for payment and performance of the Obligations.

12.14GOVERNING LAW; VENUE.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  BORROWER HEREBY CONSENTS AND AGREES, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, NEW

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YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND ANY CREDIT FACILITY LENDER PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT CREDIT FACILITY LENDERS AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT OR ANY CREDIT FACILITY LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH AGENT OR CREDIT FACILITY LENDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 12.7 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE BORROWER’S ACTUAL RECEIPT THEREOF.

12.15WAIVER OF JURY TRIAL.  To the extent permitted by law, in connection with any action or proceeding, whether brought in state or federal court, Borrower, Agents and each Credit Facility Lender  hereby expressly, intentionally and deliberately waive any right such party may otherwise have to trial by jury of any claim, cause of action, action, dispute or controversy between or among such parties, whether sounding in contract, tort or otherwise, which arises out of or relates to: (i) any of the Loan Documents and any and all related documents, instruments and agreements, and any and all extensions, renewals, amendments and replacements of any of the foregoing, (ii) any negotiations or communications relating to the Loan Documents and any and all related documents, instruments and agreements, and any and all extensions, renewals, amendments and replacements thereof, whether or not incorporated into the Loan Documents; or (iii) any alleged agreements, promises, representations or transactions in connection therewith.

12.16Amendments; Consents.  No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower or any other party therefrom, may in any event be effective unless in writing signed by Agents with the written approval of the Requisite Lenders (to the extent such Requisite Lender approval is required by this Agreement and, in the case of any amendment, modification or supplement of or to any Loan Document to which Borrower is a party, signed by Borrower, and, in the case of any amendment, modification or supplement to Section 13 or Section 14, signed by Administrative Agent or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Security Agent, respectively), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

12.16.1            To amend or modify the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any Note, or the amount of the Revolving Commitment or the Pro Rata Share of any Lender or the amount of any commitment fee payable to any Lender, or any other fee or amount payable to any Lender under the Loan Documents or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any fee;

12.16.2            To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any fee, or to extend the term of the Revolving Commitment;

12.16.3            To amend the provisions of the definition of “Requisite Lenders” or “Maturity Date” or to increase the percentages of Net Book Value as set forth in paragraphs (a) – (e) in the definition of “Borrowing Base,” or

12.16.4            To release all or a substantial portion of the Collateral from the Lien of the Collateral Documents if the effect thereof would be to cause a Borrowing Base Deficiency;

12.16.5            To amend or waive Section 4 or this Section 12.16 or any part thereof; or

12.16.6            To amend any provision of this Agreement that expressly requires the consent or approval of all or a specified portion of the Lenders.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 12.16 shall apply equally to, and shall be binding upon, all the Lenders and Administrative Agent.  Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Administrative Agent shall have the discretion, is authorized to grant and may direct the Security Agent to grant any consent, waiver, amendment, release of Collateral or other accommodation reasonably necessary to (a) give effect to the transactions contemplated to occur in connection with a refinancing of WEST permitted hereunder and scheduled to occur on the WEST Refinancing Closing Date or otherwise in connection with the transactions referred to in clause (ii) of the definition of WEST Funding Facility, and (b) incur any Indebtedness of any Special Purpose Financing Vehicle permitted hereunder, provided that after giving effect to any such transactions (including the transactions scheduled to occur on the WEST Refinancing Closing Date), Borrower shall not, in either of the foregoing clauses (a) or (b), be in Default of any of its obligations hereunder and such transactions (or series of transactions scheduled to occur on such dates) will not adversely affect the interest of the Lenders.

12.17Foreign Lenders and Participants.  Each Lender that is incorporated or otherwise organized under the Applicable Laws of a jurisdiction other than the United States of America or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

any State thereof or the District of Columbia shall deliver to Borrower (with a copy to Administrative Agent), on or before the Closing Date (or on or before accepting an assignment or receiving a participation interest herein pursuant to Section 12.8, if applicable) two duly completed copies, signed by an authorized officer, of either Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all payments to be made to such Lender by Borrower pursuant to this Agreement) or Form W‑8BEN (relating to all payments to be made to such Lender by the Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if reasonably necessary, Form W‑9) satisfactory to Borrower and Administrative Agent that no withholding under the federal income tax laws is required with respect to such Lender.  Thereafter and from time to time, each such Lender shall (a) promptly submit to Borrower (with a copy to Administrative Agent), such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Lender by Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re designation of its LIBOR lending office, if any) to avoid any requirement of Applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Lender.  In the event that Borrower or Administrative Agent become aware that a participation has been granted pursuant to Section 12.8.5 to a financial institution that is incorporated or otherwise organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, then, upon request made by Borrower or Administrative Agent to the Lender which granted such participation, such Lender shall cause such participant financial institution to deliver the same documents and information to Borrower and Administrative Agent as would be required under this Section if such financial institution were a Lender.

12.18Custodial Agreement.  The Security Agent has entered into one or more agreements with third parties pursuant to which agreements such third parties will hold custody to any or all of the Collateral as set forth in Schedule 5.23. Without limiting the foregoing, the Administrative Agent and each of the other Lenders hereto acknowledge and agree (i) to the terms and conditions of the Custodial Agreement; (ii) that the third party custodian thereto may hold each of the documents and instruments to be delivered therein, including without limitation, the “chattel paper” original of each Lease, for the benefit of the Security Agent; and (iii) that the Security Agent shall not be liable in the event of any damage, loss or destruction of any of the documents or instruments to be delivered therein, including without limitation, the “chattel paper” originals of each Lease, by such third party custodian.

12.19Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

(a)        the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)        the effects of any Bail-in Action on any such liability, including, if applicable:

(i)        a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)      the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

12.20Disclaimer of Fiduciary Obligations.  In connection with all aspects of the transactions contemplated hereby (including in connections with any amendment, or waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its understanding, that: (i) the services regarding this Agreement provided by the Lenders are arm’s length commercial transactions between the Borrower, on the one hand, and the Lenders, on the other hand, and (ii) each Lender is and has been acting solely as a principal and, except expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as a fiduciary for the Borrower.

13.       ADMINISTRATIVE AGENT

13.1Appointment and Authorization.  Subject to Section 12.8, each Credit Facility Lender hereby irrevocably appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Administrative Agent by the terms thereof or are reasonably incidental, as determined by Administrative Agent, thereto.  This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of Administrative Agent as trustee for any Credit Facility Lender or as representative of any Credit Facility Lender for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

13.2Administrative Agent and Affiliates.  MUFG Union Bank, N.A. (and each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Credit Facility Lender and may exercise the same as though it were not Administrative Agent, and the term “Lender” or “Lenders” includes MUFG Union Bank, N.A. in its individual capacity.  MUFG Union Bank, N.A. (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

other business with Borrower or any Affiliate of Borrower, as if it were not Administrative Agent and without any duty to account therefor to Credit Facility Lenders.  MUFG Union Bank, N.A. (and each successor Administrative Agent) need not account to any other Credit Facility Lender for any monies received by it in its capacity as a Credit Facility Lender hereunder.  Administrative Agent shall not be deemed to hold a fiduciary relationship with any Credit Facility Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against Administrative Agent.

13.3Lenders’ Credit Decisions.  Each Credit Facility Lender agrees that it has, independently and without reliance upon Administrative Agent, any other Credit Facility Lender or the directors, officers, agents, employees or attorneys of the foregoing parties, and instead in reliance upon information supplied to it by or on behalf of Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement.  Each Credit Facility Lender also agrees that it shall, independently and without reliance upon Administrative Agent, any other Credit Facility Lender or the directors, officers, agents, employees or attorneys of the foregoing parties, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

13.4Action by Administrative Agent.

13.4.1              Absent actual knowledge of Administrative Agent of the existence of a Default, Administrative Agent may assume that no Default has occurred and is continuing, unless Administrative Agent (or the Credit Facility Lender that is then Administrative Agent) has received notice from Borrower stating the nature of the Default or has received notice from a Credit Facility Lender stating the nature of the Default and that such Credit Facility Lender considers the Default to have occurred and to be continuing.

13.4.2              Administrative Agent has only those obligations under the Loan Documents as are expressly set forth therein.

13.4.3              Except for any obligation expressly set forth in the Loan Documents and as long as Administrative Agent may assume that no Event of Default has occurred and is continuing, Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, except that Administrative Agent shall be required to act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 12.16) and those instructions shall be binding upon Administrative Agent and Credit Facility Lenders, provided that Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to Applicable Law or would result, in the reasonable judgment of Administrative Agent, in substantial risk of liability to Administrative Agent.

13.4.4              If Administrative Agent has received a notice of any Event of Default, Administrative Agent shall immediately give notice thereof to Credit Facility Lenders and shall act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 12.16), provided that Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to Applicable Law or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

would result, in the reasonable judgment of Administrative Agent, in substantial risk of liability to Administrative Agent, and except that if the Requisite Lenders fail, for five (5) Business Days after the receipt of notice from Administrative Agent, to instruct Administrative Agent, then Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of Credit Facility Lenders.

13.4.5              Absent its gross negligence or willful misconduct, Administrative Agent shall have no liability to any Credit Facility Lender for acting, or not acting, as instructed by the Requisite Lenders, notwithstanding any other provision hereof.

13.5Liability of Administrative Agent.  Neither Administrative Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct.  Without limitation on the foregoing, Administrative Agent and its directors, officers, agents, employees and attorneys:

13.5.1              May treat the payee of any Note as the holder thereof until Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to Administrative Agent, signed by the payee, and may treat each Credit Facility Lender as the owner of that Credit Facility Lender’s interest in the Obligations for all purposes of this Agreement until Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to Administrative Agent, signed by that Credit Facility Lender;

13.5.2              May consult with legal counsel (including in-house legal counsel), accountants (including in house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Borrower or Credit Facility Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts selected by it with reasonable care;

13.5.3              Shall not be responsible to any Credit Facility Lender for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents except for those expressly made by it;

13.5.4              Except to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by Borrower of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any collateral or any Property, books or records of Borrower;

13.5.5              Will not be responsible to any Credit Facility Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any collateral;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

13.5.6              Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing reasonably believed by it to be genuine and signed or sent by the proper party or parties; and

13.5.7              Will not incur any liability for any arithmetical error in computing any amount paid or payable by Borrower thereof or paid or payable to or received or receivable from any Credit Facility Lender under any Loan Document, including, without limitation, principal, interest, commitment fees, Loans and other amounts; provided that, promptly upon discovery of such an error in computation, Administrative Agent, Credit Facility Lenders and (to the extent applicable) Borrower shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

13.6Indemnification.  Each Credit Facility Lender shall, ratably in accordance with its proportion of the aggregate Indebtedness then evidenced by the Notes, indemnify and hold Administrative Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees and disbursements and allocated costs of attorneys employed by Administrative Agent) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrower to pay the Indebtedness represented by the Notes) or any action taken or not taken by it as Administrative Agent thereunder, except such as result from its own gross negligence or willful misconduct.  Without limitation on the foregoing, each Credit Facility Lender shall reimburse Administrative Agent upon demand for that Credit Facility Lender’s share (as set forth in this Section) of any out of pocket cost or expense incurred by Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrower or any other party is required by Section 12.2 to pay that cost or expense but fails to do so upon demand.  Nothing in this Section 13.6 shall entitle Administrative Agent or any indemnitee referred to above to recover any amount from Credit Facility Lenders if and to the extent that such amount has theretofore been recovered from Borrower.  To the extent that Administrative Agent or any indemnitee referred to above is later reimbursed such amount by Borrower, it shall return the amounts paid to it by Credit Facility Lenders in respect of such amount.

13.7Successor Administrative Agent.  Administrative Agent may, and at the request of the Requisite Lenders shall, resign as Administrative Agent upon reasonable notice to Credit Facility Lenders and Borrower, effective upon acceptance of appointment by a successor Administrative Agent.  If Administrative Agent shall resign as Administrative Agent under this Agreement, the Requisite Lenders shall appoint from among Credit Facility Lenders a successor Administrative Agent for Credit Facility Lenders, which successor Administrative Agent shall be approved by Borrower (and such approval shall not be unreasonably withheld or delayed).  If no successor Administrative Agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Credit Facility Lenders and Borrower, a successor Administrative Agent from among Credit Facility Lenders.  Upon the acceptance of its appointment as successor Administrative Agent hereunder, such

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor Administrative Agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 13, and Section 12.3, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.  Notwithstanding the foregoing, if (a) Administrative Agent has not been paid those fees referenced in Section 2.6.3 or has not been reimbursed for any expense reimbursable to it under Sections 12.2 or 12.3, in either case for a period of at least one (1) year and (b) no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and Credit Facility Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided for above.

13.8No Obligations of Borrower.  Nothing contained in this Section 13 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by Administrative Agent of its obligations to Credit Facility Lenders under any provision of this Agreement, and Borrower shall have no liability to Administrative Agent or any of Credit Facility Lenders in respect of any failure by Administrative Agent or any Credit Facility Lender to perform any of its obligations to Administrative Agent or Credit Facility Lenders under this Agreement.  Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to Administrative Agent for the account of Credit Facility Lenders, Borrower’s obligations to Credit Facility Lenders in respect of such payments shall be deemed to be satisfied upon the making of such payments to Administrative Agent in the manner provided by this Agreement.  In addition, Borrower may rely on a written statement by Administrative Agent to the effect that it has obtained the written consent of the Requisite Lenders or Credit Facility Lenders, as applicable under Section 12.16, in connection with a waiver, amendment, consent, approval or other action by Credit Facility Lenders hereunder, and shall have no obligation to verify or confirm the same.

13.9No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Security Agent, the Arranger or a Lender hereunder.

14.       SECURITY AGENT

14.1Appointment and Authorization.  Each Credit Facility Lender hereby irrevocably appoints and authorizes Security Agent to take such action as agent on its behalf and to exercise such powers under the Collateral Documents and any other Loan Documents as are delegated to Security Agent by the terms thereof or are reasonably incidental, as determined by Security Agent, thereto.  This appointment and authorization is intended solely for the purpose of securing the Collateral as set forth in this Agreement and does not constitute appointment of Security Agent as trustee for any Credit Facility Lender or as representative of any Credit Facility Lender

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, Security Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

14.2Security Agent and Affiliates.  MUFG Union Bank, N.A. (and each successor Security Agent) shall not be deemed to hold a fiduciary relationship with any Credit Facility Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against Security Agent.

14.3Proportionate Interest in any Collateral.  Security Agent, on behalf of Credit Facility Lenders, shall hold in accordance with the Loan Documents all items of any collateral or interests therein to be received or held by Security Agent.  Subject to Agents’ and Credit Facility Lenders’ rights to reimbursement for their costs and expenses hereunder (including reasonable attorneys’ fees and disbursements and other professional services and the reasonably allocated costs of attorneys employed by Security Agent or a Credit Facility Lender) and subject to the application of payments in accordance with Section 9.4, each Credit Facility Lender shall have an interest in such collateral or interests therein in the same proportion that the aggregate obligations owed such Credit Facility Lender under the Loan Documents bears to the aggregate obligations owed under the Loan Documents, without priority or preference among Credit Facility Lenders.

14.4Lenders’ Credit Decisions.  Each Credit Facility Lender agrees that it has, independently and without reliance upon Security Agent, any other Credit Facility Lender or the directors, officers, agents, employees or attorneys of the foregoing parties, and instead in reliance upon information supplied to it by or on behalf of Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement.  Each Credit Facility Lender also agrees that it shall, independently and without reliance upon Security Agent, any other Credit Facility Lender or the directors, officers, agents, employees or attorneys of the foregoing parties, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

14.5Action by Security Agent.

14.5.1              Absent actual knowledge of Security Agent of the existence of a Default, Security Agent may assume that no Default has occurred and is continuing, unless Security Agent (or the Lender that is then Security Agent) has received notice from Borrower stating the nature of the Default or has received notice from a Credit Facility Lender stating the nature of the Default and that such Credit Facility Lender considers the Default to have occurred and to be continuing.

14.5.2              Security Agent has only those obligations under the Loan Documents as are expressly set forth therein.

14.5.3              Except for any obligation expressly set forth in the Loan Documents and as long as Security Agent may assume that no Event of Default has occurred and is continuing, Security Agent may, but shall not be required to, exercise its discretion to act or not act, except that Security Agent shall be required to act or not act upon the instructions of

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

the Requisite Lenders (or of all the Lenders, to the extent required by Section 12.16) and those instructions shall be binding upon Security Agent and all Credit Facility Lenders, provided that Security Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to Applicable Law or would result, in the reasonable judgment of Security Agent, in substantial risk of liability to Security Agent.

14.5.4              If Security Agent has received a notice specified in Section 14.5.1, Security Agent shall immediately give notice thereof to Credit Facility Lenders and shall act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 12.16), provided that Security Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to Applicable Law or would result, in the reasonable judgment of Security Agent, in substantial risk of liability to Security Agent, and except that if the Requisite Lenders fail, for five (5) Business Days after the receipt of notice from Security Agent, to instruct Security Agent, then Security Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of Credit Facility Lenders.

14.5.5              Absent its gross negligence or willful misconduct, Security Agent shall have no liability to any Credit Facility Lender for acting, or not acting, as instructed by the Requisite Lenders, notwithstanding any other provision hereof.

14.6Liability of Security Agent.  Neither Security Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct.  Without limitation on the foregoing, Security Agent and its directors, officers, agents, employees and attorneys:

14.6.1              May treat the payee of any Note as the holder thereof until Security Agent receives notice of the assignment or transfer thereof, signed by the payee, and may treat each Credit Facility Lender as the owner of that Credit Facility Lender’s interest in the Obligations for all purposes of this Agreement until Security Agent receives notice of the assignment or transfer thereof, signed by that Credit Facility Lender;

14.6.2              May consult with legal counsel (including in-house legal counsel), accountants (including in house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Borrower or Credit Facility Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts selected by it with reasonable care;

14.6.3              Shall not be responsible to any Credit Facility Lender for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents except for those expressly made by it;

14.6.4              Except to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by Borrower of any of the

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

terms, conditions or covenants of any of the Loan Documents or to inspect any collateral or any Property, books or records of Borrower;

14.6.5              Will not be responsible to any Credit Facility Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any collateral; and

14.6.6              Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing reasonably believed by it to be genuine and signed or sent by the proper party or parties.

14.7Indemnification.  Each Credit Facility Lender shall, ratably in accordance with its proportion of the aggregate Indebtedness then evidenced by the Notes, indemnify and hold Security Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees and disbursements and allocated costs of attorneys employed by Security Agent) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrower to pay the Indebtedness represented by the Notes) or any action taken or not taken by it as Security Agent thereunder, except such as result from its own gross negligence or willful misconduct.  Without limitation on the foregoing, each Credit Facility Lender shall reimburse Security Agent upon demand for that Lender’s Pro Rata Share of any out of pocket cost or expense incurred by Security Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrower or any other party is required by Section 12.2 to pay that cost or expense but fails to do so upon demand.  Nothing in this Section 14.7 shall entitle Security Agent or any indemnitee referred to above to recover any amount from Credit Facility Lenders if and to the extent that such amount has theretofore been recovered from Borrower.  To the extent that Security Agent or any indemnitee referred to above is later reimbursed such amount by Borrower, it shall return the amounts paid to it by Credit Facility Lenders in respect of such amount.

14.8Successor Security Agent.  Security Agent may, and at the request of the Requisite Lenders shall, resign as Security Agent upon reasonable notice to Credit Facility Lenders and Borrower effective upon acceptance of appointment by a successor Security Agent.  If Security Agent shall resign as Security Agent under this Agreement, the Requisite Lenders shall appoint from among Credit Facility Lenders a successor Security Agent for Credit Facility Lenders, which successor Security Agent shall be approved by Borrower (and such approval shall not be unreasonably withheld or delayed).  If no successor Security Agent is appointed prior to the effective date of the resignation of Security Agent, Security Agent may appoint, after consulting with Credit Facility Lenders and Borrower, a successor Security Agent from among Credit Facility Lenders.  Upon the acceptance of its appointment as successor Security Agent hereunder, such successor Security Agent shall succeed to all the rights, powers and duties of the retiring Security Agent and the term “Security Agent” shall mean such successor Security Agent and the retiring Security Agent’s appointment, powers and duties as Security Agent shall be

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

terminated.  After any retiring Security Agent’s resignation hereunder as Security Agent, the provisions of this Section 14, and Section 12.3, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Security Agent under this Agreement.  Notwithstanding the foregoing, if (a) Security Agent has not been paid those fees referenced in Section 2.6.3 or has not been reimbursed for any expense reimbursable to it under Sections 12.2 or 12.3, in either case for a period of at least one (1) year and (b) no successor Security Agent has accepted appointment as Security Agent by the date which is thirty (30) days following a retiring Security Agent’s notice of resignation, the retiring Security Agent’s resignation shall nevertheless thereupon become effective and Credit Facility Lenders shall perform all of the duties of Security Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Security Agent as provided for above.

14.9No Obligations of Borrower.  Nothing contained in this Section 14 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by Security Agent of its obligations to Credit Facility Lenders under any provision of this Agreement, and Borrower shall have no liability to Security Agent or any of Credit Facility Lenders in respect of any failure by Security Agent or any Credit Facility Lender to perform any of its obligations to Security Agent or Credit Facility Lenders under this Agreement.

15.       COMMITMENT COSTS AND RELATED MATTERS.

15.1Eurodollar Costs and Related Matters.

15.1.1              In the event that any Governmental Authority imposes on any Credit Facility Lender any reserve,  special deposit or comparable requirement (including any emergency, supplemental or other reserve) with respect to the Eurodollar liabilities (as defined in Regulation D or any comparable regulation of any Governmental Authority having jurisdiction over any Credit Facility Lender) of any Credit Facility Lender, Borrower shall pay such lender within five (5) Business Days after demand all amounts necessary to compensate such Credit Facility Lender (determined as though such lender’s LIBOR lending office had funded 100% of its LIBOR Loan in the Designated Eurodollar Market) in respect of the imposition of such reserve requirements (provided that Borrower shall not be obligated to pay any such amount which arose prior to the date which is forty five (45) days preceding the date of such demand or is attributable to periods prior to the date which is forty five (45) days preceding the date of such demand).  Such Credit Facility Lender’s determination of such amount shall be conclusive in the absence of manifest error.

15.1.2              If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance:

(a)shall subject any Credit Facility Lender or its LIBOR lending office to any tax, duty or other charge or cost with respect to any LIBOR Loan, its Note evidencing such LIBOR Loan(s) or its obligation to make LIBOR Loans, or shall change the basis of taxation of payments to any Credit Facility Lender attributable to the principal of or interest on any LIBOR Loan or any other amounts due under this Agreement in respect of any LIBOR Loan, its Note evidencing such LIBOR Loan(s) or its obligation to make LIBOR Loans, excluding taxes imposed on or measured in whole or in part by its overall net income by (A) any

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or LIBOR lending office or (B) any jurisdiction (or political subdivision thereof) in which it is “doing business”;

(b)shall impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof (including any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Credit Facility Lender or its LIBOR lending office); or

(c)shall impose on any Credit Facility Lender or its LIBOR lending office or the Designated Eurodollar Market any other condition affecting any LIBOR Loan, its Note evidencing such LIBOR Loan(s), its obligation to make LIBOR Loans or this Agreement, or shall otherwise affect any of the same;

and the result of any of the foregoing, as determined in good faith by any Credit Facility Lender, increases the cost to any Credit Facility Lender or its LIBOR lending office of making or maintaining any LIBOR Loan or in respect of any LIBOR Loan, any Note evidencing LIBOR Loans or its obligation to make LIBOR Loans or reduces the amount of any sum received or receivable by any Credit Facility Lender or its LIBOR lending office with respect to any LIBOR Loan, its Note evidencing such LIBOR Loan(s) or its obligation to make LIBOR Loans (assuming such Credit Facility Lender’s LIBOR lending office had funded 100% of its LIBOR Loan in the Designated Eurodollar Market), then, within five (5) Business Days after demand by such lender (with a copy to Administrative Agent), Borrower shall pay to such Credit Facility Lender such additional amount or amounts as will compensate such lender for such increased cost or reduction (determined as though such Credit Facility Lender’s LIBOR lending office had funded 100% of its LIBOR Loan in the Designated Eurodollar Market); provided that Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand.  A statement of Credit Facility Lender claiming compensation under this subsection shall be conclusive in the absence of manifest error.

15.1.3              If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall, in the good faith opinion of Credit Facility Lender, make it unlawful or impossible for Credit Facility Lender or its LIBOR lending office to make, maintain or fund its portion of any LIBOR Loan, or materially restrict the authority of Credit Facility Lender to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the LIBOR Basis, and Credit Facility Lender shall so notify Administrative Agent, then such Credit Facility Lender’s obligation to make LIBOR Loans shall be suspended for the duration of such illegality or impossibility and Credit Facility Lender forthwith shall give notice thereof to the other Credit Facility Lenders and Borrower.  Upon receipt of such notice, the outstanding principal amount of such Credit Facility Lender’s LIBOR Loans, together with accrued interest thereon, automatically shall be converted to Base Rate Loans on either (1) the last day of the LIBOR Loan Period(s) applicable to such LIBOR Loans if such lender may lawfully continue to maintain and fund such LIBOR Loans to such day(s) or (2) immediately if such lender may not lawfully continue to fund and maintain such LIBOR Loans to such

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

day(s), provided that in such event the conversion shall not be subject to payment of a prepayment fee under Section 2.8.5.  Credit Facility Lenders agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will cause any Credit Facility Lender to notify Administrative Agent under this Section, and agrees to designate a different LIBOR lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of such lender, otherwise be materially disadvantageous to such lender.  In the event that any Credit Facility Lender is unable, for the reasons set forth above, to make, maintain or fund its portion of any LIBOR Loan, such Credit Facility Lender shall fund such amount as a Base Rate Loan for the same period of time, and such amount shall be treated in all respects as a Base Rate Loan.  Any Credit Facility Lender whose obligation to make LIBOR Loans has been suspended under this Section shall promptly notify Administrative Agent and Borrower of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension. Borrower shall have the right to terminate the Revolving Commitment of any Credit Facility Lender for which the funding of LIBOR Loans becomes unlawful or impossible, as set forth above, and to substitute a new Credit Facility Lender into this Agreement subject to the provisions of Section 12.8 of this Agreement.

15.1.4              If, with respect to any proposed LIBOR Loan, any Credit Facility Lender:

(a)reasonably determines that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of such lender, deposits in Dollars (in the applicable amounts) are not being offered to lender in the Designated Eurodollar Market for the applicable LIBOR Loan Period; or

(b)LIBOR Basis as determined by such lender (i) does not represent the effective pricing to lender for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable LIBOR Loan Period, or (ii) will not adequately and fairly reflect the cost to such lender of making the applicable LIBOR Loans;

then such Credit Facility Lender forthwith shall give notice thereof to Borrower and Administrative Agent, whereupon until such Credit Facility Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Credit Facility Lender to make any future LIBOR Loans shall be suspended and such Credit Facility Lender’s Loans shall be treated in all respects as a Base Rate Loan.

15.1.5              Each Credit Facility Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle any Credit Facility Lender to compensation pursuant to this Section, and agrees to designate a different LIBOR lending office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such lender, otherwise be materially disadvantageous to lender.  Any request for compensation by any Credit Facility Lender under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs have been incurred by such lender.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

15.2Capital Adequacy.  If, after the date hereof, any Credit Facility Lender (or any Affiliate of any Credit Facility Lender) shall have reasonably determined that the adoption of any Applicable Law, governmental rule, regulation or order regarding the capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Credit Facility Lender (or any Affiliate of any Credit Facility Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of Credit Facility Lender (or any Affiliate of Credit Facility Lender) as a consequence of any of such Credit Facility Lender’s obligations hereunder to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration the policies of any Credit Facility Lender (or Affiliate of any Credit Facility Lender) with respect to capital adequacy immediately before such adoption, change or compliance and assuming that the capital of such Credit Facility Lender (or Affiliate of such Credit Facility Lender) was fully utilized prior to such adoption, change or compliance), then, upon demand by such Credit Facility Lender, Borrower shall immediately pay to such lender such additional amounts as shall be sufficient to compensate such lender for any such reduction actually suffered; provided that there shall be no duplication of amounts paid to any Credit Facility Lender pursuant to this sentence and Section 15.1.  For purposes of this Section 15.2, a change in Applicable Law, governmental rule, regulation or order shall include, without limitation, (x) any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration or implementation, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith, regardless of the date enacted, adopted, issued or promulgated, whether before or after the Closing Date and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities.  Such Credit Facility Lender’s determination of the amount to be paid to such lender by Borrower as a result of any event referred to in this Section 15.2 shall, absent manifest error, be deemed final, binding and conclusive upon Borrower.

15.3Federal Reserve System/Wire Transfers.  The obligation of any Credit Facility Lender to make any loan by wire transfer to Borrower or any other Person shall be subject to all Applicable Laws, including the policy of the Board of Governors of the Federal Reserve System on Reduction of Payments System Risk as in effect from time to time.  Borrower acknowledges that such laws, regulations and policy may delay the transmission of any funds to Borrower.

15.4Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.  In the event any Credit Facility Lender (i) requests compensation pursuant to Section 15.1 or 15.2, above, (ii) delivers a notice described in Section 15.1 or 15.2, above, (iii) refuses to consent to any amendment, waiver or other modification of any Loan Document requested by any Borrower and which amendment, waiver or other modification is required under this Agreement for such amendment, waiver or other modification, or (iv) is a Defaulting Lender, Borrower may, at its sole expense and effort (including with respect to the assignment fee referred to in Section 12.8),

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

upon notice to such Credit Facility Lender and Administrative Agent, require such Credit Facility Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 12.8), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such assigned obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) Borrower shall have received the prior written consent of Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Credit Facility Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Credit Facility Lender, respectively, affected by such assignment plus all fees and other amounts accrued for the account of such Credit Facility Lender hereunder; provided that Borrower shall not be required to pay any costs and expenses that are incurred by a Defaulting Lender solely as a result of such Credit Facility Lender’s default of its obligations hereunder; provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Credit Facility Lender’s claim for compensation or notice, as referred to above in (i) and (ii) of this Section 15.4, as the case may be, cease to cause such Credit Facility Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 15.1 or 15.2, above, or cease to result in amounts being payable under Section 15.1 or 15.2, as the case may be, or if such Credit Facility Lender shall waive its right to claim or notice under Section 15.1 or 15.2, as applicable in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Credit Facility Lender shall not thereafter be required to make any such transfer and assignment hereunder.  Each Credit Facility Lender hereby grants to Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Credit Facility Lender as assignor, any Commitment Assignment and Acceptance necessary to effectuate any assignment of such Credit Facility Lender’s interests hereunder in the circumstances contemplated by this paragraph.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Credit Facility Lender in connection with any such filing or assignment, delegation and transfer; provided that Borrower shall not pay any such costs and expenses incurred by any Credit Facility Lender who has defaulted on its obligations to make loans or other extensions of credit.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWER:

WILLIS LEASE FINANCE CORPORATION,
a Delaware corporation

By:	/s/ Dean M. Poulakidas
Name:	Dean M. Poulakidas
Title:	Senior Vice President

ADMINISTRATIVE AGENT AND SECURITY AGENT:

MUFG UNION BANK, N.A.

By:	/s/ Kevin Sullivan
Name:	Kevin Sullivan
Title:	Director

CO-SYNDICATION AGENT AND LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Russell Mcclymont
Name:	Russell Mcclymont
Title:	Sr. Vice President

CO-SYNDICATION AGENT AND LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Carlos Lua
Name:	CARLOS LUA
Title:	Vice President

DOCUMENTATION AGENT AND LENDER:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Ronald S. Robinson
Name:	Ronald S. Robinson
Title:	Vice President

LENDER AND SWING LINE LENDER:

MUFG UNION BANK, N.A.

By:	/s/ Kevin Sullivan
Name:	Kevin Sullivan
Title:	Director

LENDER:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Maria Rodriguez
Name:	Maria Rodriguez
Title:	Director

By:	/s/ Brian Bolotin
Name:	Brian Bolotin
Title:	Managing Director

LENDER:

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Christopher M. Ames
Name:	Christopher M. Ames
Title:	Senior Vice President 19275
Commercial Banking
HSBC Bank USA, N.A.

LENDER:

CITY NATIONAL BANK, A NATIONAL BANKING ASSOCIATION

By:	/s/ Jeanine Smith
Name:	Jeanine Smith
Title:	Senior Vice President

LENDER:

THE HUNTINGTON NATIONAL BANK

By:	/s/ Stephanie McDole
Name:	Stephanie McDole
Title:	Staff Officer

LENDER:

UMPQUA BANK

By:	/s/ Bruce J. Mettel
Name:	Bruce J. Mettel
Title:	Vice President

LENDER:

CAPITAL ONE, N.A.

By:	/s/ Young Son
Name:	Young Son
Title:	Director Portfolio Management

LENDER:

CRÉDIT INDUSTRIEL ET COMMERCIAL

By:	/s/ Andrew McKuin
Name:	Andrew McKuin
Title:	Managing Director

By:	/s/ Adrienne Molloy
Name:	Adrienne Molloy
Title:	Managing Director

LENDER:

APPLE BANK FOR SAVINGS

By:	/s/ Jonathan C. Byron
Name:	Jonathan C. Byron
Title:	Senior Vice President
Export Credit & Corporate Finance

LENDER:

CIT BANK, N.A.

By:	/s/ Chuck Ramanujam
Name:	Chuck Ramanujam
Title:	Managing Director

Exhibit A

Form of Borrowing Base Certificate

[Appended.]

BORROWING BASE CERTIFICATE

To:MUFG UNION BANK, as Administrative Agent

This Borrowing Base Certificate (“Certificate”) is delivered pursuant to that certain Third Amended and Restated Credit Agreement dated as of April 20, 2016, between Willis Lease Finance Corporation, a Delaware corporation (“Borrower”), MUFG Union Bank, N.A., together with any other Lender thereunder from time to time (collectively, the “Lenders” and individually, a “Lender”) and MUFG Union Bank, N.A., as administrative agent (in such capacity, “Administrative Agent”), as the Swing Line Lender (in such capacity, “Swing Line Lender”), Security Agent (in such capacity, “Security Agent”), and Joint Lead Arranger and Joint Bookrunner, Bank of America N.A., as Co-Syndication Agent (in such capacity, collectively with each other Co-Syndication Agent, “Syndication Agent”), Merrill Lynch, Pierce, Fenner And Smith Incorporated, as Joint Lead Arranger and Joint Bookrunner, Wells Fargo Bank, National Association, as Co-Syndication Agent (in such capacity, collectively with each other Co-Syndication Agent, “Syndication Agent”), Wells Fargo Securities, LLC, as Joint Lead Arranger and Joint Bookrunner, U.S. Bank National Association, as Documentation Agent (in such capacity, “Documentation Agent”), Joint Lead Arranger and Joint Bookrunner, Capital One, N.A., as Senior Managing Agent, and The Huntington National Bank, as Managing Agent (as amended from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement and not otherwise defined in this Certificate shall have the meanings defined for them in the Credit Agreement.  Section references herein relate to the Credit Agreement unless stated otherwise.  This Certificate covers the fiscal month ending        , 20   (the “Determination Date”), and is delivered to Administrative Agent pursuant to Section 8.1.5 of the Credit Agreement.

The following calculations determine the Borrowing Base and the Borrowing Availability as of the Determination Date under the Revolving Commitment described in the Credit Agreement and related Loan Documents.  Such calculations are derived from the Books and Records of Borrower in accordance with the relevant definitions of financial terms set forth in the Credit Agreement:

I. BORROWING BASE
(1) Eligible Engines (not Off-Lease for more than 180 days)
(i) Net Book Value of Eligible Engines that are not Off-Lease at such time and that have not been Off-Lease for more than 180 days	$
(ii) times [**]%		x	[**]
Total Eligible Engines (not Off-Lease) [(i) x (ii)]	$
(2) Eligible Engines (Off-Lease)
(i) Net Book Value of all other Eligible Engines	$
(ii) times [**]%		x	[**]

Total of Eligible Engines (Off-Lease) [(i) x (ii)]	$
(3) Eligible Equipment (not Off-Lease for more than 180 days)
(i) Net Book Value of Eligible Equipment that is not Off-Lease and that has not been Off-Lease for more than 180 days	$
(ii) times [**]%		x	[**]
Total Eligible Equipment (not Off-Lease) [(i) x (ii)]	$
(4) Eligible Equipment (Off-Lease)
(i) Net Book Value of all other Eligible Equipment	$
(ii) times [**]%		x	[**]
Total Eligible Equipment (Off-Lease) [(i) x (ii)]	$
(5) Eligible Saleable Assets
(i) Net Book Value of Eligible Saleable Assets	$
(ii) times [**]%		x	[**]
Total Eligible Saleable Assets [(i) x (ii)]	$
(6) Appraisal Adjustment to Borrowing Base
(i) Borrowing Base [Sum of Totals for (1), (2), (3), (4), and (5)]	$
less:
(ii) Appraisal adjustment (based on annual Appraisal (pursuant to definition of Borrowing Base (subsection x)), if applicable)	$
BORROWING BASE (Adjusted for Appraisal)	$
II. BORROWING AVAILABILITY
Borrower’s Borrowing Availability under the Revolving Commitment as of the Determination Date is calculated as the lesser of the following (1) and (2):
(1) Maximum Amount ($890,000,000.00 subject to Section 2.10 and Section 2.19)	$
And
(2) Borrowing Base

(i) Borrowing Base (Adjusted for Appraisal in Item 6 above) as of the Determination Date	$
BORROWING AVAILABILITY [Equals lesser of (1) and (2)]	$

[Signature on following page.]

This Certificate is executed on           , 20  , by the              of Borrower, an Authorized Signatory.  The undersigned hereby further certifies that each and every matter contained herein is derived from the Books and Records of Borrowers and is true and correct in all material respects.

of WILLIS LEASE FINANCE CORPORATION, a Delaware corporation

[Printed name]

Exhibit B

Form of Borrowing Notice

[Appended.]

BORROWING NOTICE

1.This BORROWING NOTICE is executed and delivered by Willis Lease Finance Corporation, a Delaware corporation (“Borrower”), to MUFG Union Bank, N.A. (“Administrative Agent”) pursuant to that certain Third Amended and Restated Credit Agreement dated as of April 20, 2016, between Borrower, MUFG Union Bank, N.A., together with any other Lender thereunder from time to time (collectively, the “Lenders” and individually, a “Lender”) and Administrative Agent, Union Bank, N.A., as the Swing Line Lender (in such capacity, “Swing Line Lender”), Security Agent (in such capacity, “Security Agent”), and Joint Lead Arranger and Joint Bookrunner, Bank of America N.A., as Co-Syndication Agent (in such capacity, collectively with each other Co-Syndication Agent, “Syndication Agent”), Merrill Lynch, Pierce, Fenner And Smith Incorporated, as Joint Lead Arranger and Joint Bookrunner, Wells Fargo Bank, National Association, as Co-Syndication Agent (in such capacity, collectively with each other Co-Syndication Agent, “Syndication Agent”), Wells Fargo Securities, LLC, as Joint Lead Arranger and Joint Bookrunner, U.S. Bank National Association, as Documentation Agent (in such capacity, “Documentation Agent”), Joint Lead Arranger and Joint Bookrunner, Capital One, N.A., as Senior Managing Agent, and The Huntington National Bank, as Managing Agent (as amended, extended, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Any terms used herein and not defined herein shall have the meanings set forth for such terms in the Credit Agreement.

2.Borrower hereby requests a Revolving Loan pursuant to the Credit Agreement as follows:

(a)        AMOUNT OF REQUESTED ADVANCE1:  $

(b)         DATE OF REQUESTED ADVANCE:

(c)        TYPE OF REQUESTED ADVANCE (Check one box):

☐BASE RATE LOAN

☐LIBOR RATE LOAN2, FOR A LIBOR LOAN PERIOD OF         MONTHS 3

3.In connection with this request, Borrower certifies that:

(a)After giving effect to such Advance, the aggregate amount of all Loans then outstanding shall not exceed the lesser of the (i) Maximum Amount and (ii) the Borrowing Base.

1 Each LIBOR Loan must be in a principal amount of at least $5,000,000.00 and in an integral multiple of $100,000.

2 Maximum of 10 tranches of LIBOR Loans collectively may be outstanding at once.

3 Specify whether 1, 2, 3 or 6-month Libor Loan Period.

(b)Now and as of the date of the requested Advance, except (i) for representations and warranties which expressly relate to a particular date or which are no longer true and correct as a result of a change permitted by the Credit Agreement or the other Loan Documents, or (ii) as disclosed by Borrower and approved in writing by Administrative Agent, each representation and warranty made by Borrower in Section 5 of the Credit Agreement will be true and correct in all material respects, both immediately before and after giving effect to such Advance, as though such representations and warranties were made on and as of that date;

(c)No circumstance or event has occurred that constitutes a Material Adverse Effect since the Closing Date; and

(d)No Default or Event of Default presently exists or will have occurred and be continuing as a result of the Borrowing requested hereunder.

4.This Borrowing Notice is executed on             , 20  , by an Authorized Signatory of Borrower.  The undersigned, in such capacity, hereby certifies, on behalf of Borrower, each and every matter contained herein to be true and correct.

WILLIS LEASE FINANCE CORPORATION,
a Delaware corporation

By:
Name:
Title:

Exhibit C

Form of Commitment Assignment and Acceptance

[Appended.]

COMMITMENT ASSIGNMENT AND ACCEPTANCE AGREEMENT

This COMMITMENT ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of                , 20   is made between                          (the “Assignor”) and                         (the “Assignee”).

RECITALS

WHEREAS, the Assignor is party to that certain Third Amended and Restated Credit Agreement dated as of April 20, 2016, between Willis Lease Finance Corporation, a Delaware corporation (“Borrower”), MUFG Union Bank, N.A., together with any other Lender thereunder from time to time (collectively, the “Lenders” and individually, a “Lender”) and MUFG Union Bank, N.A., as administrative agent (in such capacity, “Administrative Agent”), as the Swing Line Lender (in such capacity, “Swing Line Lender”), Security Agent (in such capacity, “Security Agent”), and Joint Lead Arranger and Joint Bookrunner, Bank of America N.A., as Co-Syndication Agent (in such capacity, collectively with each other Co-Syndication Agent, “Syndication Agent”), Merrill Lynch, Pierce, Fenner And Smith Incorporated, as Joint Lead Arranger and Joint Bookrunner, Wells Fargo Bank, National Association, as Co-Syndication Agent (in such capacity, collectively with each other Co-Syndication Agent, “Syndication Agent”), Wells Fargo Securities, LLC, as Joint Lead Arranger and Joint Bookrunner, U.S. Bank National Association, as Documentation Agent (in such capacity, “Documentation Agent”), Joint Lead Arranger and Joint Bookrunner, Capital One, N.A., as Senior Managing Agent, and The Huntington National Bank, as Managing Agent (the “Credit Agreement”).  All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Credit Agreement;

WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Revolving Loans (the “Committed Loans”) to the Borrower for Assignor’s Pro Rata Share of the Revolving Commitment in an aggregate amount not to exceed $            (the “Commitment”);

WHEREAS, [the Assignor has made Committed Loans in the aggregate principal amount of $            to the Borrower] [no Committed Loans are outstanding under the Credit Agreement];

WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, in an amount equal to $            (the “Assigned Amount”) on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1.         Assignment and Acceptance.

(a)Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance)     % (the “Assignee’s Percentage Share”) of (A) the Commitment of the Assignor, and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

(b)With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, with a Commitment in an amount equal to the Assigned Amount.  The Assignee agrees that it will perform in accordance with their terms all of the obligations which it is required to perform as a Lender under the Credit Agreement.  It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided that the Assignor shall not relinquish its rights under Sections 12.2 (Reimbursement and Expenses) and 12.3 (Indemnity) of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

(c)After giving effect to the assignment and acceptance set forth herein, on the Effective Date the Assignor’s Commitment will be $           (an amount equal to     % of the Revolving Commitment).

(d)After giving effect to the assignment and acceptance set forth herein, on the Effective Date the Assignee’s Commitment will be $           (an amount equal to     % of the Revolving Commitment).

2.         Payments.

(a)As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $          , representing the Assignee’s Percentage Share of the Principal amount of all Committed Loans.

(b)The [Assignor] [Assignee] further agrees to pay to Administrative Agent an administrative fee in the amount specified in Section 12.8.4 of the Credit Agreement.

(c)Administrative Agent shall retain all additional amounts paid by the Borrower as a commitment fee or as interest on the Committed Loans outstanding to the Borrower with respect to the Assignee’s Commitment.

3.         Reallocation of Payments.  Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment shall be for the account of the Assignor.  Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee.  Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4.         Independent Credit Decision.  The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, Agents or any Credit Facility Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

5.         Effective Date; Notices.

(a)        As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be           , 20   (the “Effective Date”); provided that the following conditions precedent have been satisfied on or before the Effective Date:

(i)           this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee and a copy shall have been delivered to Administrative Agent;

(ii)          the consent of Administrative Agent and Borrower (as applicable) required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iii)          the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

(iv)          the Assignee shall have complied with all terms and conditions for such assignment and otherwise as set forth in the Credit Agreement;

(v)           the administrative fee referred to in Section 12.8.4 of the Credit Agreement shall have been paid to Administrative Agent; and

(vi)          the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee’s Pro Rata Share of the rights and obligations of the Assignor under the Credit Agreement.

(b)        Notwithstanding the foregoing, the Effective Date of this Assignment and Acceptance shall not be earlier than five (5) Business Days after the date on which Administrative Agent receives a copy of the Assignment and Acceptance as set forth above.

[6.        Administrative Agent.  [INCLUDE ONLY IF THE ASSIGNOR IS ADMINISTRATIVE AGENT]

(a)        The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Administrative Agent by the Lenders pursuant to the terms of the Credit Agreement.

(b)        The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Administrative Agent under the Credit Agreement.]

7.         Withholding Tax.  The Assignee (a) represents and warrants to the Credit Facility Lenders, Administrative Agent and the Borrower that under applicable law and treaties no tax will be required to be withheld by the Lenders with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any state thereof) to Administrative Agent and the Borrower prior to the time that Administrative Agent or the Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W‑8BEN or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax and all payments hereunder) and agrees to provide new Forms W‑8BEN or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8.         Representations and Warranties.

(a)The Assignor represents and warrants to the Assignee that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b)The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto.  The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower, or the performance or observance by the Borrower, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

(c)The Assignee represents and warrants to the Assignor that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles; and (iv) it is an Eligible Assignee.

9.         Further Assurances.  The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and to take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrower or Administrative Agent, which may be required in connection with the assignment and acceptance contemplated hereby.

10.       Miscellaneous.

(a)Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto.  No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

(b)All payments made hereunder shall be made without any set-off or counterclaim.

(c)The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d)This Assignment and Acceptance may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e)THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  The Assignor and the Assignee each irrevocably submit to the non-exclusive jurisdiction of any State or Federal court sitting in New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York

State or Federal court.  Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(f)THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER ORAL OR WRITTEN).

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Title:
By:
Title:
Address:

[ASSIGNEE]

By:
Title:
By:
Title:
Address:

Exhibit D

Form of Compliance Certificate

[Appended]

COMPLIANCE CERTIFICATE

To:MUFG UNION BANK, N.A., as Administrative Agent

This Compliance Certificate (this “Certificate”) is delivered pursuant to that certain Third Amended and Restated Credit Agreement dated as of April 20, 2016, between Willis Lease Finance Corporation, a Delaware corporation (“Borrower”), MUFG Union Bank, N.A., together with any other Lender thereunder from time to time (collectively, the “Lenders” and individually, a “Lender”) and MUFG Union Bank, N.A., as administrative agent (in such capacity, “Administrative Agent”), as the Swing Line Lender (in such capacity, “Swing Line Lender”), Security Agent (in such capacity, “Security Agent”), and Joint Lead Arranger and Joint Bookrunner, Bank of America N.A., as Co-Syndication Agent (in such capacity, collectively with each other Co-Syndication Agent, “Syndication Agent”), Merrill Lynch, Pierce, Fenner And Smith Incorporated, as Joint Lead Arranger and Joint Bookrunner, Wells Fargo Bank, National Association, as Co-Syndication Agent (in such capacity, collectively with each other Co-Syndication Agent, “Syndication Agent”), Wells Fargo Securities, LLC, as Joint Lead Arranger and Joint Bookrunner, U.S. Bank National Association, as Documentation Agent (in such capacity, “Documentation Agent”), Joint Lead Arranger and Joint Bookrunner, Capital One, N.A., as Senior Managing Agent, and The Huntington National Bank, as Managing Agent (as amended from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement and not otherwise defined in this Certificate shall have the meanings defined for them in the Credit Agreement.  Section references herein relate to the Credit Agreement unless stated otherwise.

This Certificate is delivered to Administrative Agent by Borrower in accordance with Section 8 of the Credit Agreement.  This Certificate is delivered with respect to the Fiscal Quarter ended                  , 20   (“Determination Date”).  Computations and other information indicating compliance with respect to the covenants contained in Sections 6.14.1,  6.14.2 and 6.14.3 of the Credit Agreement are set forth below:

I. Section 6.14.1: Minimum Pre-Tax Income.[4]
(a)As of the Determination Date, Pre-Tax Income (as calculated below) was:	$
(b)Minimum required:		$5,000,000
(c)Net Income for the most recently completed Fiscal Year[5]:	$

4 Required only for each Fiscal Year.

5 Without giving any effect to any reduction thereto on account of dividends or other Distributions paid or payable with respect to such Fiscal Year.

(d)Aggregate amount of federal and state taxes on or measured by income of Borrower and its Subsidiaries for such Fiscal Year (whether or not payable during such Fiscal Year):	$
(e)Aggregate amount of federal and state credits against taxes on or measured by income of Borrower and its Subsidiaries for such Fiscal Year (whether or not usable during such Fiscal Year):	$

(f)any non-recurring expenses, charges, accruals, reserves, transaction costs, fees, losses, expenses (including expenses for third party professional advisors) and intangibles (including those with respect to any amendment or waiver of loan documents governing Permitted Indebtedness or Indebtedness of any Excluded Subsidiary) payable in connection with a Permitted Change in Control:

$
Equals Pre-Tax Income[sum of (c) plus (d) less (e) plus (f)]:	$
II. Section 6.14.2: Leverage Ratio.
(a) As of the Determination Date, the Leverage Ratio (as calculated below) was:		: 1.00
(b) Maximum Permitted:		4.25 : 1.00
(c) The Leverage Ratio was computed as follows:
(i) Total Debt as of the Determination Date[6]	$
divided by:
(ii) Tangible Net Worth as of the Determination Date, determined as follows:	$
(A) total assets	$
less:
(B) total liabilities	$
less:

6 All Indebtedness of Borrower and its consolidated Subsidiaries, including, without limitation, Partial Recourse Debt and Subordinated Obligations but excluding Non-Recourse Debt.

(C) intangibles (excluding (i) gains and losses from fair value of derivatives charges whether or not included in other comprehensive income or net income and (ii) any non-recurring expenses, charges, accruals, reserves, transaction costs, fees, losses, expenses (including expenses for third party professional advisors) and intangibles (including those with respect to any amendment or waiver of loan documents governing Permitted Indebtedness or Indebtedness of any Excluded Subsidiary) payable in connection with a Permitted Change in Control), on the Determination Date

$
(d) Equals Tangible Net Worth [sum of (A) less (B) & (C)]	$
Equals Leverage Ratio [(c)(i)÷(d)]		: 1.00
III. Section 6.14.3: Minimum Ratio of EBITDA to Consolidated Interest.
(a) As of the Determination Date, the Ratio of EBITDA to Consolidated Interest (as calculated below) was:		: 1.00
(b) Minimum Required:		2.25: 1.00
(c) The Ratio of EBITDA to Consolidated Interest was computed as follows:
(i)Net Income for that period	$
plus:
(ii)any non‑operating non‑recurring loss reflected in such Net Income	$
minus:
(iii)any non‑operating non‑recurring gain reflected in such Net Income	$
plus:
(iv)interest expense of Borrower and its Subsidiaries for that period, including net payment obligations pursuant to Interest Rate Protection Agreements	$
plus:

(v)the aggregate amount of federal and state taxes on or measured by income of Borrower and its Subsidiaries for that period (whether or not payable during that period)	$
minus:
(vi)the aggregate amount of federal and state credits against taxes on or measured by income of Borrower and its Subsidiaries for that period (whether or not usable during that period).	$
plus:
(vii)depreciation, amortization and Engine or Equipment write-downs of Borrower and its Subsidiaries for that period, in each case as determined in accordance with GAAP, consistently applied	$
plus:

(viii)any non-recurring expenses, charges, accruals, reserves, transaction costs, fees, losses, expenses (including expenses for third party professional advisors) and intangibles (including those with respect to any amendment or waiver of loan documents governing Permitted Indebtedness or Indebtedness of any Excluded Subsidiary) payable in connection with a Permitted Change in Control

$
(ix)Equals EBITDA [the sum of (i) through (viii)]	$
divided by:

(x)       Consolidated Interest:  all interest, fees, charges and related expenses (in each case as such expenses are calculated according to GAAP) paid or payable (without duplication) for that fiscal period to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered “interest expense” under GAAP

$
(xi) Ratio of EBITDA divided by Consolidated Interest [(ix) divided by (x)]		: 1.00

IV. Section 6.14.4: Minimum Ratio of EBITDA to Non-Consolidated Interest.

(a)As of the Determination Date, the Ratio of EBITDA (excluding EBITDA of Special Purpose Financing Vehicles and any Investments in any Person that is not a Subsidiary (whether or not such Person is deemed to be an Excluded Subsidiary) but including dividends from Special Purpose Financing Vehicles included in Net Income) to Non-Consolidated Interest (as calculated below) was:

: 1.00
(b)Minimum Required:		2.25: 1.00

(c)The Ratio of EBITDA (excluding EBITDA of Special Purpose Financing Vehicles and any Investments in any Person that is not a Subsidiary (whether or not such Person is deemed to be an Excluded Subsidiary) but including dividends from Special Purpose Financing Vehicles included in Net Income) to Non-Consolidated Interest was computed as follows:

(i)Net Income for that period	$
plus:
(ii)any non‑operating non‑recurring loss reflected in such Net Income	$
minus:
(iii)any non‑operating non‑recurring gain reflected in such Net Income	$
plus:
(iv)interest expense of Borrower and its Subsidiaries for that period, including net payment obligations pursuant to Interest Rate Protection Agreements	$
plus:
(v)the aggregate amount of federal and state taxes on or measured by income of Borrower and its Subsidiaries for that period (whether or not payable during that period)	$
minus:

(vi)the aggregate amount of federal and state credits against taxes on or measured by income of Borrower and its Subsidiaries for that period (whether or not usable during that period).	$
plus:
(vii)depreciation, amortization and Engine or Equipment write-downs of Borrower and its Subsidiaries for that period, in each case as determined in accordance with GAAP, consistently applied	$
plus:

(viii)any non-recurring expenses, charges, accruals, reserves, transaction costs, fees, losses, expenses (including expenses for third party professional advisors) and intangibles (including those with respect to any amendment or waiver of loan documents governing Permitted Indebtedness or Indebtedness of any Excluded Subsidiary) payable in connection with a Permitted Change in Control

(ix)Equals EBITDA [the sum of (i) through (viii)]	$
divided by:

(x)        Non-Consolidated Interest:  for Borrower only:  all interest, fees, charges and related expenses (in each case as such expenses are calculated according to GAAP) paid or payable (without duplication) for that fiscal period to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered “interest expense” under GAAP

$
Ratio of EBITDA divided by Non-Consolidated Interest [(ix) divided by (x)]		: 1.00

A review of the activities of Borrower during the fiscal period covered by this Certificate has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all of its Obligations.  To the best knowledge of the undersigned, during the fiscal period covered by this Certificate, all covenants and conditions have been so performed and observed and no Default or Event of Default has occurred and is continuing, with the exceptions set forth below in response to which Borrower has taken or proposes to take the following actions (if none, so state).

The undersigned an Authorized Signatory of Borrower certifies that the calculations made and the information contained herein are derived from the Books and Records of Borrower, as applicable, and that each and every matter contained herein correctly reflects those Books and Records.

To the best knowledge of the undersigned no event or circumstance has occurred that constitutes a Material Adverse Effect since the date the most recent Compliance Certificate was executed and delivered, with the exceptions set forth below (if none, so state).

This Certificate is executed on           , 20  , by the                     of Borrower, an Authorized Signatory.

of WILLIS LEASE FINANCE CORPORATION, a Delaware corporation

[Printed name]

Exhibit E

Form of Subsidiary Mortgage and Security Agreement

[Appended]

E-1

Exhibit F

Form of Beneficial Interest Pledge Agreement

[Appended]

F-1

Exhibit G

Form of Owner Trustee Mortgage and Security Agreement

[Appended]

G-1

Exhibit H

Form of Owner Trustee Guaranty

[Appended]

H-1

Exhibit I

Form of Leasing Subsidiary Security Assignment

[Appended]

I-1

Exhibit J

Form of Subsidiary Guaranty

[Appended]

J-1

Exhibit K

Form of Trust Agreement

[Appended]

K-1

Exhibit L

Form of Placard

Placard to be used for Engines owned by Owner Trustee:

THIS ENGINE IS OWNED BY AND LEASED FROM WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, AS OWNER TRUSTEE, AND IS SUBJECT TO A FIRST PRIORITY SECURITY INTEREST IN FAVOR OF ONE OR MORE FINANCIAL INSTITUTIONS.

C/O Willis Lease Finance Corporation, as Servicer
773 San Marin Drive, Suite 2215
Novato, CA 94998
415-408-4700

Placard to be used for Engines owned by Borrower:

THIS ENGINE IS OWNED BY WILLIS LEASE FINANCE CORPORATION, OR AN AFFILIATE, AND IS SUBJECT TO A FIRST PRIORITY SECURITY INTEREST IN FAVOR OF ONE OR MORE FINANCIAL INSTITUTIONS.

Willis Lease Finance Corporation
773 San Marin Drive, Suite 2215
Novato, CA 94998
415-408-4700

L-1

Schedule 1.1d

Liens of Record

Liens in favor of Norddeutsche Landesbank Girozentrale, as lender on the following equipment:

One CFM56-7B aircraft engine bearing MSN [**]

One CFM56-7B aircraft engine bearing MSN [**]

One V2500-A aircraft engine bearing MSN [**]

Liens in favor of U.S. Bank National Association Acting through its Division U.S. Bank Equipment Finance on (1) one Bombardier Inc. Model BD-700-1A10 (Global Express) aircraft bearing MSN [**] and (2) two Rolls Royce Deutschland Ltd & Co KG model BR 700-710A2-20 aircraft engines bearing MSNs [**] and [**].

Schedule 1.1d – Page 1

Schedule 1.1e

Schedule of Documents

Third Amended and Restated Credit Agreement

Amended and Restated Revolving Notes for each of the Lenders

Amended and Restated Swing Line Note

Affirmation of Owner Trustee Mortgage and Security Agreements and Owner Trustee Guaranties

Affirmation of Leasing Subsidiary Guaranty and Lease Security Assignments (Willis Lease (Ireland) Limited)

Affirmation of Subsidiary Guaranty and Beneficial Interest Pledge and Security Agreement (West Engine Funding LLC)

Affirmation of Leasing Subsidiary Guaranty (West Engine Funding (Ireland) Limited)

Affirmation of Subsidiary Guaranty (Willis Aeronautical Services, Inc.)

Affirmation of Leasing Guaranty and Lease Security Assignment (WLFC (Ireland) Limited)

Stock Pledge Agreement (Willis Lease (China) Limited)

Amendment No. 3 to Security Agreement

Schedule 1.1e – Page 1

Schedule 2.1

Revolving Commitment – Pro Rata Share

Lender	Commitment	Pro Rata Share
MUFG Union Bank, N.A.	$150,000,000.00	16.853932584%
Bank of America, N.A	$150,000,000.00	16.853932584%
Wells Fargo Bank, National Association	$100,000,000.00	11.235955056%
U.S. Bank National Association	$90,000,000.00	10.112359551%
Capital One, N.A.	$75,000,000.00	8.426966292%
The Huntington National Bank	$60,000,000.00	6.741573034%
Credit Agricole Corporate and Investment Bank	$50,000,000.00	5.617977528%
City National Bank	$50,000,000.00	5.617977528%
Umpqua Bank	$40,000,000.00	4.494382022%
HSBC Bank USA, National Association	$40,000,000.00	4.494382022%
Apple Bank for Savings	$30,000,000.00	3.370786517%
Crédit Industriel et Commercial	$30,000,000.00	3.370786517%
CIT Bank, N.A.	$25,000,000.00	2.808988764%
TOTAL	$890,000,000.00	100.000000000%

Schedule 2.1 – Page 1

Schedule 5.2

Executive Offices; Corporate or Other Names; Conduct of Business

Willis Lease Finance Corporation – Corporate Headquarters

773 San Marin Drive, Ste. 2215

Novato, CA 94945

Willis Lease Finance Corporation – Technical office

6495 Marindustry Place
San Diego, CA 92121

Willis Lease Finance Corporation – London Office
34 St. James's Street, 2nd Floor
London, SW1A 1HD, UK

Willis Aviation Finance Limited – Office of Irish Subsidiary
3rd Floor
12/13 Exchange Place
IFSC
Dublin 1

Willis Aeronautical Services, Inc.

2035 High Ridge Road

Boynton Beach, FL 33426

McAfee & Taft – Collateral Custodian

Attn: Erin M. Van Laanen

10th Floor, Two Leadership Square

211 N Robinson Ave

Oklahoma City, OK 73102

Schedule 5.2 – Page 1

Schedule 5.5

Subsidiaries

Wholly-Owned Subsidiaries	State or Jurisdiction of Incorporation
Facility Engine Acquisition LLC*	Delaware; limited liability company
Willis Engine Securitization Trust II*	Delaware; business trust
West Engine Acquisition LLC*	Delaware; limited liability company
WEST Engine Funding LLC	Delaware; limited liability company
WEST Engine Funding (Ireland) Limited	Rep. of Ireland; limited liability company
West Engine Securitization (Ireland) Limited*	Rep. of Ireland; limited liability company
Willis Lease (Ireland) Limited	Rep. of Ireland; limited liability company
WLFC (Ireland) Limited	Rep. of Ireland; limited liability company
WLFC Funding (Ireland) Limited*	Rep. of Ireland; limited liability company
Willis Aviation Finance Limited*	Rep. of Ireland; limited liability company
Willis Lease France*	France; Société par actions simplifiées (SAS)
Willis Lease (China) Limited*	People’s Republic of China; limited liability company
Willis Aeronautical Services, Inc.	Delaware corporation
Willis Singapore Pte. Ltd.*	Rep. of Singapore; private company

Other Non-Subsidiary Equity Interests	Percentage Interest
Willis Mitsui & Co Engine Support Limited* (Limited company formed under the laws of the Republic of Ireland)	50.0%
CASC Willis Engine Lease Company Limited*	50%

* Excluded Subsidiary

Schedule 5.5 – Page 1

Schedule 5.7

No Other Liabilities; No Material Adverse Changes

None.

Schedule 5.7 – Page 1

Schedule 5.9

Trade Names

Willis Leasing

Willis Lease

WLFC

Schedule 5.9 – Page 1

Schedule 5.10

Litigation

None.

Schedule 5.10 – Page 1

Schedule 5.17

Hazardous Materials

None.

Schedule 5.17 – Page 1

Schedule 5.21

Depreciation Policies

The Borrower generally depreciates engines on a straight-line basis over 15 years to a 55% residual value. Spare parts packages are generally depreciated on a straight-line basis over 15 years to a 25% residual value. Airframes are generally depreciated on a straight-line basis over 13-20 years to a 15%-17% residual value. Major overhauls paid for by the Borrower, which improve functionality or extend the original useful life, are capitalized and depreciated over the shorter of the estimated period to the next overhaul (“deferral method”) or the remaining useful life of the equipment. The Borrower does not accrue for planned major maintenance. For equipment which is unlikely to be repaired at the end of its current expected life, and is likely to be disassembled upon lease termination, the Borrower depreciates the equipment over its estimated life to a residual value based on an estimate of the wholesale value of the parts after disassembly. If useful lives or residual values are lower than those estimated by the Borrower, upon sale of the equipment, a loss may be realized. It is the Borrower’s policy to review estimates regularly to more accurately expense the cost of equipment over the useful life of the engines.

Schedule 5.21 – Page 1

Schedule 5.23

Eligible Engines and Equipment as of the Closing Date

	MSN	Equipment Type	Owner	Leased as of Closing Date	Lessee	Location of Chattel Paper Original
1.	[**]	APU	[**]	[**]	[**]	[**]
2.	[**]	ATR72	[**]	[**]	[**]	[**]
3.	[**]	ATR72	[**]	[**]	[**]	[**]
4.	[**]	ATR72	[**]	[**]	[**]	[**]
5.	[**]	ATR72	[**]	[**]	[**]	[**]
6.	[**]	737NG	[**]	[**]	[**]	[**]
7.	[**]	737NG	[**]	[**]	[**]	[**]
	[**]	CFM56-7B	[**]	[**]	[**]	[**]
	[**]	CFM56-7B	[**]	[**]	[**]	[**]
8.	[**]	737NG	[**]	[**]	[**]	[**]
	[**]	CFM56-7B	[**]	[**]	[**]	[**]
	[**]	CFM56-7B	[**]	[**]	[**]	[**]
9.	[**]	Trent 772B	[**]	[**]	[**]	[**]
10.	[**]	PW121	[**]	[**]	[**]	[**]
11.	[**]	PW121	[**]	[**]	[**]	[**]
12.	[**]	PW124	[**]	[**]	[**]	[**]
13.	[**]	PW121	[**]	[**]	[**]	[**]
14.	[**]	PW121	[**]	[**]	[**]	[**]
15.	[**]	PW120	[**]	[**]	[**]	[**]
16.	[**]	PW121	[**]	[**]	[**]	[**]
17.	[**]	PW121	[**]	[**]	[**]	[**]
18.	[**]	PW123	[**]	[**]	[**]	[**]
19.	[**]	PW123	[**]	[**]	[**]	[**]
20.	[**]	PW123E	[**]	[**]	[**]	[**]
21.	[**]	PW124B	[**]	[**]	[**]	[**]
22.	[**]	PW124	[**]	[**]	[**]	[**]
23.	[**]	PW124	[**]	[**]	[**]	[**]
24.	[**]	PW124B	[**]	[**]	[**]	[**]
25.	[**]	PW127	[**]	[**]	[**]	[**]

Schedule 5.23 – Page 1

	MSN	Equipment Type	Owner	Leased as of Closing Date	Lessee	Location of Chattel Paper Original
26.	[**]	PW127	[**]	[**]	[**]	[**]
27.	[**]	PW127	[**]	[**]	[**]	[**]
28.	[**]	PW127	[**]	[**]	[**]	[**]
29.	[**]	PW127	[**]	[**]	[**]	[**]
30.	[**]	PW127	[**]	[**]	[**]	[**]
31.	[**]	PW127	[**]	[**]	[**]	[**]
32.	[**]	PW127	[**]	[**]	[**]	[**]
33.	[**]	PW127	[**]	[**]	[**]	[**]
34.	[**]	CF34-8C5	[**]	[**]	[**]	[**]
35.	[**]	CF34-10E	[**]	[**]	[**]	[**]
36.	[**]	CF34-10E	[**]	[**]	[**]	[**]
37.	[**]	CF34-10E7	[**]	[**]	[**]	[**]
38.	[**]	CFM56-5C4	[**]	[**]	[**]	[**]
39.	[**]	CFM56-5C4	[**]	[**]	[**]	[**]
40.	[**]	CFM56-5C4	[**]	[**]	[**]	[**]
41.	[**]	CFM56-5C4	[**]	[**]	[**]	[**]
42.	[**]	CFM56-5B	[**]	[**]	[**]	[**]
43.	[**]	CFM56-5B	[**]	[**]	[**]	[**]
44.	[**]	CFM56-5B4/P	[**]	[**]	[**]	[**]
45.	[**]	CFM56-5B4	[**]	[**]	[**]	[**]
46.	[**]	CFM56-5B	[**]	[**]	[**]	[**]
47.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
48.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
49.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
50.	[**]	CF6-80C2B4	[**]	[**]	[**]	[**]
51.	[**]	CFM56-5B	[**]	[**]	[**]	[**]
52.	[**]	CFM56-5B4/3	[**]	[**]	[**]	[**]
53.	[**]	CFM56-5B4/3	[**]	[**]	[**]	[**]
54.	[**]	CFM56-5B	[**]	[**]	[**]	[**]
55.	[**]	CF6-80C2B4	[**]	[**]	[**]	[**]
56.	[**]	CFM56-3C1	[**]	[**]	[**]	[**]
57.	[**]	CFM56-3C1	[**]	[**]	[**]	[**]
58.	[**]	CFM56-3C1	[**]	[**]	[**]	[**]

Schedule 5.23 – Page 2

	MSN	Equipment Type	Owner	Leased as of Closing Date	Lessee	Location of Chattel Paper Original
59.	[**]	PW4056	[**]	[**]	[**]	[**]
60.	[**]	PW4062-3	[**]	[**]	[**]	[**]
61.	[**]	PW4168A	[**]	[**]	[**]	[**]
62.	[**]	CFM56-5C4	[**]	[**]	[**]	[**]
63.	[**]	CFM56-5C4	[**]	[**]	[**]	[**]
64.	[**]	CFM56-5C4	[**]	[**]	[**]	[**]
65.	[**]	CFM56-5C4/P	[**]	[**]	[**]	[**]
66.	[**]	CFM56-5C4	[**]	[**]	[**]	[**]
67.	[**]	CFM56-5C4	[**]	[**]	[**]	[**]
68.	[**]	CFM56-5C4	[**]	[**]	[**]	[**]
69.	[**]	CFM56-5B4	[**]	[**]	[**]	[**]
70.	[**]	CFM56-5B	[**]	[**]	[**]	[**]
71.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
72.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
73.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
74.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
75.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
76.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
77.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
78.	[**]	CFM56-7B24/3	[**]	[**]	[**]	[**]
79.	[**]	CF6-80C2B4	[**]	[**]	[**]	[**]
80.	[**]	CF6-80E1A4B	[**]	[**]	[**]	[**]
81.	[**]	CFM56-3C1	[**]	[**]	[**]	[**]
82.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
83.	[**]	CF34-3B1	[**]	[**]	[**]	[**]
84.	[**]	CF34-3B1	[**]	[**]	[**]	[**]
85.	[**]	CF34-3B1	[**]	[**]	[**]	[**]
86.	[**]	CF34-3B1	[**]	[**]	[**]	[**]
87.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
88.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
89.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
90.	[**]	CFM56-7B	[**]	[**]	[**]	[**]

Schedule 5.23 – Page 3

	MSN	Equipment Type	Owner	Leased as of Closing Date	Lessee	Location of Chattel Paper Original
91.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
92.	[**]	CFM56-7B26/3	[**]	[**]	[**]	[**]
93.	[**]	CFM56-7B26	[**]	[**]	[**]	[**]
94.	[**]	CFM56-7B26	[**]	[**]	[**]	[**]
95.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
96.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
97.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
98.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
99.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
100.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
101.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
102.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
103.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
104.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
105.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
106.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
107.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
108.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
109.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
110.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
111.	[**]	CFM56-7B	[**]	[**]	[**]	[**]
112.	[**]	CF34-10E7	[**]	[**]	[**]	[**]
113.	[**]	CF34-10E7	[**]	[**]	[**]	[**]
114.	[**]	CF34-10E7	[**]	[**]	[**]	[**]
115.	[**]	CF34-10E	[**]	[**]	[**]	[**]
116.	[**]	QEC	[**]	[**]	[**]	[**]
117.	[**]	E-190	[**]	[**]	[**]	[**]
	[**]	CF34-10E7	[**]	[**]	[**]	[**]
	[**]	CF34-10E7	[**]	[**]	[**]	[**]
118.	[**]	E-190	[**]	[**]	[**]	[**]
	[**]	CF34-10E7	[**]	[**]	[**]	[**]
	[**]	CF34-10E7	[**]	[**]	[**]	[**]

Schedule 5.23 – Page 4

	MSN	Equipment Type	Owner	Leased as of Closing Date	Lessee	Location of Chattel Paper Original
119.	[**]	PW123	[**]	[**]	[**]	[**]
120.	[**]	PW124	[**]	[**]	[**]	[**]
121.	[**]	PW127F	[**]	[**]	[**]	[**]
122.	[**]	PW127	[**]	[**]	[**]	[**]
123.	[**]	PW127F	[**]	[**]	[**]	[**]
124.	[**]	PW127F	[**]	[**]	[**]	[**]
125.	[**]	PW127F	[**]	[**]	[**]	[**]
126.	[**]	PW127F	[**]	[**]	[**]	[**]
127.	[**]	PW127M	[**]	[**]	[**]	[**]
128.	[**]	PW127	[**]	[**]	[**]	[**]
129.	[**]	PW150	[**]	[**]	[**]	[**]
130.	[**]	PW150	[**]	[**]	[**]	[**]
131.	[**]	PW150	[**]	[**]	[**]	[**]
132.	[**]	PW150	[**]	[**]	[**]	[**]
133.	[**]	PW150	[**]	[**]	[**]	[**]
134.	[**]	PW150	[**]	[**]	[**]	[**]
135.	[**]	PW150	[**]	[**]	[**]	[**]
136.	[**]	APU	[**]	[**]	[**]	[**]
137.	[**]	APU	[**]	[**]	[**]	[**]
138.	[**]	APU	[**]	[**]	[**]	[**]
139.	[**]	APU	[**]	[**]	[**]	[**]
140.	[**]	V2500-A	[**]	[**]	[**]	[**]
141.	[**]	V2500-A	[**]	[**]	[**]	[**]
142.	[**]	V2500-A	[**]	[**]	[**]	[**]
143.	[**]	V2500-A	[**]	[**]	[**]	[**]
144.	[**]	V2500-A	[**]	[**]	[**]	[**]
145.	[**]	V2500-A	[**]	[**]	[**]	[**]
146.	[**]	V2500-A	[**]	[**]	[**]	[**]
147.	[**]	V2500-A	[**]	[**]	[**]	[**]
148.	[**]	V2500-A	[**]	[**]	[**]	[**]
149.	[**]	V2500-A	[**]	[**]	[**]	[**]
150.	[**]	V2500-A	[**]	[**]	[**]	[**]
151.	[**]	V2500-A	[**]	[**]	[**]	[**]

Schedule 5.23 – Page 5

	MSN	Equipment Type	Owner	Leased as of Closing Date	Lessee	Location of Chattel Paper Original
152.	[**]	V2500-A	[**]	[**]	[**]	[**]
153.	[**]	V2533-A5	[**]	[**]	[**]	[**]

Schedule 5.23 – Page 6

Schedule 7.10

Indebtedness and Guaranteed Indebtedness existing on the Closing Date

Creditor	Original Principal Amount / Notional Amount	Balance as of the Closing Date	Description
Norddeutsche Landesbank Girozentrale	[**]	[**]	[**]
U.S. Bank National Association	[**]	[**]	[**]

Schedule 7.10 – Page 1

Schedule 7.15

Investments Existing as of the Closing Date

1.Investments in each “Excluded Subsidiary” as defined in the Third Amended and Restated Credit Agreement

Schedule 7.15 – Page 1